      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 2001


                                                      REGISTRATION NO. 333-59054
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

           CHEVRON PHILLIPS CHEMICAL COMPANY LLC                         CHEVRON PHILLIPS CHEMICAL COMPANY LP
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                          DELAWARE                                                     DELAWARE
       (STATE OR OTHER JURISDICTION OF INCORPORATION)               (STATE OR OTHER JURISDICTION OF INCORPORATION)
                         73-1590261                                                   73-1587712
            (I.R.S. EMPLOYER IDENTIFICATION NO.)                         (I.R.S. EMPLOYER IDENTIFICATION NO.)
                            2800                                                         2800
  (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)     (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                       CHEVRON TOWER                                                CHEVRON TOWER
                    1301 MCKINNEY STREET                                         1301 MCKINNEY STREET
                   HOUSTON, TX 77010-3030                                       HOUSTON, TX 77010-3030
                       (713) 289-4100                                               (713) 289-4100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             CRAIG B. GLIDDEN, ESQ.
                                 CHEVRON TOWER
                              1301 MCKINNEY STREET
                             HOUSTON, TX 77010-3030
                                 (713) 289-4100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                  JEREMIAH L. THOMAS, III                                            STEPHEN R. JOHNSON, ESQ.
                 SIMPSON THACHER & BARTLETT                                               CHEVRON TOWER
                    425 LEXINGTON AVENUE                                         1301 MCKINNEY STREET, ROOM 3422
                  NEW YORK, NEW YORK 10017                                            HOUSTON, TX 77010-3030
                       (212) 455-2000                                                     (713) 289-4100

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ------------
                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS


                                  $500,000,000

                     CHEVRON PHILLIPS CHEMICAL COMPANY LLC
                      CHEVRON PHILLIPS CHEMICAL COMPANY LP
                            ------------------------

                       OFFER TO EXCHANGE ALL OUTSTANDING
                               7% NOTES DUE 2011
                                      FOR
                               7% NOTES DUE 2011
                        WHICH HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

                       ON JUNE 8, 2001, UNLESS EXTENDED.

                            ------------------------

THE EXCHANGE OFFER

- We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradeable.

- You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.


- The exchange offer expires at 5:00 p.m., New York City time, on June 8, 2001, unless extended. We do not currently intend to extend the expiration date.



- The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.



- We will not receive any proceeds from the exchange offer.


THE EXCHANGE NOTES

- The exchange notes are being offered in order to satisfy certain of our obligations under the registration rights agreement entered into in connection with the placement of the outstanding notes.

- The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradeable.

RESALES OF EXCHANGE NOTES

- The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS ON PAGE 16 BEFORE PARTICIPATING IN THE EXCHANGE OFFER.
                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


                     This Prospectus is dated May 10, 2001.

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
Notice To New Hampshire Residents.......    2
Industry Data...........................    2
Disclosure Regarding Forward-Looking
  Statements............................    3
Where You Can Find More Information.....    3
Prospectus Summary......................    5
Summary Historical and Pro Forma
  Financial Data........................   14
Risk Factors............................   16
Use of Proceeds.........................   22
Capitalization..........................   23
Unaudited Pro Forma Financial
  Information...........................   24
Selected Historical Financial Data......   26
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................   28
Business................................   38

                                          PAGE
                                          ----
Management..............................   56
Ownership...............................   61
The LLC Agreement.......................   62
The Contribution Agreement..............   66
Related Transactions....................   67
Description of Certain Indebtedness.....   69
The Exchange Offer......................   72
Description of The Exchange Notes.......   79
Certain United States Federal Income Tax
  Consequences To Non-United States
  Persons...............................   90
Plan of Distribution....................   90
Validity of Notes.......................   91
Experts.................................   91
Change in Certifying Accountants........   91
Index to Financial Statements...........  F-1

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY NOTES OFFERED BY THIS PROSPECTUS BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE THAT OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS OR THAT OF OUR SUBSIDIARIES OR THAT THE INFORMATION SET FORTH IN THIS PROSPECTUS IS CORRECT AS OF ANY DATE AFTER THE DATE OF THIS PROSPECTUS. YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS.

     Copies of the documents referred to in this prospectus may be obtained from us by writing to:

     CHEVRON PHILLIPS CHEMICAL COMPANY LLC
     CHEVRON PHILLIPS CHEMICAL COMPANY LP
     Chevron Tower
     1301 McKinney Street
     Houston, TX 77010-3030

     IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF US AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE EXCHANGE NOTES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     We are not making any representation to any offeree or purchaser of the notes offered by this prospectus regarding the legality of an investment by that offeree or purchaser under appropriate legal investment or similar laws. Each investor should consult with his or her own advisors as to the legal, tax, business, financial and related aspects of a purchase of the notes.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATION OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE OR CAUSE TO BE MADE TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                                 INDUSTRY DATA

     Market data throughout this prospectus was obtained from industry publications by Chemical Market Associates, Inc. ("CMAI"), Chem Systems and other sources. Unless otherwise stated, industry information is from publications or studies by Chem Systems. We have not verified any of the data from these sources. Statements regarding our industry or market positions or the positions of other companies in the industry, including rankings, are based on average annual production capacities or sales volumes, except capacities for our facilities, which are our estimates. In determining our capacities we have included not only our wholly-owned production facilities but, in addition, a share of production from any joint ventures in which we participate equal to our equity interest therein. We have based the estimates for our facilities on actual production volumes, current product mix and operating and maintenance practices. Unless otherwise stated, statements regarding rankings, capacities or similar matters relate to the year 2000.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this prospectus that we expect or anticipate will, should or may occur in the future, including, without limitation, statements included in this prospectus under the captions "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and located elsewhere in this prospectus regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other similar matters are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including, without limitation, the information discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus as well as other factors which might be described from time to time in our future filings with the SEC and additional factors which are beyond our control.

     Consequently, all of the forward-looking statements we make in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by any of those factors described above and in the documents containing those forward-looking statements. We do not assume any obligation to release publicly any updates or revisions to any forward-looking statement.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. You should refer to the registration statement for further information. This prospectus contains summaries, believed to be accurate in all material respects, of certain terms of certain agreements and other documents, but reference is made to the actual agreements and documents (copies of which will be made available upon request to us) for complete information with respect thereto, and all such summaries are qualified in their entirety by this reference.

     We are not currently subject to the informational requirements of the Securities Exchange Act of 1934. As a result of this offering of these securities, we will become subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and such other information with the Commission unless and until we obtain an exemption from such requirement. The registration statement, such other reports and other information can be inspected and copied at the Public Reference Section of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional public reference facilities maintained by the Securities and Exchange Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates by calling the Commission at 1-800-SEC-0330. Such material may be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).


     While the notes remain outstanding, we will make available, upon request, to any holder and any prospective purchaser thereof the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

                               PROSPECTUS SUMMARY

     This is a summary which highlights information contained elsewhere in this prospectus, and therefore is not complete and does not contain all the information that you should consider before investing in the exchange notes. Unless the context otherwise requires, the terms "CPC," "our," "we" and "us" refer to Chevron Phillips Chemical Company LLC and our subsidiaries as a combined entity, except where it is stated otherwise. Chevron Phillips Chemical Company LLC and our wholly-owned subsidiary, Chevron Phillips Chemical Company LP, are jointly issuing these exchange notes.

                                  OUR COMPANY

     Our company consists of the combined chemicals and plastics businesses and assets of Chevron Corporation ("Chevron"), excluding Chevron's Oronite division, and Phillips Petroleum Company ("Phillips" and together with Chevron, the "Owners"). We began operations on July 1, 2000. Chevron and Phillips have an extensive history in the chemicals and plastics industry dating back to 1942. We believe that the combination of their chemicals and plastics businesses has positioned us for growth by capturing cost savings, diversifying our products, rationalizing our feedstock and product distribution, and utilizing the best technologies and practices of our Owners.

     We are the world's fifth largest producer of ethylene. Ethylene is one of the chemical industry's most basic feedstocks. We are also the world's largest producer of cyclohexane, the fourth largest producer of paraxylene, and the fourth largest producer of polyethylene. In North America, we are the largest producer of polyethylene pipe and the third and fourth largest producer of paraxylene and styrene, respectively. Our production volumes in a variety of other feedstocks and products are substantial, both on a worldwide and North American basis. Due to our size, cost structure, financial strength and industry experience, we believe that we are well positioned to compete effectively in our industry.

     We have three primary business units: Olefins and Polyolefins; Aromatics; and Specialty Chemicals and Plastics. Our domestic chemicals and plastics plants are well positioned geographically for long-term, stable access to feedstocks. We sell and distribute our products through established and well-developed marketing and transportation networks.

     Internationally, we operate facilities in six different countries including Mexico, Belgium, Saudi Arabia, Singapore, China and South Korea. We are also building a major petrochemical facility in Qatar. Most of these plants are or will lie strategically located near their feedstock suppliers, with access to the largest markets for our products.

     On a combined pro forma basis for the twelve months ended December 31, 2000, we had total revenues of $7.6 billion, EBITDA of $505 million and a net loss of $28 million. Excluding the effects of special items, our pro forma net income would have been $186 million. Actual total assets at December 31, 2000, were $6.7 billion.

     Our principal executive offices are located at: Chevron Tower, 1301 McKinney Street, P.O. Box 3766, Houston, TX 77253-3706 (telephone number:
713-289-4100).

STRATEGY

     Our strategic goals are to be a market leader in each of our business segments, to achieve returns superior to those of our competitors, and to be consistently profitable despite the cyclical business environment in which we operate.

     In each of our product segments, we strive to achieve the following objectives:

     OPERATIONAL EXCELLENCE AND SAFETY. We intend to continue to operate our facilities efficiently and safely. We believe that safely-run, reliable operations are the cornerstone for improving margins, increasing production, and lowering overall costs. We have recently established a Safety Czar position for our Houston Chemical Complex, who will continuously review plant safety procedures at the facility. Five of our eight largest sites have received the Occupational Safety and Health Administration's ("OSHA") Star Status recognition award, which is the highest award under OSHA's Voluntary Protection Program. At our Houston Chemical Complex, which suffered a flash fire in 1999 and an explosion in 2000 prior to our formation, we have conducted a complete review of the K-Resin(R) manufacturing process, made design modifications, employed numerous specialized safety personnel, and developed comprehensive training programs to more effectively identify, assess, and improve safety and reduce risks. We believe that these measures will move the facility toward optimal safety levels.

     MODERN WORLD-SCALE PRODUCTION CENTERS. We intend to continue establishing large, modern production facilities in regions having reliable and secure access to low-cost feedstocks, which will allow competitive access to markets in Asia, Europe, the Middle East and Africa. Our U.S. Gulf Coast facilities are already well established. Our Qatari and Saudi Arabian ventures will allow us to improve our global feedstock position. Our announced joint venture with Solvay Polymers, which will result in the construction of the world's largest single-train polyethylene plant, will allow us to capture economies of scale. We will actively pursue the creation of similar production centers in other regions, and will expand existing facilities as rapidly as market demand will allow.

     COST REDUCTION. We expect to continue achieving significant cost savings and synergies from the combination of Chevron's and Phillips' chemicals and plastics operations. These savings will primarily come from improved production processes, materials, supplies and feedstock sourcing, enhanced distribution and marketing capabilities, and personnel reductions. Our strategy is to identify and employ, in each of our facilities, the best practices of each of our Owners. We will also seek to lower our cost structure by aggregating our purchasing requirements, whether for feedstocks, catalysts, chemicals or additives, or for engineering, construction and other services. We achieved approximately $46 million in synergies and savings in 2000. Our minimum target for annual recurring synergies is $150 million beginning in 2001.

     MAINTAIN TECHNOLOGY LEADERSHIP. Both the Chevron and the Phillips chemicals and plastics operations benefited from excellent process and product technology. Our strategy is to continue to leverage these benefits to gain competitive advantage in the market. We will continue to fund technology development, capture its value through internal use, and utilize the licensing of existing and new basic technologies for entry into international partnerships in strategic areas. We will maintain and enhance our ability to provide product technical assistance in support of our marketing activities.

     MAINTAIN MARKET LEADERSHIP. We focus on our customers and strive to deliver high-quality, reliable products and services. We intend to continue to develop "market standard" resins in our polyolefins business. In areas in which we have substantial market positions, such as ethylene, benzene and cyclohexane, we intend to reconfigure pipeline systems, make process improvements and otherwise streamline our operations so that we have the flexibility to utilize low-cost feedstocks, increase our plant yields and better serve our customers. We believe that our size and experience in the industry will continue to be an advantage as the industry evolves and develops.

COMPETITIVE STRENGTHS

     We believe that our competitive strengths provide us with a solid foundation for growing our asset base and profitability and improving our market position.

     LARGE, DIVERSIFIED PRODUCT PORTFOLIO. We have a broad range of product offerings in each of our business segments:

     - Olefins and Polyolefins;

     - Aromatics; and

     - Specialty Chemicals and Plastics.

     Through the combination of Chevron's and Phillips' chemicals and plastics businesses, we have increased the scale of production for many of our products. These include commodity chemicals and plastic products such as:

     - ethylene;

     - polyethylene;

     - propylene;

     - benzene;

     - styrene;

     - paraxylene;

     - cyclohexane;

     - cumene; and

     - polyethylene pipe.

     We have also broadened the range of specialty products we produce, such as:

     - acetylene black;

     - K-Resin(R) styrene-butadiene copolymer;

     - methyl mercaptan;

     - alpha olefins;

     - Ryton(R) polyphenylene sulfide;

     - polyalpha olefins;

     - higher margin specialty chemicals; and

     - polystyrene.

     STRONG OWNER SPONSORSHIP. We have the strategic commitment of our Owners to the success of our business. Neither Chevron nor Phillips can transfer its interest in us prior to July 1, 2003. Thereafter, each has a right of first refusal to purchase the entire interest of the Owner seeking to transfer its interest with respect to any such transfer. In addition, each Owner or their affiliate has entered into multiple long-term, market-price supply and offtake agreements with us for a major portion of our feedstocks with market-based terms. These contracts will remain in place for periods varying from 3 to up to 14 years. Both Phillips and Chevron have stated that we will be the primary vehicle by which they conduct their chemicals and plastics businesses.

     LEADING KEY PRODUCTS MARKET POSITION. We are a leading manufacturer of several key, basic chemicals and plastics products that are widely used in multiple industrial and consumer applications and end markets.

     - We are the fifth largest ethylene producer in the world;

     - We are the fourth largest polyethylene producer in the world;

     - We are the eighth largest styrene producer in the world and the fourth largest in North America;

     - We are the largest cyclohexane producer in the world;

     - We are the fourth largest paraxylene producer in the world;

     - We are North America's largest polyethylene pipe producer; and

     - We are the third largest alpha olefins producer in both the world and in North America.

     GLOBAL PRESENCE AND CAPABILITIES. Our main North American facilities are located along the U.S. Gulf Coast. Through these facilities we have access to stable, long-term feedstock supplies through some of the world's largest and most well-established pipeline networks and storage facilities. We own portions of these pipelines and storage caverns that connect various chemical plants on the U.S. Gulf Coast and, through various commercial arrangements, we have access to the system as a whole. Our products are distributed throughout North America and the world by pipeline, rail and ocean carriers. Our existing and under-construction international facilities are located close to their feedstock suppliers and are close to ports and pipelines which give them access to the markets they serve. Both our U.S. and international operations are supported by an experienced marketing organization, comprised of directly employed representatives, sales agents and distributors, located close to our customers in numerous cities throughout Europe, Asia, Latin America and the Middle East.

     SECURE FEEDSTOCK SUPPLY. We have developed an efficient and stable feedstock supply system. Approximately 80% of our natural gas liquids -- the basic building block for our ethylene and propylene operations -- is provided under long-term, market-based contracts with affiliates of our Owners. Our ethylene is transported through the most highly developed petrochemical pipeline system in the United States. Other feedstocks for our intermediate petrochemicals are supplied at market prices from our Owners' facilities under long-term agreements. Similarly, our principal international facilities are or will be supplied under contracts, having favorable economic terms, that will remain in force for 30 years or longer.

     COST EFFICIENCIES. The geographic alignment of our operations resulting from the combination of Chevron's and Phillips' chemicals and plastics businesses gives us an opportunity to source feedstocks, materials and services at lower costs (feedstock comprises up to 80% of the cash cost of certain products) and to better capture cost and marketing efficiencies. We expect to eliminate duplication in our engineering, technical services and analytical support groups. In addition, we substantially reduced the size of the corporate staff required for our combined business to reduce overlap and duplication and increase earnings.

     STRONG MANAGEMENT TEAM. Our management team has substantial experience in the chemicals and plastics business and is well qualified to integrate the combined chemicals and plastics assets and operations of our Owners. We have drawn upon our Owners to assemble a management team with significant depth, experience and strategic relationships around the world. Senior management is drawn from both of our Owners.

     STRONG FINANCIAL POSITION. On a combined pro forma basis for the twelve months ended December 31, 2000, we had total revenues of $7,622 million and EBITDA of $505 million. Members' capital (equity) was $3,843 million. Total debt at December 31, 2000, was $1,834 million, giving us a 32% ratio of total debt to total capitalization. We believe that our financial strength will permit us to focus on growing our revenue base by:

     - maintaining leading product and process technology;

     - building world-scale plants and adding additional capacity in strategic products and strategic locations, which we expect to finance by using our conservative capital structure; and

     - maintaining worldwide sales and marketing organizations to assure markets for our products.

              THE OWNERS OF CHEVRON PHILLIPS CHEMICAL COMPANY LLC

     Chevron and Phillips each file annual, quarterly and special reports, proxy statements and other information with the U.S. Securities and Exchange Commission. SEC filings of Chevron and Phillips are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document that is filed with the SEC. Call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, reports and other information concerning Chevron and Phillips can be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

CHEVRON

     Chevron Corporation, a Delaware corporation, manages its investments in, and provides administrative, financial and management support to, U.S. and foreign subsidiaries and affiliates that engage in fully integrated petroleum, chemicals and coal mining operations. Chevron operates in the United States and approximately 100 other countries. Petroleum operations consist of exploring for, developing and producing crude oil and natural gas; refining crude oil into finished petroleum products; marketing crude oil, natural gas and the many products derived from petroleum; and transporting crude oil, natural gas and petroleum products by pipelines, marine vessels, motor equipment and rail car. Chevron's chemicals and plastics activities, except for its Oronite fuel additives and lubricants business, is conducted through its 50% interest in us. Chevron's net income for the year ended December 31, 2000 was $5.2 billion. At December 31, 2000, Chevron had $41.3 billion in assets. Chevron has recently announced its intention to merge with Texaco Inc. in a transaction in which Chevron will be the surviving entity.

PHILLIPS

     Phillips Petroleum Company, a Delaware corporation, has hydrocarbon production in the United States and in eight foreign countries and holds acreage in 19 countries. Phillips has four business segments. Its exploration and production unit explores for and produces crude oil, natural gas and natural gas liquids on a worldwide basis. It conducts its gas gathering, processing and marketing through its 30.3% interest in Duke Energy Field Services, LLC. Its refining, marketing and transportation unit fractionates natural gas liquids and refines, markets and transports crude oil and petroleum products in the United States. Its chemicals and plastics business is conducted through its 50% interest in us. Phillips' net income for the year ended December 31, 2000, was $1.9 billion. At December 31, 2000, Phillips had $20.5 billion in assets. On February 4, 2001, Phillips entered into an agreement to acquire Tosco Corporation, one of the largest refiners and marketers of petroleum products in the United States. Phillips' shareholders voted to approve the proposed acquisition during a special meeting held on April 11, 2001.
                            ------------------------

     Neither Chevron nor Phillips have any obligations under the exchange notes we issue. Because the exchange notes are not guaranteed by either of our Owners, you will be required to look only to us to satisfy obligations under the exchange notes.

                               THE EXCHANGE OFFER

General.......................   On March 19, 2001, we completed a private
                                 offering of the outstanding notes, which consist of $500,000,000 aggregate principal amount of our 7% Notes due 2011.

The Exchange Offer............   We are offering to issue a like principal
                                 amount of the exchange notes, which have been registered under the Securities Act, for our outstanding 7% Notes due 2011.

                                 We are offering to issue the exchange notes to satisfy our obligations contained in the registration rights agreement entered into when the outstanding notes were sold in transactions pursuant to Rule 144A and Regulation S under the Securities Act and therefore subject to transfer restrictions which will not apply to the exchange notes.


Expiration Date...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on June 8, 2001 unless extended by us. We do not currently intend to extend the expiration date.


Procedures for Tendering
  Outstanding Notes...........   If you wish to accept the exchange offer, you
                                 must complete, sign and date the accompanying letter of transmittal according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the properly completed and duly executed letter of transmittal together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold outstanding notes through The Depository Trust Company
                                 (DTC) and wish to participate in the exchange offer, you must also comply with the Automated
                                 Tender Offer Program (ATOP) procedures of DTC.
                                 By executing, or otherwise becoming bound by, the letter of transmittal, you will represent to us that:

                                 - you are not our affiliate;

                                 - any exchange notes that you receive were
                                   acquired in the ordinary course of business;
                                   and

                                 - you have no arrangement with any person to
                                   participate in the distribution (within the meaning of the Securities Act) of the exchange notes.

Guaranteed Delivery
Procedures....................   If you wish to tender your outstanding notes
                                 and your outstanding notes are not immediately available or time will not permit your outstanding notes or other required documents to reach the exchange agent before the expiration date or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The
                                 Exchange Offer -- Guaranteed Delivery
                                 Procedures."

Withdrawal Rights.............   You may withdraw the tender of your outstanding
                                 notes at any time prior to the expiration date.
                                 We will return to you,
                                 without expense to you, any of your outstanding notes that have been tendered for exchange but which are not exchanged for any reason as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

Certain Conditions to the
  Exchange Offer..............   The exchange offer is subject to customary
                                 conditions, which we may assert or waive. See
                                 "The Exchange Offer -- Conditions to the
                                 Exchange Offer."

Failure to Tender Your
Outstanding Notes.............   If you fail to tender your outstanding notes in
                                 the exchange offer, you will not have any further rights under the registration rights agreement, including any right to require us to register your outstanding notes or to pay liquidated damages.

Use of Proceeds...............   We will not receive any cash proceeds from the
                                 issuance of exchange notes pursuant to the exchange offer.

Exchange Agent................   The Bank of New York is the exchange agent for
                                 the exchange offer. The address and telephone number of the exchange agent are set forth in the section captioned "The Exchange
                                 Offer -- Exchange Agent" of this prospectus.

Resale of the Exchange
Notes.........................   Under existing interpretations of the SEC's
                                 staff contained in several no-action letters to third parties, the exchange notes will be freely transferable after the exchange offer without further registration under the
                                 Securities Act. However, any purchaser of outstanding notes who is an "affiliate" of ours or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

                                 - will not be able to rely on the
                                   interpretation of the SEC's staff;

                                 - will not be able to tender its outstanding
                                   notes in the exchange offer; and

                                 - must comply with the registration and
                                   prospectus delivery requirements of the
                                   Securities Act in connection with any sale or transfer of the outstanding notes unless such sale or transfer is made pursuant to an exemption from such requirements.

                                 EXCHANGE NOTES

     The following summary contains basic information about the exchange notes. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section of this document entitled "Description of the Exchange Notes," particularly those subsections to which we have referred you. Except where the context requires otherwise, references in this prospectus to "notes" are references to both exchange notes and outstanding notes.

Issuers.......................   Chevron Phillips Chemical Company LLC and
                                 Chevron Phillips Chemical Company LP.

Ranking.......................   The exchange notes will rank equally with all
                                 other senior unsecured indebtedness of Chevron
                                 Phillips Chemical Company LLC and Chevron
                                 Phillips Chemical Company LP. See "Description of the Notes." The notes are not guaranteed by either Chevron or Phillips. The notes are issued jointly by Chevron Phillips Chemical
                                 Company LLC and Chevron Phillips Chemical
                                 Company LP.

Notes Offered.................   $500,000,000 in principal amount of 7% notes
                                 due 2011.

Maturity Date.................   March 15, 2011.

Interest......................   Annual rate: 7%.

                                 Payment frequency: semiannually on March 15 and September 15.

                                 First payment: September 15, 2001.

Optional Redemption...........   We may redeem some or all of the exchange notes
                                 at the redemption price described in the section entitled "Description of the Exchange
                                 Notes -- Optional Redemption. "

Certain Covenants.............   We issued the notes under an indenture with The
                                 Bank of New York, the trustee. The indenture, among other things, restricts our ability and the ability of our restricted subsidiaries to:

                                 - incur indebtedness secured by liens on our
                                   restricted properties;

                                 - enter into sale and leaseback transactions
                                   with respect to our restricted properties;
                                   and

                                 - merge, consolidate or sell all or
                                   substantially all of our assets.

                                 For more details, see "Description of the Exchange Notes -- Certain Covenants."

Use of Proceeds...............   We used the net proceeds from the sale of the
                                 outstanding notes to refinance and reduce commercial paper borrowings, to pay in full debt to one of our Owners and for other corporate purposes. For more details, see "Use of Proceeds." We will not receive any proceeds from the exchange offer.

Absence of a Public Market for
the Notes.....................   The exchange notes are identical in all
                                 material respects to the outstanding notes, generally are freely transferable but are also new securities for which there will not initially be a market. Accordingly, there can be no assurances as to the development or liquidity of any market for the exchange notes.
                                 Goldman, Sachs & Co., Morgan Stanley & Co.
                                 Incorporated, and the other initial purchasers of the outstanding notes have advised us that they currently intend to make a market in the exchange notes. However, they are not obligated to do so, and any market making with respect to the exchange notes may be discontinued without notice. See "Plan of Distribution."

                                  RISK FACTORS

     You should carefully consider the risk factors set forth under the caption "Risk Factors" and the other information included in this prospectus prior to making an investment in the exchange notes.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following tables present summary historical financial information and unaudited combined pro forma financial information as of the dates and for the periods indicated. The summary historical financial information as of December 31, 1998 and 1999 and for the years ended December 31, 1997, 1998 and 1999, was derived from the financial statements for the Chevron Chemical Company C Chem Business which were audited by PricewaterhouseCoopers LLP, independent accountants, and the financial statements for Phillips Petroleum Company's Chemicals Business which were audited by Ernst & Young LLP, independent accountants. The summary historical financial data for the six-month period ended June 30, 2000, is derived from the audited financial statements for the Chevron Chemical Company C Chem Business which were audited by PricewaterhouseCoopers LLP, independent accountants, and the audited financial statements for the Phillips Petroleum Company's Chemicals Business which were audited by Ernst & Young LLP, independent accountants. The summary historical financial data for the period July 1, 2000 (inception) through December 31, 2000, is derived from the financial statements for CPC audited by PricewaterhouseCoopers LLP, independent accountants, and Ernst & Young LLP, independent accountants. The summary combined pro forma financial information for the year ended December 31, 2000, is derived from the unaudited pro forma income statement for our company, prepared as if the combination had occurred as of January 1, 2000. Summary 1996 financial information for the Phillips Petroleum Company's Chemicals Business and the Chevron Chemical Company C Chem Business is not readily available.

     The summary unaudited combined pro forma financial information of Chevron Phillips Chemical Company LLC reflects the pro forma effect of the combination of the Chevron and Phillips contributed businesses. The summary unaudited combined pro forma financial information is not necessarily indicative of the results that could have been achieved had these transactions occurred on the dates indicated and are not necessarily indicative of the results of operations or financial position for any future period.

     It is important that you read the summary financial data presented below along with "Management's Discussion and Analysis of Financial Condition and Results of Operation," "Unaudited Pro Forma Financial Information," "Selected Historical Financial Data," the historical financial statements and the combined pro forma financial statements included elsewhere in this prospectus.

                                                                          HISTORICAL
                             ----------------------------------------------------------------------------------------------------
                                 CPC        CHEVRON'S CHEMICALS AND PLASTICS BUSINESS   PHILLIPS' CHEMICALS AND PLASTICS BUSINESS
                             ------------   -----------------------------------------   -----------------------------------------
                              SIX MONTHS    SIX MONTHS                                  SIX MONTHS
                                ENDED          ENDED        YEAR ENDED DECEMBER 31,        ENDED        YEAR ENDED DECEMBER 31,
                             DECEMBER 31,    JUNE 30,     ---------------------------    JUNE 30,     ---------------------------
                                 2000          2000        1999      1998      1997        2000        1999      1998      1997
(IN MILLIONS)                ------------   ----------     ----      ----      ----     ----------     ----      ----      ----
OPERATING DATA:
Net sales..................     $3,402        $1,834      $2,695    $2,289    $2,695      $2,238      $3,117    $2,800    $3,429
Operating income (loss)....       (158)          150         282        26       241         133         237       239       429
Interest expense, net......         55            --          --        --        --          --          --        --        --
Net income (loss)..........       (241)(a)        96         177        22       155          84         147       147       276
BALANCE SHEET DATA (PERIOD
  END):
Net working capital........      1,155           532         529       421       502(b)      495         518       418       476(b)
Total assets...............      6,673         3,198       3,072     2,684     2,610(b)    3,402       3,214     3,021     2,977(b)
Long-term debt.............      1,784            --          --        --        --          --          --        --        --
Owners' net investment.....      3,843         2,363       2,334     2,082     1,983(b)    2,466       2,427     2,329     2,246(b)
OTHER DATA:
EBITDA(c)..................        130           204         393       121       321         190         340       336       523
Depreciation, amortization
  and retirements..........        151            54         110        95        80          57         103        97        94
Capital expenditures.......        112            81         285       315       432          41         105       237       265
NET CASH PROVIDED BY (USED
  IN):
Operating activities.......         98           167         219       262       221         132         182       314       305
Investing activities.......       (112)          (81)       (292)     (320)     (467)       (114)       (103)     (237)     (279)
Financing activities.......         95           (66)         75        66       242         (18)        (79)      (77)      (26)

                                                                              PRO FORMA
                                                               ACTUAL CPC    SIX MONTHS      PRO FORMA
                                                               SIX MONTHS       ENDED        YEAR ENDED
                                                                 ENDED        JUNE 30,      DECEMBER 31,
                                                              DECEMBER 31,      2000            2000
                                                                  2000       (UNAUDITED)    (UNAUDITED)
($ IN MILLIONS)                                               ------------   -----------    ------------
OPERATING DATA:
Net sales...................................................    $  3,402       $4,068          $7,470
Operating income (loss).....................................        (158)         269             111
Interest expense, net.......................................          55           60             115
Net income (loss)(a)........................................        (241)(d)      213             (28)(d)
OTHER DATA:
EBITDA(c)...................................................         130          375             505
Depreciation, amortization and retirements..................         151          106             257
Ratio of earnings to fixed charges(e).......................          --         4.01              --

---------------
(a) CPC is generally treated as a flow-through entity for U.S. income tax purposes whereby each Owner is taxable on its respective share of income. For further explanation see note 13 to CPC's audited financial statements for the six-month period ending December 31, 2000.

(b) This information is unaudited.

(c) EBITDA (and pro forma EBITDA) represents income before interest, income taxes, depreciation, amortization and impairments. EBITDA is not intended to represent cash flow or any other measure of performance reported in accordance with generally accepted accounting principles. We have included EBITDA as we understand that these measures are used by certain investors as one measure of a company's ability to service debt. Our definition of EBITDA is not necessarily that used by others.

(d) Actual results of operations for the six-month period ended December 31, 2000, were negatively impacted by $216 million of special items. Excluding the effect of special items, we incurred a net loss of $25 million. Pro forma net income for the year ended December 31, 2000, would have been $186 million, excluding the effect of $214 million of special items.

(e) For purposes of computing the ratio of earnings to fixed charges, earnings consist of consolidated earnings (loss) before income taxes and fixed charges. Fixed charges consist of interest expense on indebtedness and capitalized interest, plus amortization of debt issuance costs and discounts, plus that portion of rental expense which is deemed to be representative of an interest factor.

    The deficiency in the coverage of fixed charges by earnings before fixed charges for CPC's six-month period ended December 31, 2000 was $213 million. The deficiency for the pro forma year ended December 31, 2000 was $4 million. Results for both 2000 periods included $137 million of noncash asset impairment charges.

                                  RISK FACTORS

     An investment in the exchange notes involves risks. In addition to the other information included in this prospectus, you should carefully consider the following risk factors in determining whether or not to purchase the notes offered by this prospectus.

RISK FACTORS RELATING TO THE EXCHANGE OFFER

     IF YOU DO NOT PARTICIPATE IN THE EXCHANGE OFFER, YOU WILL CONTINUE TO BE SUBJECT TO TRANSFER RESTRICTIONS.

     If you do not exchange your outstanding notes in the exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes. We did not register the outstanding notes under the federal or any state securities laws, and we do not intend to register them following the exchange offer. As a result, the outstanding notes may only be transferred in limited circumstances under the securities laws. In addition, to the extent outstanding notes are tendered and accepted in the exchange offer, the trading market, if any, for the outstanding notes would be adversely affected. As a result, after the exchange offer, you may have difficulty selling your outstanding notes.

     YOU MUST FOLLOW THE EXCHANGE OFFER PROCEDURES CAREFULLY IN ORDER TO RECEIVE THE EXCHANGE NOTES.

     If you do not follow the procedures described herein, you will not receive the exchange notes. The exchange notes will be issued to you in exchange for your outstanding notes only after timely receipt by the exchange agent of your outstanding notes and either:

     - a properly completed and executed letter of transmittal and all other required documentation or

     - a book-entry delivery by transmittal of an agent's message through DTC.

     If you want to tender your outstanding notes in exchange for the exchange notes, you should allow sufficient time to ensure timely delivery. No one is under any duty to give you notification of defects or irregularities with respect to tenders of outstanding notes for exchange. For additional information, please refer to the sections captioned "The Exchange Offer" and "Plan of Distribution" in this prospectus.

RISK FACTORS RELATING TO OUR BUSINESS

     OUR INDUSTRY IS CYCLICAL AND VOLATILE. OUR PROFITABILITY, AS WELL AS THE MARKET VALUE OF THE NOTES, MAY BE ADVERSELY AFFECTED BY EXTERNAL FACTORS BEYOND OUR CONTROL.

     - OUR INDUSTRY EXPERIENCES ALTERNATING PERIODS OF TIGHT SUPPLY AND OVERCAPACITY.

     The historical operating results of Phillips' and Chevron's chemicals and plastics businesses, and the recent results of our company, reflect the cyclical and volatile nature of these industries. Historically, our industry has experienced alternating periods of tight supply, resulting in increased prices and profit margins, followed by periods of substantial capacity addition, resulting in oversupply and declining prices and profit margins. As a result of changes in demand for products, changes in economic conditions around the world, and changes in energy prices, our profit margins may fluctuate, not only from year to year but also from quarter to quarter.

     The following table shows average yearly cash ethylene profit margins from 1987 through 1999 for industry-leading U.S. ethylene plants utilizing ethane feedstock, according to Chem Systems" December 2000 "Petrochemical Profitability Forecasts."

                          CASH ETHYLENE PROFIT MARGINS

                                               CENTS PER POUND
                                               ---------------
1987.........................................        5.5
1988.........................................       15.8
1989.........................................       18.5
1990.........................................       10.3
1991.........................................        6.9
1992.........................................        4.1
1993.........................................        5.1
1994.........................................        8.8
1995.........................................       15.6
1996.........................................        7.6
1997.........................................       12.6
1998.........................................        7.2
1999.........................................        7.6

     Currently, industry-wide capacity expansions have contributed to a decline in the profit margin of some of our products. We cannot assure you that future growth in product demand will be sufficient to utilize this additional capacity. Fluctuations in capacity and supply can cause volatility in our profit margins and affect the value of the notes.

     - FEEDSTOCK COSTS AND OTHER EXTERNAL FACTORS BEYOND OUR CONTROL CAN CAUSE WIDE FLUCTUATIONS IN OUR MARGINS.

     Due to the commodity nature of our products, we are not necessarily able to protect our market position by product differentiation or pass on cost increases to our customers. Accordingly, price increases in raw materials and other costs may not correlate with changes in the prices we receive for our products, either in the direction of the price change or in absolute magnitude. The price of the feedstocks we use can fluctuate widely for a variety of reasons, including changes in availability because of major capacity additions or significant facility operating problems. Other external factors beyond our control can cause volatility in feedstock prices, demand for our products, product prices and volumes, and margins. These factors include:

     - general economic conditions;

     - the level of business activity in the industries that use our products;

     - competitors' actions;

     - international events and circumstances;

     - product and process technology changes; and

     - governmental regulation in the United States and abroad.

     As a result, changes in feedstock prices can affect our income and cash flow. Although we produce feedstocks to meet a portion of our demand and have long-term feedstock supply contracts with affiliates of our Owners and others, we may nevertheless be subject to volatile feedstock prices. Extreme volatility, such as has been experienced since the beginning of the fourth quarter of 2000, can result in the need to temporarily idle or curtail production units.

     The table below shows the annual highest and lowest average monthly ethane prices from 1990 through 2000 as reported by Oil Price Information Service.

                                         HIGHEST MONTHLY   LOWEST MONTHLY
                                           ETHANE COST      ETHANE COST
                                         ---------------   --------------
                                                (CENTS PER GALLON)
1990...................................       37.0              13.0
1991...................................       31.5              16.1
1992...................................       27.9              18.5
1993...................................       25.0              17.4
1994...................................       22.9              19.0
1995...................................       18.4              13.6
1996...................................       37.7              18.7
1997...................................       33.1              19.2
1998...................................       22.1              15.3
1999...................................       36.5              16.5
2000...................................       56.3              31.6

     WE MAY ENCOUNTER DIFFICULTIES IN COMPLETING THE INTEGRATION OF THE CHEMICALS AND PLASTICS ASSETS AND OPERATIONS OF PHILLIPS AND CHEVRON AND MAY NOT BE ABLE TO ACHIEVE ANTICIPATED COST SAVINGS, WHICH MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     We began operations on July 1, 2000. Our company consists of the combined chemicals and plastics businesses and assets of Chevron and Phillips. While we have made substantial progress integrating these businesses, we cannot be sure that we will be able to successfully complete this process without substantial costs, delays or other problems. This integration may take longer and be more disruptive to our business than originally anticipated and may result in a significant diversion of management attention and operational resources. In addition, we may not be able to realize all of the operating efficiencies, cost savings and other benefits that we expect to achieve. You should be aware that our expectations of future cost savings are based on a number of assumptions that may prove to be inaccurate. These savings may not be realized due to circumstances that may be outside of our control. Difficulties encountered in the integration processes could have an adverse effect on our business and operations.

     EXTENSIVE ENVIRONMENTAL, HEALTH AND SAFETY LAWS AND REGULATIONS IMPACT OUR OPERATIONS AND ASSETS; COMPLIANCE WITH, AND/OR LIABILITY UNDER, THESE LAWS AND REGULATIONS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND THE VALUE OF THE NOTES.

     The chemicals and plastics business is highly regulated. We are subject to increasingly stringent laws and regulations addressing environmental and health and safety matters which affect us in the jurisdictions in which we do business. Such laws and regulations address, for example, the proper management (including transportation, transfer and storage) of our feedstocks and products; treatment, storage and disposal of our by-products and wastes; the reduction of air and water emissions from our manufacturing operations; and the maintenance of a safe workplace. In addition, some of these laws and regulations require our production facilities to operate under permits that are subject to renewal and modification. These laws and regulations and permit requirements can often require expensive pollution control equipment or operational changes to limit impacts or potential impacts on the environment and/or health and safety. A violation of these laws and regulations or permit conditions can result in substantial fines, criminal sanctions, permit revocation and/or facility shutdowns.

     Under some laws, including in the United States the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), and the laws of many states, we may be subject to joint and several liability regarding environmental contamination on or from our current and former properties, as well as other locations such as facilities where we have disposed or arranged for disposal of wastes, or where our feedstock or products have spilled. Depending on the circumstances, such liabilities may involve, for example, investigation or clean up costs, claims for damages to natural resources, or punitive damage claims. In addition, we may be the subject of toxic tort claims seeking compensatory and punitive damages for alleged impacts on human health or the environment. All of these liabilities can be substantial.

     We incur, and expect to continue to incur, substantial capital and operating costs to comply with these laws and regulations and discharge these liabilities. In addition, new laws and regulations, stricter enforcement of, or changes to, existing laws and regulations, the discovery of previously unknown contamination or the imposition of new clean up requirements could in the future require us to incur costs, or affect our production or revenues, in ways that could have a negative effect on our financial condition or results of operations and the value of the notes. Therefore, we cannot assure you that material capital expenditures, costs, or operating expenses beyond those currently anticipated will not be required under applicable environmental, health, and safety laws and regulations, or that developments with respect to such laws and regulations will not adversely affect our production or revenues.

     OUR OPERATIONS ARE HAZARDOUS AND COULD EXPOSE US TO THE RISK OF MATERIAL LIABILITIES, LOST REVENUES OR INCREASED EXPENSES.

     There are risks associated with the production of chemicals and plastics, such as operational hazards and unforeseen interruptions caused by events beyond our control. These include accidents, the breakdown or failure of equipment or processes and catastrophic events such as explosions, fires, earthquakes, floods or landslides. These events can result in injury or loss of life and extensive property or environmental damage. In addition, our operations involve handling a range of chemicals that have the potential for serious impacts on human health and the environment, including, for example, hydrogen sulfide, benzene and methyl mercaptans. Liabilities incurred and interruptions in the operation of a facility caused by these events or associated with any of the chemicals involved, can reduce our revenues and increase our expenses. Insurance proceeds may not be adequate to cover all liabilities incurred, lost revenues or increased expenses.

     Under the Contribution Agreement between Chevron and Phillips, we have assumed substantially all pre- or postclosing liabilities, including environmental, of the chemicals and plastics businesses of Chevron and Phillips, with limited exceptions (as discussed in detail in "The Contribution Agreement"). For example, Phillips will indemnify us against all third-party claims, physical loss, property damage and costs of repairs that resulted from the explosion which occurred at the Houston Chemical Complex K-Resin(R) plant on March 27, 2000. We cannot give any assurance that any liabilities, lost revenues or increased expenses not covered by Phillips or Chevron under the Contribution Agreement will not be material to us.

     OUR RELATIONSHIPS WITH PHILLIPS AND CHEVRON ARE IMPORTANT TO OUR BUSINESS AND A CHANGE OR TERMINATION OF SUCH RELATIONSHIP MAY AFFECT OUR STRATEGIC DIRECTION OR OUR FINANCIAL AND OPERATING PRACTICES AND OUR FINANCIAL RESULTS MAY THEREBY BE ADVERSELY AFFECTED.

     Phillips and Chevron, through their ownership interest in us and their controlling interest in our Board of Directors, play an active role in setting our strategic and financial policies and in providing to us their management advice and assistance. Should either or both of them dispose of their interest in us, and thereby cease or diminish their participation in our management, we cannot guarantee that our strategic plans, our financial policies or other aspects of our management will remain the same. Neither Phillips nor Chevron has the right to dispose of its interest in us, until July 1, 2003. After that, each has the right to dispose of its interest in us, subject to a right of first refusal in favor of the other. We cannot guarantee that, in the event of an Owner's disposal of its interest in us, the other will exercise its first refusal right. Our financial performance may be adversely affected if either or both of Chevron and Phillips dispose of their interest in us. Moreover, in view of the unanimous consent provisions of our governance structure, any transfer of an interest in us, or any change in our control, may affect our governance.

     WE RELY ON CHEVRON, PHILLIPS AND THEIR AFFILIATES FOR THE SUPPLY OF MAJOR PORTIONS OF OUR FEEDSTOCKS. IF THEY SHOULD CEASE OR INTERRUPT THEIR PRODUCTION OF THESE FEEDSTOCKS, WE WILL BE REQUIRED TO FIND THEM ELSEWHERE.

     We obtain substantial quantities of feedstocks from our Owners or their affiliates. These are generally supplied under long-term agreements, the terms of which, in some cases, extend for the life of the facilities from which they are produced. There are, however, provisions for termination of supply if a particular feedstock is no longer produced at a facility. Thus, our supplies might be interrupted if, for example, Chevron, Phillips or their affiliates reconfigured a supplying facility so that a particular feedstock was no longer produced, or otherwise stopped its supply. We know of no specific plans by either Chevron or Phillips to interrupt supplies or reconfigure their facilities so that interruptions might occur. However, if such interruptions did occur, we might have difficulty replacing certain feedstocks, particularly those used in the manufacture of specialty chemicals.

     WE PURCHASE SUBSTANTIAL NATURAL GAS LIQUIDS FEEDSTOCKS FROM TWO SUPPLIERS. OVER TIME, THESE SUPPLIERS MAY CEASE OR DECREASE PRODUCTION OF THE FEEDSTOCKS WE PURCHASE.

     Major portions of our natural gas liquids ("NGL") feedstocks for our U.S. Gulf Coast plants are supplied under agreements with companies that are affiliates of Chevron and Phillips. These NGLs come from certain plants connected to pipelines we own or have access to. Over time, as our suppliers' production needs change, they may rationalize their NGL production by closing plants or consolidating production in new or existing plants to which we do not have access. While we have no indication at present that we will lose supplies, we cannot guarantee that our feedstock supplies will not be affected as NGL markets evolve. While we believe we could replace any lost supplies with new supply arrangements, we cannot guarantee that the terms of those arrangements would be as favorable as the terms of current contracts.

     OUR INTERNATIONAL OPERATIONS EXPOSE US TO POLITICAL, ECONOMIC AND REGULATORY RISKS NOT FACED BY BUSINESSES THAT OPERATE ONLY IN THE UNITED STATES.

     A significant portion of our operations are outside the United States. We operate or are building facilities in seven different countries including Mexico, Belgium, Saudi Arabia, Qatar, Singapore, China and South Korea. Our international operations are subject to risks similar to those affecting our U.S. operations, in addition to a number of other risks, including:

     - differences and unexpected changes in regulatory and tax environments;

     - difficulty in enforcing contractual rights;

     - devaluations and fluctuations in currency exchange rates which may adversely affect our revenues and margins;

     - imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries and affiliates;

     - exposure to different legal standards;

     - imposition or increase of investment and other restrictions by foreign governments;

     - the requirements of a wide variety of foreign laws;

     - political and economic instability;

     - expropriation; and

     - difficulties in staffing and managing operations, particularly in remote locations.

     COMPETITION MAY SUBJECT US TO PRICE PRESSURES IN CERTAIN MARKETS.

     The markets for some of our products are highly competitive. We are exposed to the competitive characteristics of several different geographic markets and industries. In addition, we believe that rapid identification of new product applications and the ability to supply commercial quantities of products that enable such applications are important competitive factors. Our principal competitors vary from business to business and range from large international companies such as BP, Dow/Carbide, ExxonMobil, Royal Dutch/Shell, and TotalFinaElf, to a large number of smaller regional companies of varying sizes. As the markets for our products expand, we expect that additional competition will emerge and that existing competitors may commit more resources to the markets in which we participate. We cannot assure you that our competitive position will not be affected in these various areas in the future. See "Business -- Competition."

     WE DEPEND ON PROPRIETARY TECHNOLOGIES TO MAINTAIN OUR COMPETITIVE POSITION.

     Proprietary rights are important to our success and our competitive position. The use of similar technology by others or the misappropriation and wrongful use of our technology by third parties could reduce or eliminate competitive advantages we have developed, cause us to lose sales or otherwise harm our business.

     Although we own, or license from our Owners, numerous U.S. and foreign patents and have numerous pending patents that relate to our technology, we cannot assure you that any patents, issued or pending, will provide us with any competitive advantage or will not be challenged by third parties.

     We have entered into confidentiality and assignment of invention agreements with our employees and nondisclosure agreements with customers, suppliers and potential strategic partners, among others; however, we cannot assure you that we have done so on a uniform basis or in all instances. If any party to these agreements were to violate their agreement with us and disclose our proprietary technology to a third party, we may be unable to prevent the third party from using this information. Our trade secrets may otherwise become known or independently developed by others, and trade secret laws provide no remedy against independent development or discovery.

     We have registered and applied for some service marks and trademarks, and will continue to evaluate the registration of additional service marks and trademarks, as appropriate. A failure to obtain trademark registrations in the United States and in other countries could limit our ability to use our trademarks and impede our marketing efforts in those jurisdictions.

     We believe that our intellectual property is of a quality and breadth that is at least comparable to that of our major competitors. In order to maintain our position within the industry, we plan to continue incurring substantial expenditures related to both the research and development of our technology and the protection and enforcement thereof.

RISK FACTORS RELATING TO THE EXCHANGE NOTES

     BECAUSE THERE IS CURRENTLY NO PUBLIC MARKET FOR THE EXCHANGE NOTES, WE CANNOT GUARANTEE THAT A MARKET FOR THE NOTES WILL DEVELOP.

     There is currently no public market for the exchange notes and we do not intend to list them on any securities exchange. We cannot provide any assurance about:

     - the liquidity of any markets that may develop for the exchange notes;

     - your ability to sell the exchange notes; or

     - the prices at which you will be able to sell the exchange notes.

     Future trading prices of the exchange notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. The initial purchasers have advised us that they currently intend to make a market in the exchange notes after completion of the exchange offer. In the exchange offer we will exchange the outstanding notes for registered notes identical in all material respects to the outstanding notes. However, the initial purchasers do not have any obligation to make a market in the exchange notes, and they may discontinue any market-making activities at any time without any notice. Furthermore, there is no assurance that the exchange offer will be completed on time or at all.

     YOU SHOULD LOOK ONLY TO OUR COMPANY AND NOT TO OUR OWNERS TO SATISFY OUR OBLIGATIONS UNDER THE EXCHANGE NOTES.

     Chevron Phillips Chemical Company LP is a wholly-owned subsidiary of Chevron Phillips Chemical Company LLC. The notes will be joint and several obligations of Chevron Phillips Chemical Company LLC and Chevron Phillips Chemical Company LP. Our Owners, Chevron and Phillips, have no obligations under these exchange notes. As a result, you will be required to look only to Chevron Phillips Chemical Company LLC and Chevron Phillips Chemical Company LP to satisfy the obligations under the exchange notes.

                                USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the outstanding notes. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes that are surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any increase or decrease in our capitalization.

     We used the net proceeds from the sale of the outstanding notes of approximately $493 million to refinance and reduce commercial paper, to repay Chevron Capital Corporation the full amount owed under a Credit Agreement dated December 22, 2000, which agreement has been canceled, and for other general obligations. At December 31, 2000, the weighted-average interest rate on the commercial paper and the Chevron Capital Corporation loan was approximately 7.5% per annum and the average maturity was 60.4 days.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 2000, and as adjusted to give pro forma effect to the offering and the application of the proceeds of the offering (without deduction for expenses) as described under "Use of Proceeds." This table should be read in conjunction with the Selected Pro Forma and Historical Financial Data and the financial statements included elsewhere in this prospectus.

                                                              AT DECEMBER 31, 2000
                                                              ---------------------
                                                              ACTUAL    AS ADJUSTED
                                                              ------    -----------
                                                                  (IN MILLIONS)
Commercial paper............................................  $1,784      $1,334(a)
Note payable to member......................................      50(a)       --
Notes offered due 2011......................................      --         500
                                                              ------      ------
Total debt..................................................   1,834       1,834
Members' capital............................................   3,843       3,843
                                                              ------      ------
          Total capitalization..............................  $5,677      $5,677
                                                              ======      ======

---------------
(a) As of the date of this prospectus, the note payable to member (which had increased from $50 million to $100 million) has been paid in full, thereby decreasing the amount of commercial paper borrowings refinanced and reduced with the proceeds from the sale of the outstanding notes. For more information, see "Description of Certain Indebtedness -- Chevron Credit Facility."

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information of CPC has been derived by the application of pro forma adjustments to the audited financial statements of the Chevron chemicals business, the audited financial statements of the Phillips chemicals business and the audited financial statements of CPC included elsewhere in this prospectus.

     Chevron and Phillips contributed their chemicals and plastics businesses to our company as of July 1, 2000. The unaudited pro forma income statement for the year ended December 31, 2000 presents the results of our company as if the Chevron and Phillips contributed businesses had been combined as of January 1, 2000. The adjustments are described in the accompanying notes. The unaudited pro forma income statement should not be considered indicative of actual results that would have been achieved had the Chevron and Phillips chemicals and plastics businesses been contributed on the date or for the periods indicated and does not purport to indicate results of operations as of any future date or any future period. The unaudited pro forma income statement should be read in conjunction with the Chevron and Phillips chemicals and plastics businesses historical combined financial statements and the notes thereto and our historical consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                     CHEVRON PHILLIPS CHEMICAL COMPANY LLC

                      UNAUDITED PRO FORMA INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 2000
                                   (MILLIONS)

                                    CHEVRON        PHILLIPS      PRO FORMA     CONFORMING    JAN-JUN         CPC          2000
                                 HISTORICAL(A)   HISTORICAL(A)     ADJ.         ADJ.(B)     PRO FORMA   HISTORICAL(C)   PRO FORMA
                                 -------------   -------------   ---------     ----------   ---------   -------------   ---------
REVENUES
Net sales......................     $1,834          $2,238        $   (1)(D)    $    (3)     $4,068        $3,402        $7,470
Equity in earnings (loss) of
  affiliates...................         --              33            --             (2)         31            (3)           28
Other income...................          2              17            --             41          60            64           124
                                    ------          ------        ------        -------      ------        ------        ------
  Total revenue................      1,836           2,288            (1)            36       4,159         3,463         7,622
                                    ------          ------        ------        -------      ------        ------        ------
COSTS AND EXPENSES
Purchased products.............      1,129           1,620            19(D,E)    (2,768)         --            --            --
Operating expenses.............        387             313            --(F)        (700)         --            --            --
Cost of goods sold.............         --              --            --          3,613       3,613         3,308         6,921
Selling, general and
  administrative...............         97             145            --              5         247           290           537
Research & development.........         --              --            --             30          30            23            53
Depreciation and
  amortization.................         55              57            (6)(G)       (106)         --            --            --
Taxes other than income
  taxes........................         18              20            --            (38)         --            --            --
                                    ------          ------        ------        -------      ------        ------        ------
  Total costs and expenses.....      1,686           2,155            13             36       3,890         3,621         7,511
                                    ------          ------        ------        -------      ------        ------        ------
Income (Loss) Before Interest
  and Taxes....................        150             133           (14)            --         269          (158)          111
  Interest income..............         --              --            --             --          --            10            10
  Interest expense.............         --              --            60(H)          --          60            65           125
                                    ------          ------        ------        -------      ------        ------        ------
Income (Loss) Before Taxes.....        150             133           (74)            --         209          (213)           (4)
  Income tax expense
    (benefit)..................         54              49          (107)(I)         --          (4)           28            24
                                    ------          ------        ------        -------      ------        ------        ------
NET INCOME (LOSS)..............     $   96          $   84        $   33        $    --      $  213        $ (241)       $  (28)(J)
                                    ======          ======        ======        =======      ======        ======        ======

---------------
     The above unaudited pro forma income statement has been prepared as if the combination occurred on January 1, 2000. Pro forma adjustments were made to reflect the following:

(A) Represents the historical audited combined statements of income for the period of six months ended June 30, 2000 for Chevron Chemical Company C Chem Business and Phillips Petroleum Company's Chemicals Business.

(B) Conforming adjustments represent reclassifications made to present the Chevron Chemical Company C Chem Business and Phillips Petroleum Company's Chemicals Business results of operations consistent with CPC's results of operations.

(C) Represents the historical audited consolidated statement of operations for the period July 1, 2000 (inception) through December 31, 2000 for CPC.

(D) This adjustment represents the elimination of purchase and sale transactions made between Chevron Chemical Company C Chem Business and Phillips Petroleum Company's Chemicals Business.

(E) This adjustment applies CPC's inventory accounting policies from January 1, 2000.

(F) This adjustment conforms the turnaround accrual policy of Phillips Petroleum Company's Chemicals Business to that of CPC as of January 1, 2000. CPC expenses turnaround costs of major producing units when incurred. The impact for 2000 was under $1 million.

(G) This adjustment applies CPC's accounting policies regarding estimated useful lives from January 1, 2000.

(H) This adjustment reflects the interest expense impact of long-term debt ($1,670 million) as if the debt was issued at the beginning of the year. The rate assumed in the calculation was 7.2%.

(I) This adjustment removes the majority of federal and state income taxes recognized by Chevron Chemical Company C Chem Business and Phillips Petroleum Company's Chemicals Business, as CPC is generally a flow-through entity for U.S. and state income tax purposes.

(J) Excluding the effect of $214 million of special items, our pro forma net income would have been $186 million.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following tables present our selected historical financial data. The selected historical financial information as of December 31, 1998 and 1999, and for the years ended December 31, 1997, 1998 and 1999, was derived from the financial statements for the chemicals and plastics business of Chevron Corporation which were audited by PricewaterhouseCoopers LLP, independent accountants, and the financial statements for the chemicals and plastics business of Phillips Petroleum Company which were audited by Ernst & Young LLP, independent accountants. The summary financial data for the six-month period ended June 30, 2000, is derived from the audited financial statements for the chemicals and plastics business of Chevron Corporation, which were audited by PricewaterhouseCoopers LLP, independent accountants, and the audited financial statements for the chemicals and plastics business of Phillips Petroleum Company which were audited by Ernst & Young LLP, independent accountants. The selected historical financial information as of and for the six months ended December 31, 2000, was derived from our financial statements which were audited by PricewaterhouseCoopers LLP, independent accountants and Ernst & Young LLP, independent accountants. Summary 1996 financial information for the chemicals and plastics businesses of Chevron Corporation and Phillips Petroleum Company is not readily available.

     The selected historical financial and operating data for our company shown below highlight information found elsewhere in this prospectus. They are not complete and may not contain all of the information that you should consider. You should read the entire prospectus carefully, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the combined pro forma and historical financial statements and related notes included elsewhere in this prospectus.

                                      CPC       CHEVRON'S CHEMICALS AND PLASTICS BUSINESS  PHILLIPS' CHEMICALS AND PLASTICS BUSINESS
                                  ------------  -----------------------------------------  -----------------------------------------
                                   SIX MONTHS    SIX MONTHS      FISCAL YEAR ENDED         SIX MONTHS         FISCAL YEAR ENDED
                                     ENDED          ENDED          DECEMBER 31,              ENDED             DECEMBER 31,
                                  DECEMBER 31,    JUNE 30,  ---------------------------     JUNE 30,    ---------------------------
                                      2000          2000     1999      1998      1997         2000      1999      1998      1997
(IN MILLIONS)                     ------------   ----------  ----      ----      ----      ---------    ----      ----      ----
OPERATING DATA:
Net sales.......................     $3,402        $1,834   $2,695    $2,289    $2,695     $2,238      $3,117    $2,800    $3,429
Operating income (loss).........       (158)          150      282        26       241        133         237       239       429
Net income (loss)...............       (241)(a,b)      96      177        22       155         84         147       147       276
BALANCE SHEET DATA:
Net working capital.............      1,155           532      529       421       502(c)     495         518       418       476(c)
Total assets....................      6,673         3,198    3,072     2,684     2,610(c)   3,402       3,214     3,021     2,977(c)
Long-term debt..................      1,784            --       --        --        --         --          --        --        --
Owners' net investment..........      3,843         2,363    2,334     2,082     1,983(c)   2,466       2,427     2,329     2,246(c)
OTHER DATA:
EBITDA(d).......................        130           204      393       121       321        190         340       336       523
Depreciation, amortization and
  retirements...................        151            54      110        95        80         57         103        97        94
Capital expenditures............        112            81      285       315       432         41         105       237       265
Ratio of earnings to fixed
  charges (unaudited)(e)........         --
NET CASH PROVIDED BY (USED IN):
Operating activities............         98           167      219       262       221        132         182       314       305
Investing activities............       (112)          (81)    (292)     (320)     (467)      (114)       (103)     (237)     (279)
Financing activities............         95           (66)      75        66       242        (18)        (79)      (77)      (26)



---------------
(a) CPC is generally treated as a flow-through entity for U.S. income tax purposes whereby each Owner is taxable on its respective share of income. For further explanation see note 13 to CPC's audited financial statements for the six-month period ended December 31, 2000.

(b) Includes the effect of $216 million of special items. Excluding the effect of special items, we incurred a net loss of $25 million.

(c) This information is unaudited.

(d) EBITDA represents income before interest, income taxes, depreciation, amortization and impairments. EBITDA is not intended to represent cash flow or any other measure of performance reported in accordance with generally accepted accounting principles. We have included EBITDA as we understand that EBITDA is used by certain investors as one measure of a company's ability to service debt. Our definition of EBITDA is not necessarily that used by others.

(e) For purposes of computing the ratio of earnings to fixed charges, earnings consist of consolidated earnings (loss)before income taxes and fixed charges. Fixed charges consist of interest expense on indebtedness and capitalized interest, plus amortization of debt issuance cost and discounts, plus that portion of rental expense which is deemed to be representative of an interest factor.

    The deficiency in the coverage of fixed charges by earnings before fixed charges for CPC's six-month period ended December 31, 2000, was $213 million. Results in this period included $137 million of noncash asset impairment charges.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Management's Discussion and Analysis of Financial Condition and Results of Operations is our analysis of our financial performance and significant trends that may affect our future performance. For purposes of this section, references to "we," "our," "us" or "CPC" refer to Chevron Phillips Chemical Company LLC. This should be read in conjunction with the financial statements and footnotes. This section contains forward-looking statements. We do not undertake to update, revise or correct any of the forward-looking information. See "Disclosure Regarding Forward-Looking Statements" on page 3 and "-- Cautionary Statements Regarding Forward Looking Information" on page 36.

OVERVIEW

     On July 1, 2000, Chevron and Phillips combined their worldwide chemicals and plastics businesses, excluding Chevron's Oronite business, into a new company, CPC.

     We are a limited liability company formed under Delaware law and are generally treated as a flow-through entity for U.S. income tax purposes, whereby each Owner is taxable on its respective share of income. However, certain subsidiaries of CPC are directly liable for U.S. and state income taxes, franchise taxes and foreign taxes.

CHEVRON PHILLIPS CHEMICAL COMPANY LLC RESULTS OF OPERATIONS

  SIX MONTHS ENDED DECEMBER 31, 2000

     The table below shows our financial data and production of four key products for the six months ended December 31, 2000.

FINANCIAL DATA                                                (MILLIONS)
--------------                                                ----------
Net Loss....................................................    $(241)
Less Special Items..........................................     (216)
                                                                ------
Adjusted Net Loss...........................................    $ (25)
                                                                ======

                                                              (POUNDS IN
PRODUCTION DATA                                               MILLIONS)
---------------                                               ----------
Ethylene....................................................    3,611
Polyethylene................................................    2,007
Styrene.....................................................      808
Normal Alpha Olefins........................................      586


     We incurred a consolidated net loss for the six-month period of $241 million. Included in this loss are transactions, defined by us as "special items," that are not recurring or considered representative of ongoing operations. Excluding the effect of these special items, we incurred a net loss of $25 million. Special items for the six-month period include property impairments primarily related to our Puerto Rico facility. The Puerto Rico impairment was required due to the outlook for future margin conditions and a recent shift in strategic direction for the facility. In addition, a valuation allowance was recorded against a related deferred tax asset because it is now viewed as unlikely that the Puerto Rico facility will generate sufficient future taxable income to allow full use of such tax benefit. Combined, these noncash charges totaled $180 million. The balance of $36 million of special items include contingency and environmental accruals, charges related to workforce reductions and the retirement of a normal alpha olefins unit.


     Statements in the discussion which follows regarding increases or decreases in production, margins or similar matters generally are in relation to levels of such items at July 1, 2000.

     Earnings after special items declined during the six-month period as margins and volumes declined in several business lines.

     Ethylene and polyethylene margins deteriorated, as prices fell on decreased demand and increased operating capacity in the industry. Product costs increased due to higher feedstock, fuels and utility expenses.

     Ethylene production volumes were impacted during August and September by an unexpected production interruption at our Port Arthur, Texas, facility that resulted from a loss of steam provided by a third-party supplier. Ethylene production was also impacted in December as a result of an operating decision to shut down two units for inventory control purposes. Polyethylene production was reduced in December to draw inventory levels down to an acceptable level and to minimize the purchase of high-cost feedstocks.

     Prices for aromatics were depressed due to overcapacity in the industry. Additionally, feedstock costs and utilities costs rose due to energy prices reaching historically high levels, resulting in lower margins. Even though we believe that long-term growth rates for many of the primary aromatics derivatives remain strong, demand for these derivatives during the six-month period decreased. The decrease was a result of a buildup of inventory by customers, which we believe may indicate a cautious view of near-term business conditions.

     Production volumes in specialty chemicals and plastics increased during the six-month period, due primarily to the August start-up of a new 750 million pound-per-year normal alpha olefins plant at our Cedar Bayou facility. As a result of the new plant start-up, an older 250 million pound-per-year plant was retired in November. A new 220 million pound-per-year polystyrene plant located in China came on stream in August, adding additional production volumes for the six-month period. The K-Resin(R) facility at the Houston Chemical Complex, with an annual capacity of 370 million pounds, remains shut down as we continue rebuilding the facility following the March 27, 2000, incident. Earnings decreased during the fourth quarter for specialty chemicals and plastics, primarily due to the retirement of the normal alpha olefins plant and increasing feedstock and energy prices. Earnings for K-Resin(R) include accruals for business interruption insurance proceeds.

OUTLOOK

     Many of our businesses are cyclical due to changing industry supply and demand for our products, together with the effect of volatility in basic feedstock and energy costs. Business conditions were unusually difficult during the final months of 2000 as margins and volumes declined in several of our business lines. Assuming no prolonged economic downturn in the U.S. economy, historical trendline growth in demand for our products and improved feedstock price levels, we believe that there will be an overall improvement in operating results beginning in 2001 and continuing during the 2002-2003 period as we approach higher capacity utilization in the chemical business. We expect that we should benefit over this period from the integration of the chemical businesses of our Owners by achieving related recurring synergies of at least $150 million per year by December 31, 2001. Further discussion concerning the outlook for our major products is provided below.

     We expect margins to improve in the ethylene business over the next several months with falling feedstock prices and increasing demand. As production volumes increase to meet demand, margin increases will moderate as additional capacity comes on-line. Over the last half of 2001, margins are expected to decline to historic averages. The volatility of feedstock and energy prices will play a significant role in the margins realized. Beyond 2001, we expect improving supply and demand fundamentals to have a positive effect on ethylene margins.

     Polyethylene demand increased in the first quarter of 2001 due to seasonal inventory de-stocking by converters, which occurred at the end of 2000, and reactions to current price increases in the market. While operating rates were minimized during the fourth quarter of 2000 due to high feedstock costs, production rates have increased during the first quarter of 2001 to meet the expected demand. Margins, which we expect to increase slightly during this period, are then expected to fall to recent historical levels for the remainder of the year. We believe that in the 2002 - 2003 time period, assuming historical trendline growth in demand, margin improvements will follow expected higher industry capacity utilization rates since announced capacity expansions over this period are minimal.

     Aromatics markets are expected to remain depressed for the first six months of 2001, due to slower U.S. economic activity and continued oversupply of some products, primarily paraxylene and benzene. From the supply side, the summer seasonal increase in gasoline production should lead to an increase in benzene production, while projected weak demand by the major consumers of benzene, cyclohexane, cumene and styrene is expected to keep profitability depressed. These benzene derivatives depend on the markets for products such as carpets, apparel, computers, tires, and packaging goods which are tied closely to general economic activity. While annual growth rates for these products are expected to be close to historical trendlines, demand for the next six months will likely be weaker than average. During periods of reduced demand, customers tend to de-stock, amplifying the slowdown for basic materials. We expect the second half of 2001 to show a recovery in these products due primarily to expected lower interest rates and a reversal of the inventory de-stocking pattern. We believe the recovery would normally be accompanied by improved margins as plants operate at higher utilization rates. We expect that margins for styrene will improve through the 2002 - 2003 period given that no significant industry capacity expansions have been announced for this period.

     Paraxylene markets are still absorbing the last round of capacity additions from the classic investment cycle. However, growth rates remain strong for paraxylene demand in the polyethylene terephthalate (PET) segment (soda and water bottles, etc.). We expect paraxylene margins to be weak throughout 2001, then steadily improve through 2003.

     In early December 2000, we announced plans to change the business and operating strategy of our Puerto Rico facility. In an effort to improve the financial performance of the facility, we will concentrate on production of the more profitable chemical products produced at the facility, and will exit the gasoline production business. In March 2001, the motor fuels reformer was shut down and gasoline production ceased. At approximately the same time, the other production units at the facility were shut down, but will be maintained in an operational condition. Efforts are currently underway to arrange an alternative source of naphtha feedstocks having a composition that is better suited to the facility's remaining operating units. At such time as this alternative source of supply can be arranged, the facility will restart its operations and sales of paraxylene, orthoxylene and cyclohexane from the facility will resume.

     The general outlook for specialty chemicals and plastics reflects continued weak margins during the first half of 2001, due to high energy prices and feedstock costs. Improvement is expected in the second half of the year if energy and feedstock prices decline as anticipated.

     We expect normal alpha olefin profits to remain weak in the first half of 2001, due to both softer demand and higher feedstock costs. Feedstock costs are higher primarily due to historically high energy and cracker feedstock prices pushing up ethylene production costs. Although demand remains strong for product end uses like drilling fluids, lube oil additives and paper sizing; demand for others like polyethylene, polyalpha olefins, and some surfactants is weak. We expect margins and profitability to improve in the second half of the year assuming that ethylene prices decline as expected and that there is no prolonged economic downturn.

     Polystyrene is expected to be under margin pressure for the first six months of 2001, primarily due to higher styrene feedstock costs and some impact on demand from a slower U.S. economy. Although a stronger economy during the second half of 2001 would improve demand, a

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tight supply of styrene in the U.S. could increase feedstock costs and exert downward pressure on polystyrene margins.

LIQUIDITY AND CAPITAL RESOURCES

     During the six-month period ended December 31, 2000, cash balances increased $81 million to $156 million. Operating activities provided cash of $98 million, while the issuance of debt provided $1,834 million. The debt is comprised of commercial paper borrowings of $1,784 million, supported by two separate $900 million revolving credit agreements, and short-term borrowings of $50 million against a $100 million credit agreement with Chevron Capital Corporation, a subsidiary of Chevron. We subsequently drew down an additional $50 million from Chevron Capital Corporation on February 14, 2001. The $100 million owed under this facility was paid in full on March 19, 2001, and the facility was canceled. The proceeds of the issuance of debt were used primarily for distributions to our Owners totaling $1,692 million and to fund the capital expenditures program of $112 million. Upon formation, we received a non-interest-bearing cash advance from Phillips of $70 million related to the March 27, 2000, K-Resin(R) incident. In accordance with the agreements under which the contribution was made, this advance is subject to adjustment. For each month prior to December 2001 that our K-Resin(R) operations (which are not currently operational due to the incident) fail to meet certain pre-established production and sales thresholds, $3.2 million of the advance is treated as a capital contribution. If these production thresholds are not met by December 31, 2001, Phillips must fund an additional $3.2 million per month (maximum exposure, including the initial $70 million, is $109 million). In addition, Phillips is obligated to make a further capital contribution with respect to shortfalls in projected K-Resin(R) EBITDA. The amount to be contributed will be determined, under a formula set forth in the Contribution Agreement, as soon as practicable after the earlier of December 31, 2002, and the date six months following the date on which K-Resin(R) production capacity of 370 million pounds per year has been restored. This contribution is capped at $30 million.

  Capital Spending

     Capital spending for the six-month period ended December 31, 2000, totaled $112 million. Our Board of Directors has approved a budget of $330 million for capital projects in 2001. Approximately 54% of the 2001 budget is directed to olefins and polyolefins capital projects, 19% to aromatics, 22% to specialty chemicals and plastics and the remaining 5% to corporate level expenditures.

  Future Funding

     CPC believes cash requirements over the next twelve months will be funded through a combination of cash on hand, cash flows from operations, available lines of credit, future debt issuances, and a trade receivables financing. On March 19, 2001, we completed a private offering of $500 million of 7% Notes due 2011. The proceeds were used to refinance and reduce outstanding commercial paper, to repay Chevron Capital Corporation all amounts outstanding under the $100 million credit agreement and for other general obligations. We plan to seek a 364-day extension to the $900 million revolving credit agreement expiring in July 2001.

LEGAL MATTERS

     We accrue for contingencies when a loss is probable and the amounts can be reasonably estimated. Based on currently available information, we believe that it is remote that future costs related to known contingent liabilities will exceed current accruals by an amount that would have a material adverse impact on CPC.

     On June 23, 1999, prior to the date of CPC's formation, a flash fire occurred in a reactor vessel at the K-Resin(R) plant at the Houston Chemical Complex. Two individuals employed by a

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

subcontractor, Zachry Construction Corporation, were killed and other workers were injured. Eight lawsuits, one of which has been settled, have been filed in Texas in connection with the incident. Phillips is a named defendant in these actions. The first of these lawsuits to go to trial, a wrongful death claim, ended in December 2000. The jury found that Phillips was negligent and acted with malice in causing the incident. Although the jury award totaled approximately $117 million, Phillips anticipates that the court will reduce the punitive damage portion of that award as required by Texas law, and that the judgment ultimately entered will be approximately $12 million. Phillips has announced its intention to appeal the judgment in this case. The remaining wrongful death action is scheduled for trial in May 2001. Under the indemnification provisions of the subcontracting agreement between Phillips and Zachry, Phillips has sought indemnification from Zachry with respect to the claims of the Zachry workers. Phillips has also filed an action against various Zachry insurers to obtain a declaration that coverage is available in regard to the incident under policies issued by them. There are provisions in the Contribution Agreement, under which CPC was formed, relating to indemnification of Phillips by CPC for damages stemming from this incident. It is our opinion that the final outcome of this litigation, when resolved, will not have a material adverse effect on results of operations, financial condition or cash flows.

     On March 27, 2000, an explosion and fire occurred at the K-Resin(R) plant due to the overpressurization of an out-of-service butadiene storage tank. The 370 million pound-per-year K-Resin(R) facility has been idle since that time. One Phillips employee was killed and several individuals, including employees of both Phillips and its contractors, were injured. Twelve lawsuits have been filed on behalf of 51 workers as a result of this accident. Six of the lawsuits involving seven workers have been settled. The litigation is currently in the discovery stage with the first trial set for June 2001. Under the indemnification provisions of subcontracting agreements with Zachry and Brock Maintenance, Inc., Phillips has sought indemnification from these subcontractors with respect to claims made by their employees. The Contribution Agreement provides for indemnification of CPC by Phillips with respect to all liabilities associated with these claims. It is our opinion that the final outcome of this litigation, when resolved, will not have a material adverse effect on our results of operations, financial condition or cash flows.

     We are also a party to a number of other legal proceedings pending in various courts or agencies for which, in some instances, no provision has been made. While the final outcome of these other proceedings cannot be predicted with certainty, it is our opinion that none of these other proceedings, when resolved, will have a material adverse effect on our results of operations, financial condition or cash flows.

ENVIRONMENTAL

     CPC is subject to environmental laws and regulations in all the jurisdictions in which we do business. We discuss this in "Risk
Factors -- Extensive environmental, health and safety laws and regulations impact our operations and assets; compliance with, and/or liability under, these laws and regulations could adversely affect our results of operations and the value of the notes." Estimated future environmental compliance and remediation costs are subject to change due to such factors as changes in laws and regulations and their interpretation, the uncertain magnitude of cleanup costs, the uncertain timing and extent of remedial actions that may be required, and the determination of CPC's liability in proportion to other responsible parties. Under the Contribution Agreement we assumed all pre- and postclosing environmental liabilities of the chemicals and plastics businesses of Chevron and Phillips, subject to certain exceptions. For example, we did not assume liabilities for past off-site disposal or for discontinued operations except where such operations are within the existing geographic boundaries of assets or operations which were transferred to us. We discuss these in "The Contribution Agreement." However, at the time of our formation our Owners commissioned an environmental review. Based on the findings of this review, we do not believe that any compliance obligations we have, or

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

environmental liabilities we have assumed, will have a material adverse effect on our results of operations.

PENDING ACCOUNTING PRONOUNCEMENTS

     Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," was issued in June 1998. This standard was amended by Accounting Standard No. 137, which deferred the effective date of implementation to the first quarter of fiscal years beginning after June 15, 2000, and also by Accounting Standard No. 138, which contains various other modifications including an expanded exemption for normal course purchases and sales. Accounting Standard No. 133, as amended, requires companies to record derivative financial instruments on their balance sheet as assets or liabilities, as appropriate, at fair value. Gains or losses resulting from changes in the fair values of those derivatives are included in earnings or comprehensive income depending on the intent and nature of the derivative instrument. We implemented Accounting Standard No. 133 effective January 1, 2001. As we generally do not use derivative instruments, either financial or commodity-based, we do not expect implementation of this standard to have a material effect on our future consolidated results of operations, financial position or liquidity.

CONTRIBUTED BUSINESSES RESULTS OF OPERATIONS

     CHEVRON SIX MONTHS ENDED JUNE 30, 2000

     Net income was $96 million for the first six months of 2000. Product margins were strong as prices for olefins, polyethylene, styrene, polystyrene and benzene continued their upward trend reflecting higher worldwide demand and tighter industry inventories for olefins. Margins for styrene widened as prices rose on improved Asian economic conditions and restricted industry capacity due to planned and unplanned turnarounds. Alpha olefin margins were depressed by both higher feedstock costs and plant operational problems. Operating expense was unfavorably impacted by higher fuel costs. Sales volumes of polystyrene and benzene were higher than in 1999. Polyethylene sales rose on stronger demand resulting in lower olefin sales as olefins were used as feedstock for polyethylene production. Net income included an after-tax LIFO inventory valuation gain of $6.1 million resulting from the reduction of certain inventory quantities which were valued at lower LIFO costs.

     Production in the first half of 2000 was slightly below 1999 levels. Styrene and alpha olefins production was lower due to a planned turnaround at the St. James, Louisiana, styrene facility and Cedar Bayou alpha olefin plant operational problems. Benzene production remained high on a record run for an Aromax(R) I catalyst charge at Pascagoula.

     There were no special items in the first six months of 2000.

     PHILLIPS SIX MONTHS ENDED JUNE 30, 2000

     Net income for the six-month period ended June 30, 2000, was $84 million. Special items benefited net income by $2 million in the period. After excluding special items, net operating income was $82 million.

     Sales and other operating revenues were $2.2 billion. Average ethylene, propylene, polyethylene and paraxylene prices for the six-month period were all higher than year-end 1999 prices. Equity in earnings of affiliated companies was $33 million. Equity earnings from Sweeny Olefins Limited Partnership, which is 100% owned by CPC since July 1, 2000, benefited from improved ethylene and propylene margins. Other revenues were $17 million for the six-month period, primarily representing net gains on asset sales and insurance-related activity.

     Purchased products were $1.6 billion in the first six months of 2000. Phillips' chemical business experienced higher average feedstock costs for natural gas liquids and ethylene during

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

the period compared with year-end 1999 levels. Controllable costs, which are comprised of operating expenses and selling, general and administrative expenses, were $457 million during the period. The business experienced increased fuel and utility costs, as well as costs commensurate with higher production levels of certain products. Depreciation and amortization costs were $57 million, while taxes other than income taxes were $20 million. If annualized, both of these items would be slightly higher than corresponding amounts in 1999.

     During the six-month period ended June 30, 2000, the business experienced higher ethylene margins and production volumes, as well as increased propylene, other chemicals, and plastic pipe margins and volumes. The second quarter of 2000 was negatively impacted by the expiration of Phillips' chemicals business basic polypropylene license in March, which led to lower licensing income. Earnings from the K-Resin(R) business were also lower during the period. In late March, the K-Resin(R) facilities were damaged by an explosion and fire. The 370 million pound-per-year facility has been idle since that time.

     CHEVRON YEAR ENDED DECEMBER 31, 1999 COMPARED WITH YEAR ENDED DECEMBER 31, 1998

     Net income increased in 1999 to $177 million, compared with 1998 net income of $22 million. An unfavorable lower-of-cost-or-market LIFO inventory valuation adjustment of $81 million in 1998 was recovered in 1999. After excluding the effects of the inventory valuation adjustment in both years, adjusted net income was $96 million in 1999, compared with $103 million in 1998. The decline largely reflected asset write-offs associated with the Orange, Texas, gas phase expansion project. Operationally, ethylene, benzene and paraxylene margins rebounded from 1998 lows, while styrene and polystyrene margins continued their upward trend begun in 1998. Margin improvements in 1999 reflected worldwide demand-driven sales price increases and continued reduction of operating expense despite higher fuel costs. Sales volumes rose in all major product lines except for styrene, which remained flat between years. The operating cost per unit fell to its lowest level since 1985.

     Olefin and plastics production volumes rose 6% in 1999. Ethylene and propylene production was up 13%, setting sales and production records, despite a compressor failure at our Cedar Bayou plant. Polyethylene and pipe production increases were offset by production lost during downtime associated with the Orange, Texas, gas phase expansion, resulting in flat overall production for 1999. Aromatics and derivatives production rose in 1999, reflecting a 12% increase in polystyrene production and benzene and paraxylene production increases following the loss of production from 1998's Hurricane Georges-related downtime at Pascagoula and from downtime associated with the Pascagoula paraxylene plant expansion. Production of styrene remained at historically high levels at St. James for the second straight year.

     Special item after-tax LIFO losses resulting from the reduction of certain inventory quantities which were valued at lower LIFO costs prevailing in prior periods in 1999 were $3 million and $5 million in 1998. After-tax severance costs of $5 million related to the move of the Chevron Chemical Company's headquarters to Houston, Texas, were also incurred in 1999.

     PHILLIPS YEAR ENDED DECEMBER 31, 1999 COMPARED WITH YEAR ENDED DECEMBER 31, 1998

     Net income was $147 million in both 1999 and 1998. Excluding special items, net operating income was $129 million in 1999 and $150 million in 1998.

     Sales and other operating revenues increased 11% in 1999. The increase was primarily the result of higher sales prices for ethylene and other key products, as well as increased sales volumes for polyethylene. Equity in earnings of affiliated companies increased 107% in 1999, primarily due to improved earnings from two international polyethylene joint ventures in China and Singapore. Earnings from Sweeny Olefins Limited Partnership also improved. Other revenues in 1999 primarily represented favorable contingency settlements.

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     Purchased products increased 26% in 1999, reflecting higher feedstock costs for natural gas liquids and ethylene. Controllable costs, which are comprised of operating expenses and selling, general and administrative expenses, decreased 6%. The decrease was primarily the result of general cost control efforts across all business lines, along with lower operating costs following various production facility shutdowns in 1999. Taxes other than income taxes increased 12%, primarily due to a $4 million reduction to excise taxes recognized in 1998 as part of a contingency settlement.

     Net operating income decreased 14% in 1999. The primary reason for the decline was lower polyethylene margins, reflecting increased ethylene feedstock costs that could not be fully recovered in the polyethylene market, although demand remained firm. Ethylene margins, after moving downward in 1998, trended upward through 1999, even though natural gas liquids feedstock prices increased substantially. This reflected continued strong demand for ethylene. Margins on certain other olefins and polyethylene pipe improved as well.

     Olefins and polyolefins facilities operated well in 1999, with ethylene production 4% higher and polyethylene production 13% higher than 1998 volumes. Ethylene production was negatively impacted in 1998 by a maintenance turnaround and a weather-related shutdown of the Sweeny, Texas, facility. Polyethylene production was higher at the three chemical production facilities: the 100% owned Houston Chemical Complex, a 50% owned plant in Singapore, and a 40% owned facility in China.

     Results from specialty chemicals were down from 1998, mainly resulting from lower margins and higher operating expenses. The company's K-Resin(R) facility, located at Houston Chemical Complex, was damaged by a flash fire in June 1999. Portions of the damaged plant were repaired and restarted in 1999.

     Paraxylene and cyclohexane are produced at our Puerto Rico facility. Paraxylene margins remained depressed in 1999, although they did improve somewhat in the fourth quarter. Paraxylene margins were in a cyclical downturn due to weak demand and industry overcapacity. Paraxylene production volumes decreased 15% in 1999, mainly due to operating problems and weather-related shutdowns in the first half of the year.

     CHEVRON YEAR ENDED DECEMBER 31, 1998 COMPARED WITH YEAR ENDED DECEMBER 31, 1997

     Net income declined 86% to $22 million in 1998, compared with 1997 net income of $155 million. Net income for 1998 included an unfavorable lower-of-cost-or-market inventory valuation adjustment of $81 million. Overall, product margins declined in 1998 due to the effects of the Asian economic crisis, worldwide industry overcapacity and rising worldwide industry inventories. Margins fell for all major product lines, except alpha olefins, styrene and polystyrene. Olefins and plastics margins declined reflecting product prices declining faster than feedstock costs. Normal alpha olefin margins increased benefiting from lower feedstock prices and stable sales prices. Aromatics margins were mixed, as the improvement in styrene and polystyrene offset declines in benzene and paraxylene. Higher sales volumes, primarily ethylene, propylene, styrene and polystyrene, and lower operating expenses only partially offset the margin declines.

     Olefins and plastics production volumes rose 8% in 1998 on the strength of higher ethylene and propylene production at the new Port Arthur ethylene unit, which came onstream in October 1997. These increases were partially offset by a 60-day turnaround at the Cedar Bayou plant. Polyethylene and pipe production was flat between years. Normal alpha olefin production rose 8% following the effect of higher plant downtime in 1997. Aromatics production fell in 1998 due to the effects of Hurricane Georges-related downtime on Pascagoula benzene and paraxylene production and downtime associated the Pascagoula paraxylene plant expansion. The aromatics decline was partially mitigated by an increase of 19% in styrene's 1998 production, following operational problems in 1997.

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     Special item after-tax losses resulting from the reduction of certain inventory quantities which were valued at lower LIFO costs prevailing in prior periods in 1998 were $5 million and $1 million in 1997.

     PHILLIPS YEAR ENDED DECEMBER 31, 1998 COMPARED WITH YEAR ENDED DECEMBER 31, 1997

     Net income was $147 million in 1998 and $276 million in 1997. After excluding special items, net income was $150 million in 1998 and $273 million in 1997.

     Sales and other operating revenues decreased 18% in 1998. The decrease was primarily the result of lower product prices, including a 28% decline in ethylene prices and a 25% decrease in polyethylene prices. These price decreases were partially offset by higher polyethylene sales volumes in 1998. Equity in earnings of affiliated companies decreased 77% in 1998, primarily due to lower earnings from Sweeny Olefins Limited Partnership as a result of lower ethylene margins. Other revenues in 1997 consisted mainly of a net loss on asset dispositions.

     Purchased products decreased 24% in 1998, primarily due to lower ethylene and natural gas liquids feedstock product prices. Controllable costs and depreciation and amortization changed only slightly from 1997 to 1998. Taxes other than income taxes decreased 6%, primarily due to a $4 million reduction of excise taxes recognized in 1998 as part of a contingency settlement.

     Net operating income declined 45% in 1998, reflecting a sharp drop in ethylene margins, as well as lower polyethylene and polypropylene margins. In 1998, excess industry capacity and weak global demand continued to depress margins in the commodity chemicals and plastic resins industries.

     Ethylene production volumes decreased slightly in 1998, reflecting a maintenance turnaround in 1998, along with a temporary shutdown of the Sweeny facility, due to flooding caused by a tropical storm. This was mostly offset by higher production in 1998 following the restart in 1997 of a wholly-owned ethylene unit that had been idle since 1992.

     Polyethylene production volumes increased 12% in 1998, primarily due to increased production from the company's 50% owned polyethylene plant in Singapore, which completed an expansion in 1997 that brought total annual gross capacity to 860 million pounds. Also contributing to the higher polyethylene production volumes was new production from our 40% interest in Shanghai Golden Phillips, a joint-venture polyethylene facility in China that started in the second quarter of 1998, as well as higher production at the Houston Chemical Complex.

     Paraxylene margins remained depressed in 1998. Paraxylene production volumes were 27% higher in 1998, as a result of the completion of an expansion project at the Puerto Rico facility in 1997, which increased the facility's total annual capacity to 880 million pounds.

     In specialty chemicals and plastics, net income decreased 27% in 1998, compared with 1997. K-Resin(R) production volumes declined 12% in 1998, while sales prices were slightly lower.

CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING INFORMATION

     This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements which can generally be identified with words and phrases such as "believes," "expects," "anticipates," "should," "estimates," "foresees" or other words and phrases of similar import. The factors identified in this cautionary statement are important factors (but not necessarily all important factors) that could cause actual results to differ materially from those expressed in such forward looking statements. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we believe such assumptions or bases to be reasonable and make them in good faith. Assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on

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the circumstances. Where, in any forward-looking statement, we express an expectation or belief as to future results, there can be no assurance that the statement of expectation or belief will result, be achieved or be accomplished. We do not undertake to update, revise or correct any of the forward-looking information.

     The following are identified as important risk factors or assumptions which, if erroneous could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, CPC:

     - Because the chemicals business is cyclical, it is difficult to determine the timing and duration of periods of expansion and contraction within our business.

     - Our operations and our ability to generally operate profitably are subject to changes in the prices for our feedstocks and products, over which we have no control, our ability to operate our plants consistently and safely, force majeure events, labor relations difficulties, political risks, and the effect of foreign and domestic laws, rules, regulations, and court or regulatory decisions relating to taxes, the environment, human resources and our operations generally.

     - Improvement in CPC's margins and profitability are subject to our assumption that industry demand growth will follow historical trendlines, that the current slowing of the U.S. economy will not develop into a prolonged economic downturn, and that industry capacity expansion will not differ materially from projects which are currently under construction or announced.

     - Production and delivery of our products are subject to worldwide prices and demand, the availability of feedstock and other raw materials and the availability of transportation.

     - The ability to meet liquidity requirements, including funding of CPC's capital program, from borrowings, asset sales, if any, and operations, is subject to our ability to borrow privately or in the public markets and interest rates on such debt.

     - Plans for the construction, modernization or debottlenecking of domestic and foreign chemical plants, and the timing of production from such plants are subject to approval from our Owners or subsidiaries' Boards of Directors, obtaining loans and/or project financing, the issuance by foreign, federal, state, and municipal governments, or agencies thereof, of building, environmental and other permits, and the availability of specialized contractors and workforce.

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                                    BUSINESS

     Our company consists of the combined chemicals and plastics businesses and assets of Chevron Corporation ("Chevron"), excluding Chevron's Oronite division, and Phillips Petroleum Company ("Phillips" and together with Chevron, the "Owners"). We began operations on July 1, 2000. Chevron and Phillips have an extensive history in the chemicals and plastics industry dating back to 1942. We believe that the combination of their chemicals and plastics businesses has positioned us for growth by capturing cost savings, diversifying our products, rationalizing our feedstock and product distribution, and utilizing the best technologies and practices of our Owners.

     We have three primary business units: Olefins and Polyolefins; Aromatics; and Specialty Chemicals and Plastics. Our domestic chemicals and plastics plants are well-positioned geographically for long-term, stable access to feedstocks. We sell and distribute our products through established and well-developed marketing and transportation networks.

     Internationally, we operate facilities in six different countries including Mexico, Belgium, Saudi Arabia, Singapore, China and South Korea. We are also building a major petrochemical facility in Qatar. Most of these plants are or will be strategically located near their feedstock suppliers, with access to the largest markets for our products.

PRODUCTS AND MARKETS

     Our operations include three primary business units:

     - Olefins and Polyolefins;

     - Aromatics; and

     - Specialty Chemicals and Plastics.

OLEFINS AND POLYOLEFINS

     In 2000, we were the fifth largest producer of ethylene in the world, the fourth largest producer of polyethylene and the sixth largest producer of propylene.

     We produce a variety of olefins and polyolefins, the basic building blocks for a wide variety of chemicals, plastics and other materials, with leading market positions in several product areas. As a result of our formation, we have increased both the number of products in this segment, as well as the scale of their production. Our key products are essential components of numerous chemicals, plastics and other materials. Our product base has been expanded and diversified to meet the increasing need for olefins and polyolefins in a variety of materials and to supply the basic building blocks for a wide variety of chemicals and materials. We have ensured a secure feedstock supply in this segment through contracts with affiliates of our Owners, and have created a secure feedstock supply for our other segments through our increased olefin and polyolefin production and distribution capabilities. These developments have allowed us to improve our customer base, serve new petrochemicals consumers and reposition ourselves as exclusive supplier to many of our traditional customers. A discussion of the primary products in this segment follows. For a complete list of products in this segment, see the table at the end of this "Business" section.

     ETHYLENE. By volume, ethylene is the most widely consumed petrochemical product in the world, according to CMAI. We produce ethylene at our major facilities located in Sweeny, Cedar Bayou and Port Arthur, Texas. These plants have a combined capacity of approximately 8.1 billion pounds per year. We have modernized our three major facilities in the past five years by improving processes that may have been limiting production, upgrading their control systems and making other process improvements. We believe they are among the most modern and cost competitive facilities on the U.S. Gulf Coast.
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     Uses

     Ethylene is a basic building block for many plastics and chemicals. Its major uses include:

     - polyethylene (PE), which is produced in high density, low density, and linear low density forms and is used in trash bags, packaging film, toys, housewares, and milk containers;

     - ethylene dichloride (EDC), which is further processed into polyvinyl chloride, a material widely used in residential and commercial construction;

     - ethylbenzene (EB), an intermediate chemical used in the production of styrene and, ultimately, polystyrene, which is then used in packaging and containers;

     - ethylene oxide (EO), used in the production of ethylene glycol (EG), which is, in turn, further processed into antifreeze and polyesters; and

     - normal alpha olefins (NAO), which are used in polyethylene comonomer, detergents, and drilling fluids.

     Polyethylene accounts for approximately 57% of global ethylene consumption, making growth in the applications for, and consumption of, polymer derivatives a key driver for the ethylene market as a whole. Polyethylene end uses have evolved into more nondurable applications such as bags and packaging that are not as affected as other products by general economic slowdowns.

     Supply/Feedstock Sources

     Ethylene can be produced from ethane, propane, butane or naphtha. The two most common feedstocks are ethane (because of its high ethylene yield) and naphtha (because of its availability and transportability). Our ethylene production is based on an overall feedstock slate of approximately 60% ethane, 20% propane, 12% butane and 8% naphtha. The price of ethane correlates with the price of natural gas, while the price of the other ethylene feedstocks tend to correlate with the price of crude oil. Our ethylene plants have varying degrees of flexibility in the feedstocks they use due to their configuration, which enable us to utilize different feedstocks depending on feedstock costs.

     We have long-term, market-based purchase contracts with Duke Energy Field Services, LLC, an affiliate of Phillips, and Dynegy, Inc., an affiliate of Chevron, which cover approximately 80% of our anticipated ethylene feedstock needs. The agreement with Duke extends through December 31, 2014, and the agreement with Dynegy extends through August 31, 2006. We purchase the remainder of our feedstocks under a variety of supply contracts from numerous suppliers. These contracts can be long-term, monthly, or daily contracts made on a spot basis. Additionally, one of our affiliate companies owns a pipeline system through which we are able to obtain raw feedstocks on competitive terms.

     Marketing

     We use over 75% of our ethylene in the production of our derivative products (PE, NAO and styrene). We sell the balance of our production on the merchant market, with over 80% committed in the form of long-term contracts with 14 major purchasers. Our largest external customer purchases approximately 5% of our overall ethylene production. We also sell over one billion pounds a year to various producers of EDC or EO, thereby providing us with added portfolio diversity. We own an extensive ethylene pipeline system that gives us access to a large number of the ethylene consumers in the Texas Gulf Coast region. We own the only U.S. Gulf Coast ethylene import and export facility and have the right to transport half of the product imported or exported through it. Our ethylene storage capacity exceeds 800 million pounds and is split between our Clemens and Mont Belvieu, Texas facilities.

     POLYETHYLENE. Domestically, we produce polyethylene at our Cedar Bayou plant, the Houston Chemical Complex in Pasadena, Texas and at our Orange, Texas plant. Internationally, we produce polyethylene through our joint venture facilities in Singapore and in Shanghai, China. Our share of the combined capacity of our domestic and international facilities is 5.4 billion pounds per year.

     Uses

     Polyethylene is a polymer used in various applications. We produce three basic forms of polyethylene:

     - low density polyethylene (LDPE), which is used in flexible packaging applications requiring clarity, inertness and processing ease;

     - linear low density polyethylene (LLDPE), which is used in film applications such as stretch wrap and trash can liners and in injection-molding applications such as housewares and lids; and

     - high density polyethylene (HDPE), which is used in:

        - blow-molding applications such as the manufacture of milk bottles, liquid detergent bottles, industrial drums, oil bottles, and gas tanks, and

        - injection molded applications such as five gallon pails, totes and crates, and film applications such as grocery and merchandise bags and cereal box liners.

     Supply/Feedstock Sources

     The primary raw material for polyethylene production is ethylene, which represents 50 to 70% of polyethylene manufacturing costs. We produce ethylene in excess of our polyethylene production requirements. Hexene and butene are also necessary for polyethylene, and we produce each of those raw materials at our Cedar Bayou facility.

     Marketing

     Currently, approximately 85% of our polyethylene capacity is located in the United States, along the Texas Gulf Coast. We market approximately 95% of our production from this area in the United States. The remainder is exported to Mexico and Central America and South America. We market our production from our plants in Singapore and China almost exclusively in the Far East.

     We sell polyethylene to over 400 customers. Our largest single consumer is Performance Pipe Co., one of our operating divisions. This division consumes over 500 million pounds of HDPE per year and manufactures plastic pipe and fittings in 15 plants throughout the United States and Mexico. Performance Pipe is the single largest polyethylene pipe manufacturer in North America.

     In addition, a significant part of our HDPE is sold into the blowmolded container market. Our customers are suppliers of bottles to large consumer product manufacturers, dairies and bottled-water suppliers. We also supply HDPE for rigid product applications, such as five-gallon pails, paint cans, margarine tubs and stadium cups. Durable applications include pipe, sheet for land fill liners and automotive fuel tanks.

     Our LDPE and LLDPE products are sold mainly to flexible packaging suppliers, who produce coated cardboard juice cartons, plastic wrap, plastic bags and other products. Our customers also produce pallet stretch wrap and container liners.

     PROPYLENE. We produce propylene in our Cedar Bayou, Port Arthur and Sweeny facilities.

     Uses

     Propylene is a basic building block for various chemicals, plastics and fibers. Its primary uses are:

     - polypropylene (PP), which is the most commonly used propylene derivative, used in carpeting, food packaging, upholstery, auto parts, and plastic bottle applications;

     - acrylonitrile (ACN), which is used in clothing and high impact plastics;

     - oxo-alcohols, which are used in industrial solvents and intermediate chemicals; and

     - propylene oxide (PO), which is further processed into polyurethane foams.

     Supply/Feedstock Sources

     Approximately one-half of our propylene is produced as a coproduct of ethylene production. The exact amount varies with the type of ethylene feedstock used. The remainder of our propylene comes from the processing of refinery grade propylene (RGP) which we convert into polymer grade product. We purchase approximately 40% of our RGP from Chevron and Phillips. We purchase the remainder from a variety of suppliers under long-term and short-term contracts. We have an extensive system for collecting, storing and distributing RGP, which gives us the flexibility to secure feed sources economically.

     Marketing

     We sell our polymer grade propylene to major chemical manufacturers. Over 85% of our production is sold to polypropylene producers. Approximately 28% is sold to Phillips Sumika Polypropylene Company, our joint venture with Sumitomo Chemical Company, Ltd. The remainder is sold under long-term contracts to 12 external customers, with the largest customer representing approximately 15% of the overall production volume. We have an extensive propylene pipeline delivery system, which allows us to deliver to a majority of the Texas polymer-grade propylene consumers. We also sell to international contract and spot customers through a third-party export facility at Deer Park, Texas.

AROMATICS

     We produce a number of aromatics products with leading market positions in several product areas. In 2000, we were the eighth largest producer of styrene in the world, and the fourth largest in North America. We were the world's fourth largest producer of benzene, with an annual capacity of approximately 2.6 billion pounds, including our share of the capacity of our joint venture in Saudi Arabia. We were the fourth largest paraxylene producer in the world and the third largest in North America. Finally, we were the largest cyclohexane producer in the world.

     As a result of our formation, we have a ready supply of feedstock sources, an array of international production facilities and a broad product base. We believe that this has made us a leader in the aromatics sector. The geographic diversity of our facilities allows access to international markets and direct sources of feedstocks, and ensures broad distribution channels. Through long-term supply contracts, internal production and contracts with our Owners we have assured a secure supply of feedstocks for the foreseeable future. The proximity of our production facilities to feedstock sources ensures rapid and cost efficient feedstock supply and ensures that our products reach the market quickly. The combination of these factors has allowed us to take advantage of economies of scale and broaden the possibilities for our aromatics products. We believe that we are now in a position to increase our market share and leadership in this segment. A discussion of the primary products in this segment follows. For a complete list of products in this segment, see the table at the end of this "Business" section.

     BENZENE. Benzene has historically been produced as a by-product of the motor fuel and ethylene production processes. About 25% of the world's requirements are produced "on-purpose" in plants using a process known as the hydro-dealkylation process (or "HDA"). The HDA process is one of the highest cost processes currently used in this area of the industry. To an extent, producers using this process control the price of benzene since they are able to produce until prices drop to levels that will not allow them to recover their costs. At that point, they will tend to shut down their capacity until prices recover to levels which make their operations economic. We, however, have developed and use our proprietary Aromax(R) technology for benzene production. This technology results in lower production costs and we believe we are one of the world's lowest cost producers of "on-purpose" benzene.

     Uses

     Benzene is an aromatic hydrocarbon that is a basic building block for various chemicals, plastics and fibers. The major forms of benzene and their primary end uses are:

     - ethylbenzene, which is used in styrene production;

     - cumene, which is an intermediate used to make phenol and, thereafter, resins and engineering plastics; and

     - cyclohexane which is used in the production of nylon.

     Supply/Feedstock Sources

     The two main feedstocks for benzene production are pyrolysis gasoline and reformate, both of which are intermediate products of petroleum refining and petrochemical plants. These two feedstocks account for over 75% of benzene production worldwide. The remaining 25% comes from a variety of other sources.

     We purchase the majority of our benzene feedstocks from refineries owned by Chevron and Phillips located in proximity to our benzene plants. We have the capacity to produce benzene at our facility in Puerto Rico, which is being idled as we reconfigure the plant. In Saudi Arabia we have a 30-year feedstock agreement with Saudi Aramco pursuant to which we receive feedstock from a refining complex located within ten kilometers of our plant. For the balance of our benzene requirements above our production capability, we have term contracts with other major benzene producers at market prices.

     Marketing

     We are a net consumer of benzene in the heavy production area of North America. This allows us to operate our benzene plants at full capacity, preserving a low-cost position, even during times of slack demand for derivatives. At our plant in Saudi Arabia, approximately half of the benzene produced is consumed by our own cyclohexane plant located within the same facility. We sell the balance of the benzene on a term contract basis to a local styrene producer, and thereby avoid freight costs that would otherwise be incurred in shipping it to the large markets in Europe or Asia. We have a marketing agreement with Pertamina, the Indonesian state oil company, under which we market benzene produced by Pertamina in Cilacap, Indonesia. This product is sold predominantly through one-year contracts with consumers in Asia.

     STYRENE. We produce styrene at our St. James, Louisiana, plant which has approximately 1.7 billion pounds of capacity per year. The plant is temporarily idled due to a fire in a distillation unit which occurred on February 11, 2001, during a plant modernization project.

     Uses

     Styrene is an aromatic monomer primarily used to produce a wide variety of polymers having very diverse end uses. These include:

     - packaging, automotive applications and electronic parts;

     - paper, housewares and construction materials; and

     - carpeting and toys.

     Styrene is also used in the production of rubber and latex products.

     Supply/Feedstock Sources

     Styrene is made from two primary raw materials, benzene and ethylene. Ninety percent of the benzene used in our styrene plant is internally produced at our Pascagoula plant. The remainder is acquired through contract purchases. Ethylene is supplied to our St. James plant by a proprietary pipeline connected to the Louisiana grid system. We maintain flexibility in our ethylene supply through contract purchases, shipments from our Texas facilities and spot purchases.

     Marketing

     We consume about 600 million pounds of styrene annually at our own polystyrene plant in Marietta, Ohio, and sell the balance of our production in the merchant market. Although we generally market styrene in all regions of the world, we currently sell almost all styrene produced at our St. James, Louisiana, plant in the U.S. Recently, U.S. markets have consumed all of the U.S. styrene production and the margins are better on domestic styrene sales. While we sell almost all of our production through term contracts, we use two different pricing mechanisms. Some very large contracts, accounting for about half of the merchant sales, are based on cost-plus formulas. During a weaker market, these contracts provide a guaranteed margin above costs. However, during periods of stronger markets, where prices increase and margins become greater, these contracts remain fixed. The remaining merchant sales are at prices which are negotiated and settled on a monthly basis.

     PARAXYLENE. We produce paraxylene at our Pascagoula, Mississippi, and Guayama, Puerto Rico, plants, the combined capacity of which is 1.9 billion pounds per year.

     Uses

     Paraxylene is used primarily in the production of two products:

     - terephthalic acid (TPA); and

     - dimethyl terephthalate (DMT).

     Both TPA and DMT are used primarily in the production of polyester fibers and PET resins. Polyester fibers are used in a variety of familiar products such as carpets, upholstery and clothing. PET resins are used in soft drink bottles and other containers.

     Supply/Feedstock Sources

     Mixed xylenes are the feedstock for paraxylene production. They are the end product of either reforming operations that are part of the motor fuels production process in refineries or the conversion of toluene, another intermediate refining product, to benzene and xylenes. Mixed xylenes are also available on the merchant market as both gasoline blending stocks and paraxylene plant feedstocks which we use during periods of high market demand. We purchase mixed xylenes from Chevron at their Pascagoula, Mississippi, refinery. During periods of high paraxylene demand, we also purchase mixed xylenes on the spot market to supplement our feedstock requirements at our Pascagoula, Mississippi, plant.

     Marketing

     A few very large global consumers buy most of the paraxylene available on the market. They purchase mainly on a term contract basis with pricing tied to a quarterly, negotiated, industry-wide contract price. With the purchasing concentrated in a few large consumers, they are able to exert pressure on the quarterly-negotiated contract price, which means that low margins result during times of oversupply. There is also an active spot market for paraxylene, which allows large consumers a degree of flexibility with respect to pricing options and the periodic need to cut back their production for inventory control. We sell approximately 70% of our production under long-term contracts, with the balance sold on the spot market. Historically, spot prices fluctuate more than contract prices and, as a result, they are lower than contract prices during weak markets and higher than those prices during strong ones.

     CYCLOHEXANE. We market approximately 18% of cyclohexane production worldwide. This includes volumes we produce at our Port Arthur, Texas, Puerto Rico and Saudi Arabia plants, as well as volumes for which we have marketing rights. We own 50% of the Saudi facility with independent investors owning the remaining interest. We have the exclusive right to market the cyclohexane exported from that facility. In addition, we have the exclusive right to market the cyclohexane produced by Phillips at its Sweeny, Texas, and Borger, Texas, refineries.

     Uses

     Cyclohexane is predominantly used in intermediate products for the manufacture of nylon. The major cyclohexane products and their primary end uses are:

     - nylon fibers, which are used to produce carpet and textile yarn; and

     - nylon resins, which are used to produce films and coatings, automotive parts, and wire and cable.

     Supply/Feedstock Sources

     The raw materials for cyclohexane are benzene and hydrogen. We consume more benzene than we produce. We therefore obtain the balance through term contracts and spot purchases.

     Marketing

     We sell most of our cyclohexane in the U.S. and Europe through sales contracts which are typically long-term arrangements with cost-plus price formulas. We also have access to the Asian market from our joint venture plant in Saudi Arabia.

SPECIALTY CHEMICALS AND PLASTICS

     We produce a variety of specialty chemicals with leading market positions in several areas. We are the third largest producer of alpha olefins in the world and in North America. We are a leading producer of a styrene-butadiene copolymer sold under the tradename K-Resin(R). In 2000, we were the largest global producer of polyphenylene sulfide engineering plastics and compounds, which we sell under the tradename Ryton(R). In 2000, we were also the sixth largest polystyrene producer in the world and the fifth largest in North America.

     Our K-Resin(R) production at our Houston Chemical Complex has been idled since the March 2000 accident and fire at the plant. We are currently rebuilding it and expect operations to begin around midyear 2001. Additionally, we produce a variety of lower volume, higher margin organosulfur chemicals, fine chemicals and specialty chemicals with leading market positions in several areas.

     Our specialty chemicals and plastics segment is our most profitable segment, on a unit-of-production basis and is a major beneficiary of our formation. Our ability to internally produce many of the feedstocks for certain products within this segment allows us to secure a constant feedstock supply and maintain cost competitiveness. This segment produces a broad variety of products used throughout the manufacturing sector and directly by retail consumers. A discussion of the primary products in this segment follows. For a complete list of products in this segment, see the table at the end of this "Business" section.

     NORMAL ALPHA OLEFINS, POLYALPHA OLEFINS. We are capable of producing approximately 1.3 billion pounds per year of normal alpha olefins in the U.S., which currently represents approximately 15% of global capacity. We produce all our normal alpha olefins at our Cedar Bayou plant. Our plant under construction in Qatar, in which we have 49% interest, will have an annual capacity of an additional 100 million pounds of hexene, an olefin used in polyethylene production.

     Uses

     Normal alpha olefins are simple hydrocarbon building blocks produced from ethylene that are used in the manufacture of numerous intermediate products. The major end uses for normal alpha olefins are:

     - comonomers, used in polyethylene production;

     - surfactants, used in the manufacture of soaps and detergents;

     - synthetic lubricants and additives;

     - drilling fluids used in oil and gas production; and

     - polyalpha olefins.

     The major end uses for polyalpha olefins are synthetic lubricants.

     Supply/Feedstock Sources

     Alpha olefins are generally produced by processing ethylene. We produce and supply all of the ethylene required in the alpha olefins production process in our Sweeny, Cedar Bayou and Port Arthur, Texas, facilities.

     Marketing

     We sell alpha olefins primarily to other chemical companies who use them to produce a broad range of intermediate products. Some of the largest consumers are ExxonMobil, Dow/ Carbide, Huntsman Chemical, Baker Hughes, Baroid and Chevron's Oronite additives business. We also use our own production in the manufacture of polyethylene and polyalpha olefins. North America and Europe are the largest markets for alpha olefins, but the Asia Pacific, Middle East and South America markets are growing.

     SPECIALTY CHEMICALS. Specialty chemicals consist of a variety of organosulfur chemicals, fine chemicals and other specialties. The volumes of any given product are not large when compared to the basic commodity products like ethylene and polyethylene produced by our other business segments. In the aggregate, however, we produce approximately 400 million pounds per year of specialty chemicals. They account for a significant portion of the operating income of our specialty chemicals and plastics business line.

     Uses

     Specialty chemicals have a variety of uses, including:

     - agricultural applications;

     - pharmaceuticals;

     - polymer modifiers;

     - oil and gas drilling;

     - specialty fuels and catalysts;

     - petrochemicals applications;

     - personal care;

     - electronics; and

     - mining.

     Supply/Feedstock Sources

     Specialty chemicals production depends on the availability of a number of specialized streams of products and coproducts that are the result of the petroleum refining and petrochemical production processes. Feedstocks include hydrogen sulfide, a variety of olefins, and other hydrocarbon streams. In many cases we acquire these feedstocks through long-term arrangements with our Owners, from facilities that are integrated with our own production facilities. Feedstock costs typically represent 40 to 50% of total production costs.

     Marketing

     Specialty chemicals are generally sold into smaller, niche markets. The number of suppliers and consumers of any given product can be limited. As a result, many of our products are sold under long-term contracts. Because the customer and applications base is diverse, the business is less cyclical than the commodity chemicals business. In addition, gross margins tend to be higher.

     We have a global marketing network, consisting of our own representatives and third-party distributors and agents. More than half of our representatives are located outside the U.S., in all major regions of the world. This network provides sales, distribution and technical services to our customers. We have the ability to differentiate our products from those of other suppliers, and to customize our products for particular applications, through the use of technology and long-term relationships with our customers.

     K-RESIN(R). We produce a styrene-butadiene block copolymer sold under the trade name K-Resin(R). Our production comes from our Houston Chemical Complex and from our Daelim Industrial Co. , Ltd. joint venture plant in South Korea. As a result of an explosion and fire which occurred on March 27, 2000, at our Houston Chemical Complex, there is currently no K-Resin(R) production from that facility. We are reconstructing the plant and anticipate initial production around midyear 2001, with production capacity to be added during the remainder of the year. We are one of only seven producers in the world of high-styrene content styrene-butadiene copolymers.

     Uses

     K-Resin(R) is a high-quality, clear polymer material used in a variety of products. The major end uses of K-Resin(R) are:

     - medical components such as drainage units;

     - toys;

     - rigid and flexible packaging;

     - food packaging and cups; and

     - garment hangers.

     Supply/Feedstock Sources

     The main feedstocks for K-Resin(R) are styrene and butadiene. We produce our own styrene in the U.S. and we secure butadiene on a long-term contract basis with Royal Dutch/Shell. In Korea we secure feedstocks through long-term contracts with Yeochun NCC, Ltd.,(R) a company in which our joint venture partner Daelim has a 50% interest.

     Marketing

     Because high-styrene content styrene-butadiene copolymers such as K-Resin(R) are specialty polymers, their pricing does not tend to follow the same cyclical patterns experienced by commodity resins such as polyethylene and polypropylene. We conduct our marketing primarily by working with customers to create new K-Resin(R) applications, to improve existing applications, and to improve our customers' processing capabilities. We have a sales and technical support organization comprised of direct representatives, agents and distributors, that is active both in North America and internationally. Some of our product is sold under multiyear agreements. The majority, however, is sold through individual purchase orders with customers with whom we have established relationships.

     RYTON(R) POLYPHENYLENE SULFIDE. We produce high-performance polyphenylene sulfide (PPS) polymers and compounds, which we sell under the trade name Ryton(R). Compounds are combinations of Ryton(R) polymer and various additives, designed to have specific properties. We have annual production capacity of approximately 22 million pounds of PPS polymer at our Borger, Texas, plant. We sell approximately one million pounds of this polymer to third parties and use the remainder to produce approximately 34 million pounds of PPS compounds in our Borger, Texas, Belgium, and Singapore plants. These compounds are then sold to third parties.

     Uses

     Ryton(R) PPS is a high-performance engineering polymer used in applications requiring strength, heat resistance and chemical resistance. The major end uses of Ryton(R) PPS include:

     - electrical connectors and components;

     - automotive fuel, coolant, electrical and transmission components; and

     - various small appliance components.

     Supply/Feedstock Sources

     The feedstocks for Ryton(R) are substances such as caustic, sodium hydrosulfide and other chemicals and solvents that are generally available in substantial quantities on the open market. We have a number of suppliers who provide these materials to us under either long-term or renewable contracts. The materials used in the compounding process are generally purchased at locations close to our compounding facilities.

     Marketing

     We have a global sales network which includes direct representatives, distributors and agents to market our PPS products. Our compounding facilities are located near our customers, enhancing our global sales efforts. Our customer base includes component suppliers and appliance manufacturers. Our products are generally sold under one-year, renewable agreements.

COMPETITION

     All phases of our businesses are highly competitive. Product improvement and new product development, through research and technology, are routine in the industry. In addition, producers constantly improve their manufacturing and distribution systems. In the marketing phase of the business, competitive factors include product quality and reliability, price, sales and technical support organizations, and development of customer loyalty. Our competitors vary in each of our business segments.

     Competition in the Olefins and Polyolefins Segment

     We have the fifth largest production capacity of ethylene worldwide. The combined processing capacity of our ethylene units at December 31, 2000, was approximately 8.1 billion pounds per year. Other significant producers of ethylene include Dow/Carbide, ExxonMobil, Royal Dutch/Shell, Equistar and Nova Chemicals.

     We have the fourth largest production capacity of polyethylene in North America. The combined processing capacity of our polyethylene units at December 31, 2000, was approximately 5.4 billion pounds per year.

     Competition in the Aromatics Segment

     We are a leader in the aromatics market. We rank second in total aromatics production capacity worldwide. We have the world's largest cyclohexane production capacity and the fourth largest paraxylene production capacity. The production capacities of our cyclohexane and paraxylene units are approximately
1.4 and 1.9 billion pounds per year, respectively. In addition, we have the right to market 600 million pounds of cyclohexane produced by Phillips. We have the eighth largest styrene production capacity in the world and the fourth largest in North America. We compete with other large producers of aromatics, including BP, ExxonMobil, Royal Dutch/ Shell, Dow/Carbide and Nova Chemicals. We constantly search for ways to lower our production costs such as, for example, using our own proprietary Aromax(R) process in the production of benzene.

     Our aromatics product lines benefit from the synergies created by the combination of the Phillips and Chevron chemicals and plastics businesses. Multiple supply points allow greater reliability and reduction of freight costs.

     Competition in the Specialty Chemicals and Plastics Segment

     Specialty chemicals are characterized by smaller, niche markets with fewer producers. Both demand and pricing levels tend to be less volatile than is the case with commodity chemicals.

     Our normal alpha olefins ("NAO") technology allows us to produce a wide range of hydrocarbon products which compete in many different markets, including comonomers for polyethylene, surfactants, drilling fluids and polyalpha olefins. Other significant NAO producers are BP and Royal Dutch/Shell. Our Ryton(R) plastics compete in markets requiring heat and corrosion resistance properties. Our K-Resin(R) copolymer is used in plastics applications requiring clarity and shatter resistance. The unique characteristics of these products allow them to be utilized in many specialized applications.

PROPERTIES AND MANUFACTURING FACILITIES

     We currently lease the office space for our principal executive offices, located in Houston, Texas. We also own or lease administrative, technical and sales office space in various locations. We have announced our intention to move our headquarters to a new office which we anticipate building in The Woodlands, located north of Houston.

     We produce our products at 33 plants in seven countries. We are constructing an additional facility in Qatar. The following chart provides information regarding our principal manufacturing facilities, business segments served, principal products and capacity.

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

                                                                                           APPROXIMATE
FACILITY/LOCATION                        SEGMENTS SERVED                 PRODUCT             CAPACITY
-----------------                --------------------------------   ------------------   ----------------
                                                                                           (IN MILLION
                                                                                               LBS.
                                                                                            PER YEAR)
Drilling Specialties
  Conroe, Texas................  Specialty Chemicals and Plastics       Soltex(R)               20
Houston Chemical Complex
  Pasadena, Texas..............  Olefins and Polyolefins               Polyethylene           2,200
                                 Olefins and Polyolefins              Polypropylene            790
                                 Specialty Chemicals and Plastics       K-Resin(R)             370    (1)
Sweeny Facility
  Old Ocean, Texas.............  Olefins and Polyolefins                 Ethylene             4,600
                                 Olefins and Polyolefins                Propylene             1,250
Borger Facility
  Borger, Texas................  Specialty Chemicals and Plastics    Methyl Mercaptan          100
                                 Specialty Chemicals and Plastics    Dimethyl Sulfide           10
                                 Specialty Chemicals and Plastics      Ryton(R) PPS             22
                                                                         Polymer
                                 Specialty Chemicals and Plastics   Ryton(R) Compounds          6
                                 Specialty Chemicals and Plastics     Other various            200
Cedar Bayou Plant
  Baytown, Texas...............  Olefins and Polyolefins                 Ethylene             1,750
                                 Olefins and Polyolefins                Propylene              910
                                 Specialty Chemicals and Plastics    Acetylene Black            18
                                 Specialty Chemicals and Plastics      Normal Alpha           1,250
                                                                      Olefins (NAO)
                                 Specialty Chemicals and Plastics   Polyalpha Olefins          104
                                 Olefins and Polyolefins               Linear-low,            1,540
                                                                       low and high
                                                                         density
                                                                       polyethylene
Marietta Plant
  Marietta, Ohio...............  Specialty Chemicals and Plastics      Polystyrene            700
                                                                     pellets, crystal
                                                                     and high impact
                                                                       polystyrene
Orange Chemical Plant
  Orange, Texas................  Olefins and Polyolefins               Polyethylene           1,170
Port Arthur Plant
  Port Arthur, Texas...........  Olefins and Polyolefins                 Ethylene             1,730
                                 Olefins and Polyolefins                Propylene              720
                                 Aromatics                               Benzene               530
                                 Aromatics                             Cyclohexane             330
                                 Aromatics                                Cumene              1,100
St. James Plant
  St. James, Louisiana.........  Aromatics                               Styrene              1,700   (2)
Saudi Chevron Phillips
  Petrochemical
Al Jubail, Saudi Arabia........  Aromatics                               Benzene              1,060   (3)
                                 Aromatics                             Cyclohexane             525    (3)

                                                                                           APPROXIMATE
FACILITY/LOCATION                        SEGMENTS SERVED                 PRODUCT             CAPACITY
-----------------                --------------------------------   ------------------   ----------------
                                                                                           (IN MILLION
                                                                                               LBS.
                                                                                            PER YEAR)
Pascagoula Facility
  Pascagoula, Mississippi......  Aromatics                              Paraxylene            1,000
                                 Aromatics                               Benzene              1,360
Puerto Rico Plant
  Guayama, Puerto Rico.........  Aromatics                             Cyclohexane             845    (4)
                                 Aromatics                              Paraxylene             880    (4)
                                 Aromatics                             Orthoxylene             215    (4)
Chevron Phillips Chemicals
  Singapore
  Palau Ayer Merbau Island,
  Singapore....................  Olefins and Polyolefins               Polyethylene            860    (3)
Shanghai Golden Phillips
  Petrochemicals Ltd.
  Shanghai, China..............  Olefins and Polyolefins               Polyethylene            220    (3)
Tessenderlo Chemicals Plant
  Tessenderlo, Belgium.........  Specialty Chemicals and Plastics      Organosulfur             40
                                                                        Chemicals
Kallo Compounding Plant
  Kallo-Beveren, Belgium.......  Specialty Chemicals and Plastics   Ryton(R) Compounds          20
K R Copolymer Co., Ltd. Plant
  Yochon, South Korea..........  Specialty Chemicals and Plastics       K-Resin(R)             115    (3)
Plastics Compounds &
  Development Center
  (PCDC)100%
  Singapore....................  Specialty Chemicals and Plastics   Ryton(R) Compounds          8
Chevron Chemical Zhangjiagang
  Company Ltd.
  Zhangjiagang, China..........  Specialty Chemicals and Plastics      Polystyrene             220
Performance Pipe Division
  Fifteen locations in
  North America................  Olefins and Polyolefins            Polyethylene pipe          580

---------------
(1) Capacity prior to March 2000 accident. Plant currently not in operation and is being rebuilt.

(2) Facility temporarily idled pending replacement of distillation column destroyed by fire on February 11, 2001.

(3) Capacities shown are the gross capacity of the facility.

(4) Facility being temporarily idled pending reconfiguration of operations.

RECENT AND ONGOING PROJECTS

     - Qatar Chemical Company Ltd (Q-Chem) -- We have entered into an agreement with Qatar General Petroleum Corporation for the construction of a petrochemicals facility in Qatar. We have a 49% interest in the project, which is designed to produce approximately 1.1 billion pounds of ethylene, one billion pounds of polyethylene, and 100 million pounds of hexene-1 annually. The estimated cost of producing ethylene in the Middle East is approximately half the cost of producing ethylene in the U.S. Gulf Coast region according to Chem Systems and, as a result, the delivered cost of high density polyethylene from the Middle East to East Asia is lower than the delivered cost in the U.S.

     - Chevron Phillips/Solvay Polyethylene Joint Venture -- We have entered into an agreement with Solvay Polymers, Inc. for the construction and joint ownership of a 700 million pound-per-year loop slurry plant designed to produce basic, high-density polyethylene resins. The plant will be located at our Cedar Bayou, Texas facility, and will have the largest capacity of any single polyethylene reactor in the world. The plant will be owned equally with Solvay, and we will each independently market our share of production. We expect to begin production in late 2002.

     - Saudi Chevron Phillips Petrochemical Project -- We jointly own an aromatics plant with Saudi Industrial Investment Group, with annual capacity of 1.06 billion pounds per year of benzene and 525 million pounds per year of cyclohexane. It is located at Jubail Industrial City, Saudi Arabia. The plant began production in December 1999. The benzene is sold locally. We sell the cyclohexane in Europe.

     - Chevron Chemical Zhangjiagang Company, Ltd. -- Chevron Chemical Zhangjiagang Company, Ltd. is a wholly-owned subsidiary. The venture, located in Zhangjiagang, China, is designed to produce 220 million pounds per year of polystyrene. Commercial production began in 2000.

EMPLOYEES

     From July 1 through December 31, 2000, our workforce consisted of the combined workforces of Phillips and Chevron devoted to their respective chemicals activities. Effective January 1, 2001, these individuals became direct employees of CPC. At March 31, 2001, we employed 6,141 persons. Approximately 90% of this workforce is employed in North America, 5% in Asia, 4% in Europe and the remainder in other locations. Some employees are subject to collective bargaining arrangements. Overall, we believe that our employee relations are good.

INTELLECTUAL PROPERTY

     Our business is, to a considerable extent, technology driven. Therefore, we aggressively develop and protect the intellectual property necessary to conduct our operations. We currently rely on a combination of patent, trademark, copyright and trade secret laws as well as confidentiality procedures and contractual provisions to protect our intellectual property rights. Where we do not have a necessary technology, we obtain or license it from third parties.

     We own, or license from our Owners, the rights to 1,182 issued patents and 332 applications in the United States and 244 issued patents and 1,774 applications in foreign jurisdictions relating to our operations and products. Under the Contribution Agreement (See "The Contribution Agreement") and intellectual property agreements incident thereto, our Owners granted us an irrevocable, exclusive license, with the right to grant sublicenses, to use the patents that they own in connection with our operations and products. We have the option to have these patents assigned to us. Our Owners retain certain irrevocable, nonexclusive rights to use the patents, which they have assigned or licensed to us, for their own business operations or to license such patents to third parties for use in fields of operations not primarily related to our business. Furthermore, Chevron and Phillips have granted us nonexclusive rights to use certain other intellectual property that they own, which is, to some degree, useful in our business.

     We often grant licenses to our technology to third parties. Two significant processes that we license include our loop slurry polyethylene process and our Aromax(R) aromatics production process. The licenses we grant to these processes typically provide for royalty payments from third parties based on the actual or anticipated volume of product that they may produce, payable either as a lump sum or as a "running royalty". The licenses for these processes generally provide that any technologies developed by the licensee related to such process shall be licensed to us with the right to sublicense such developments to third parties. This technique, common in technology licensing, enhances our ability to provide our customers and licensees with the most current technology available.

     We rely on confidentiality procedures and contractual provisions to protect our technology, in cases where it is not patented or patentable. Our licenses to third parties contain restrictions on disclosure. Our employees execute nondisclosure agreements when their employment begins, and agree to assign to us the rights to intellectual property developed during their employment. Third parties are not allowed to inspect or photograph our facilities except under close supervision. Contractors involved in the detailed design or construction of our or our licensees', facilities are required to execute nondisclosure agreements. We take appropriate actions to prevent third parties from disclosing our proprietary data, or otherwise using our intellectual property, without proper authorization.

     We are the owners of the Marlex(R), Ryton(R), and K-Resin(R) trademarks, which are each used in our plastics and specialty chemicals businesses, and Aromax(R), which is used in our aromatics technology licensing business. Also, we license our trade name on a nonexclusive basis from our Owners. We take appropriate actions to maintain, renew, protect and enforce our trademarks, in order to prevent infringement, dilution or misappropriation by third parties in the United States and abroad.

ENVIRONMENTAL REGULATION

     We must comply with and are subject to liability under environmental laws and regulations in all the jurisdictions in which we do business. We discuss these laws and regulations and their impact on us in "Risk Factors -- Extensive environmental, health and safety laws and regulations impact our operations and assets; compliance with, and/or liabilities under, these laws and regulations could adversely affect our results of operations and the value of the notes."

     We incur, and expect to continue to incur, substantial costs for capital improvements and general compliance under applicable environmental laws, including costs to acquire, maintain and repair pollution control equipment. Over the next several years, industrial facilities in the Texas Gulf Coast region, including facilities we own, will require modification and the installation of additional control equipment to comply with regulations relating to nitrogen oxide (NOx) emissions, which apply generally to industries in this area. Under some environmental laws, we may be jointly and severally liable for environmental contamination on or from our properties and at off-site locations where we dispose of or arrange for disposal or treatment of hazardous wastes.

     We are aware that there is or may be soil or groundwater contamination at some of our facilities. We may need to remediate soil and groundwater contaminated with hazardous substances. We had accrued remediation environmental costs of $8 million at December 31, 2000. We did not have any accrued environmental costs associated with discontinued or sold operations, sites where we had been named a potentially responsible party, or environmental litigation at December 31, 2000. Based on available information, we believe that the costs we may need to incur to investigate and remediate contamination known to us will not have a material adverse effect on our business, financial condition or results of operations.

LEGAL PROCEEDINGS

     Pursuant to the Contribution Agreement under which our assets were transferred to us, we generally assumed the liabilities associated with the chemicals and plastics businesses of Chevron and Phillips, including claims and suits occurring in the normal course of business. We believe that these ordinary course claims and lawsuits will not have a material adverse effect on our financial position or on our results of operations. However, proceedings arising out of two incidents which occurred in June 1999 and March 2000, at the K-Resin(R) plant, one of three plants at the Houston Chemical Complex we acquired from Phillips, are the subject of several lawsuits.

     On June 23, 1999, prior to the date of CPC's formation, a flash fire occurred in a reactor vessel at the K-Resin(R) plant at the Houston Chemical Complex. Two individuals employed by a subcontractor, Zachry Construction Corporation, were killed and other workers were injured. Eight lawsuits, one of which has been settled, have been filed in Texas in connection with the incident. Phillips is a named defendant in these actions. The first of these lawsuits to go to trial, a wrongful death claim, ended in December 2000. The jury found that Phillips was negligent and acted with malice in causing the incident. Although the jury award totaled approximately $117 million, Phillips anticipates that the court will reduce the punitive damage portion of that award as required by Texas law, and that the judgment ultimately entered will be approximately $12 million. Phillips has announced its intention to appeal the judgment in this case. The remaining wrongful death action is scheduled for trial in May 2001. Under the indemnification provisions of the subcontracting agreement between Phillips and Zachry, Phillips has sought indemnification from Zachry with respect to the claims of the Zachry workers. Phillips has also filed an action against various Zachry insurers to obtain a declaration that coverage is available in regard to the incident under policies issued by them. There are provisions in the Contribution Agreement, under which CPC was formed, relating to indemnification of Phillips by CPC for damages stemming from this incident. It is our opinion that the final outcome of this litigation, when resolved, will not have a material adverse effect on results of operations, financial condition or cash flows.

     On March 27, 2000, an explosion and fire occurred at the K-Resin(R) plant due to the overpressurization of an out-of-service butadiene storage tank. The 370 million pound-per-year K-Resin(R) facility has been idle since that time. One Phillips employee was killed and several individuals, including employees of both Phillips and its contractors, were injured. Twelve lawsuits have been filed on behalf of 51 workers as a result of this accident. Six of the lawsuits involving seven workers have been settled. The litigation is currently in the discovery stage with the first trial set for June 2001. Under the indemnification provisions of subcontracting agreements with Zachry and Brock Maintenance, Inc., Phillips has sought indemnification from these subcontractors with respect to claims made by their employees. The Contribution Agreement provides for indemnification of CPC by Phillips with respect to all liabilities associated with these claims. It is our opinion that the final outcome of this litigation, when resolved, will not have a material adverse effect on our results of operations, financial condition or cash flows.

     We are also a party to a number of other legal proceedings pending in various courts or agencies for which, in some instances, no provision has been made. While the final outcome of these other proceedings cannot be predicted with certainty, it is our opinion that none of these other proceedings, when resolved, will have a material adverse effect on our results of operations, financial condition or cash flows.

     On September 21, 2000, the Occupational Safety and Health Administration ("OSHA") issued to Phillips and to us as the successor to Phillips, a Citation and Notification of Penalty (the "citation") relating to the March 2000 incident. The citation alleges 50 different violations (over 30 of which are for alleged inadequate training of individual operators) of the Occupational Safety and Health Act or regulations thereunder, and assesses penalties totaling approximately $2.5 million. Both Phillips and we have announced that we disagree with the citation and penalty and have filed with OSHA a notice of our intent to contest it. As owners of the facility, we will ultimately be responsible for implementing any abatement remedies that may be required under the OSHA proceedings. However, Phillips will be financially responsible for fines and penalties arising out of the March 2000 incident.

     We are in discussions with the Louisiana Department of Environmental Quality ("LDEQ") concerning a condition that we disclosed to the LDEQ involving leak detection and repair requirements at one of our facilities. No proceeding has yet been filed and we are negotiating a resolution to the matter.

PRODUCTS

     Below is a listing of our products and some end uses for each:

       PRODUCT                                 PRIMARY USES
       -------                                 ------------
OLEFINS AND POLYOLEFINS BUSINESS UNIT
ETHYLENE               Basic building block for plastics and elastomers and also a raw material for chemicals used to make paints, detergents and antifreeze
POLYETHYLENE           Polymer used in various items:
                       - high-density polyethylene, which is a resin used for
                       detergent bottles, pails, plastic pipe and conduit, shopping bags, geomembrane and film applications;
                       - linear low-density polyethylene, which is a resin used for plastic film and injection molding applications;
                       - low-density polyethylene, which is a resin used for
                       plastic films, paper coating, surgical gloves and injection molding applications; and
                       - polyethylene pipe, which is used in a wide variety of
                       industries and applications such as electrical, energy, gas distribution, geothermal, mining, municipal projects and
                         telecommunication.
PROPYLENE              Basic building block for various plastics and fibers and
                       also used as a raw material for chemicals used to make
                       paints, detergents and resins
POLYPROPYLENE          Polymer used in fibers, films, automobiles and housewares

AROMATICS BUSINESS UNIT
BENZENE                An aromatic primary building block chemical used in the
                       production of ethylbenzene, cumene, cyclohexane and other
                       chemicals
STYRENE                Aromatic monomer used to produce a wide variety of polymers with very diverse end uses, including packaging, automotive applications, electronic parts, rubber products, paper,
                       housewares, construction materials, carpeting and toys
PARAXYLENE             Used almost exclusively to make terephthalic acid or
                       dimethyl terephthalate intermediates in the production of
                       polyester and packaging resins such as polyethylene
                       terephthalate (PET)
CYCLOHEXANE            Predominantly used in intermediates for the manufacture of nylon
CUMENE                 An intermediate used to produce phenol and acetone
NEOHEXENE              Fine chemical used in the production of synthetic industrial perfumes
MIXED XYLENE           Feedstock for the manufacture of paraxylene and orthoxylene
ORTHOXYLENE            Used almost exclusively to make phthalic anhydride, an
                       intermediate used in the production of plasticizers

SPECIALTY CHEMICALS AND PLASTICS BUSINESS UNIT
NORMAL ALPHA OLEFINS   Group of chemicals produced from ethylene and used in
(NAO)                  plasticizer alcohols, polyethylene, surfactants and
                       synthetic lubricants and additives

       PRODUCT                                 PRIMARY USES
       -------                                 ------------
POLYALPHA OLEFINS      Base stock for synthetic lubricants
(PAO)
K-RESIN(R) STYRENE-    A high quality clear polymer material used in a variety of
BUTADIENE COPOLYMERS   products including medical components, toys, candy wrap,
(SBC)                  food packaging, cups and garment hangers
POLYSTYRENE            Polymer used in packing, cups, toys, furniture and
                       housewares
RYTON(R)               A high performance engineering polymer used in electronic,
POLYPHENYLENE SULFIDE  automotive and appliance applications
(PPS)
ACETYLENE BLACK        Carbon black resulting from incomplete combustion of
                       acetylene, used in batteries, magnetic tape, caulk, sealant, conductive paint and ink, specialty silicone rubber and
                       plastics and explosives
DIMETHYL SULFIDE       Used as a sulfiding agent and agricultural chemical
                       intermediate
HIGH-PURITY            High-purity chemicals including performance-proven normal
HYDROCARBONS &         paraffins, cycloparaffins and isoparaffins, including
SOLVENTS               Soltrol(R) isoparaffin solvents, used in various
                       pharmaceutical, industrial and consumer applications
MINING CHEMICALS       Petroleum distillates, organosulfur and other mineral
                       processing chemicals used in the recovery of copper,
                       molybdenum and other metals from ore
ORGANOSULFUR           Chemical intermediates, primarily mercaptans, used in
CHEMICALS              agricultural and pharmaceutical intermediates and
                       polymerization modifiers
PERFORMANCE &          Specialty fuels for calibration standards and
REFERENCE FUELS        high-performance service such as off-road and boat racing
DRILLING SPECIALTY     Additives used in water-based drilling fluids for
CHEMICALS INCLUDING    controlling unstable shale formations and increasing hole
SOLTEX(R) & POTASSIUM  lubricity during oil and gas well drilling
SOLTEX(R)

                                   MANAGEMENT

     The executive officers and directors of Chevron Phillips Chemical Company LLC are set forth in the following table:


NAME                             AGE                POSITION
----                             ---                --------

J. L. Gallogly.................   48   President & Chief Executive Officer;
                                       Nonvoting Director
C. K. Potter...................   54   Senior Vice President & Chief Financial
                                       Officer; Nonvoting Director
G. C. Garland..................   43   Senior Vice President, Planning and
                                       Strategic Transactions
A. S. Meyer....................   54   Senior Vice President, Specialty
                                       Chemicals and Plastics
J. M. Parker...................   54   Senior Vice President, Aromatics
T. G. Taylor...................   47   Senior Vice President, Olefins &
                                       Polyolefins
J. M. McKee....................   50   Vice President and Treasurer
G. G. Maxwell..................   44   Vice President and Controller
C. B. Glidden..................   43   Vice President and General Counsel
D. W. Callahan.................   58   Class C Director
M. R. Klitten..................   56   Class C Director
M. J. Panatier.................   52   Class P Director
J. E. Lowe.....................   42   Class P Director


     J. L. GALLOGLY: Mr. Gallogly is President and Chief Executive Officer. He previously served as Senior Vice President of Chemicals/Plastics for Phillips, a position he accepted in 1999. From 1998 to 1999, he was responsible for olefins and polyolefins for Phillips. From 1997 to 1998 he was Vice President of plastics. Prior to 1997, he was Vice President for North American production. Mr. Gallogly is a Director of the American Chemistry Council.

     C. K. POTTER: Mr. Potter is Senior Vice President and Chief Financial Officer. Mr. Potter previously served as Vice President, Finance, of Chevron Overseas Petroleum Inc., a position he accepted in 1996. From 1993 to 1996, he was the Finance General Manager of Tengizchevroil, based in Kazakhstan.

     G. C. GARLAND: Mr. Garland is Senior Vice President for Planning and Strategic Transactions. He previously served as General Manager, Qatar/Middle East for Phillips, a position to which he was named in 1997. From 1994 to 1997, he was Manager of Planning and Development for Phillips. Mr. Garland is a member of the Chemical Engineering Industrial Advisory board for Texas A&M University.

     A. S. MEYER: Mr. Meyer is Senior Vice President of Specialty Chemicals and Plastics. He previously served as General Manager of Aromatics and Derivatives for Chevron, a position he accepted in 1999. He was Plant Manager at Cedar Bayou from 1995 to 1999.

     J. M. PARKER: Mr. Parker is Senior Vice President for Aromatics. He previously served Chevron as General Manager, Olefins and Plastics, a position to which he was appointed in 1999. From 1998 to 1999, he was General Manager for BTX/Styrene at Chevron. From 1996 to 1998, he was Chevron's General Manager, Supply Chain, for U.S. Chemicals.

     T. G. TAYLOR: Mr. Taylor is Senior Vice President for Olefins and Polyolefins. He previously served Phillips as Polyolefins Manager. Before being named to that position in 1999, Mr. Taylor was worldwide Manager for Polyethylene. From 1995 to 1999, he was in charge of chemicals and plastics as Manager of Global Ventures at Phillips.

     J. M. MCKEE: Mr. McKee is Treasurer and a Vice President. Prior to assuming his current position, he served as Finance Manager for the Americas division of Phillips Exploration and Production, a position to which he was appointed in 1993.

     G. G. MAXWELL: Mr. Maxwell is Vice President and Controller. From 1998 to 2000, he served as General Auditor for Phillips, and from 1994 to 1998 he served as Finance Manager of Phillips' plastics division.

     C. B. GLIDDEN: Mr. Glidden is Vice President and General Counsel. Prior to joining CPC, Mr. Glidden had been the founder and managing partner of Glidden Partners LLP, a business litigation firm, since 1996. When Mr. Glidden joined CPC, Glidden Partners merged into McFall Glidden Sherwood & Breitbeil, P.C.

     D. W. CALLAHAN: Mr. Callahan currently serves as an Executive Vice President at Chevron, where he is responsible for human resources; technology, chemical additives and coal companies; CPC; the Dynegy power and natural gas business; and Chevron's joint venture with Sasol. In 1999, he became President of Chevron Chemical Company LLC which subsequently became a part of CPC. From 1991 to 1999, he was a Senior Vice President at Chevron. He also serves as a member of the board of Dynegy, Inc.

     M. R. KLITTEN: Mr. Klitten currently serves as an Executive Vice President of Chevron, a position to which he was appointed in 2000. He is responsible for Chevron's refining and marketing operations in North America, its shipping and pipeline companies, and other groups that provide procurement, office support, real estate, aviation and security services. Prior to that he served as Chevron's Chief Financial Officer for 11 years. He is also a member of Chevron's Executive Committee and Planning Committee. Mr. Klitten has announced his intention to retire from Chevron upon completion of the recently announced merger of Chevron and Texaco, Inc., and we anticipate his resignation from our Board at approximately the same time. Chevron has the right to designate his successor.

     M. J. PANATIER: Mr. Panatier currently serves as Executive Vice President of Refining, Marketing and Transportation for Phillips, a position to which he was appointed in 2001. For the past year, he has served as Vice Chairman of the Board of Duke Energy Field Services, LLC. From 1998 to 2000, Mr. Panatier served as Senior Vice President of Gas Processing and Marketing for Phillips. From 1994 to 2000, he also served as President and Chief Executive Officer of GPM Gas Corporation, a subsidiary of Phillips.

     J. E. LOWE: Mr. Lowe currently serves as Senior Vice President of Corporate Strategy and Development for Phillips, a position to which he was appointed in 2001. He served as Senior Vice President of Planning and Strategic Transactions, beginning in 2000, and as Manager of Strategic Growth Projects, beginning in 1999. He was Supply Chain Manager in Refining, Marketing and Transportation with Phillips from 1997 to 1999 and Manager of Finance from 1996 to 1997. He served in various positions in the Treasury Department of Phillips from 1993 to 1996. He serves as a Director of Duke Energy Field Services, LLC.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation earned by our chief executive officer and the next four most highly compensated executive officers during the six-month period ending December 31, 2000. Except as noted below, the compensation of the named executive officers was paid by either Chevron or Phillips and we reimbursed the Owners for such costs.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                          ANNUAL COMPENSATION               COMPENSATION
                                                     ------------------------------   ------------------------
                                                                                      SECURITIES
    NAME AND PRINCIPAL                                                                UNDERLYING       LTIP          ALL OTHER
         POSITION                   PERIOD            SALARY     BONUS     OTHER(a)    OPTIONS      PAYOUTS(b)    COMPENSATION(c)
    ------------------       ---------------------   --------   --------   --------   ----------    ----------    ---------------
J. L. Gallogly,............  7/1/2000 - 12/31/2000   $207,498   $135,814   $90,250     $10,900(d)   $1,149,889(e)     $17,605(f)
 President & Chief
 Executive Officer
G. C. Garland,.............  7/1/2000 - 12/31/2000    110,000     44,542    54,999       --           373,296(g)        8,741(h)
 Senior Vice President,
 Planning & Strategic
 Transactions
T. G. Taylor,..............  7/1/2000 - 12/31/2000    127,500     60,097    21,250       --           349,510(i)       10,400(j)
 Senior Vice President,
 Olefins & Polyolefins
C. K. Potter,..............  7/1/2000 - 12/31/2000    120,000     56,571    36,633       --            36,633(k)       48,435(l)
 Senior Vice President &
 Chief Financial Officer
C. B. Glidden,.............  7/1/2000 - 12/31/2000    130,000     55,714     --          --            --                 850(m)
 Vice President & General
 Counsel

---------------
 (a) These amounts represent bonuses paid by Phillips to Messrs. Gallogly, Garland and Taylor, and by Chevron to Mr. Potter. CPC did not reimburse either Phillips or Chevron for these amounts.

 (b) Messrs. Gallogly, Garland and Taylor were employed by Phillips immediately prior to their employment by CPC, and as Phillips employees, they participated in certain long-term incentive plans not available to other executives listed in this table. Mr. Potter was employed by Chevron immediately prior to his employment by CPC, and as a Chevron employee, he participated in certain long-term incentive plans not available to other executives listed in this table. CPC did not reimburse either Phillips or Chevron for the amounts shown as LTIP payouts.

 (c) CPC has reimbursed Phillips and Chevron for portions of the amounts shown as all other compensation.

 (d) On September 11, 2000, the Compensation Committee of the Phillips Board of Directors granted Mr. Gallogly a stock option for 10,000 shares of Phillips common stock with an exercise price of $64.32 per share. On September 26, 2000, the Compensation Committee of the Phillips Board of Directors granted Mr. Gallogly a stock option for 900 shares of Phillips common stock with an exercise price of $62.94 per share. CPC did not reimburse Phillips for either of these option grants.

 (e) In February 2001, Mr. Gallogly received a payout of 10,192 shares of Phillips common stock from the Phillips Long-Term Incentive Plan for the 1998-2000 performance period. These shares were canceled and the cash value ($639,650) was credited to his account under the Phillips Key Employee Deferred Compensation Plan. Upon his termination of employment from Phillips, Mr. Gallogly owned 8,130 shares of Phillips restricted stock. These shares were canceled and the cash value ($510,239) was credited to his account under the Phillips Key Employee Deferred Compensation Plan.

 (f) Includes $17,337 allocated under the Phillips Deferred Compensation Makeup Plan and $268 in life insurance premiums paid on Mr. Gallogly's behalf.

 (g) In February 2001, Mr. Garland received a payout of 2,957 shares of Phillips common stock from the Phillips Long-Term Incentive Plan for the 1998-2000 performance period. These shares were canceled and the cash value ($185,581) was credited to his account under the Phillips Key Employee Deferred Compensation Plan. Upon his termination of employment from Phillips, Mr. Garland owned 2,991 shares of Phillips restricted stock. These shares were canceled and the cash value ($187,715) was credited to his account under the Phillips Key Employee Deferred Compensation Plan.

 (h) Includes $2,587 allocated under the Phillips Deferred Compensation Makeup Plan, $5,227 allocated under the Phillips Long-Term Stock Savings Plan, $823 contributed under the Phillips Thrift Plan and $104 in life insurance premiums paid on Mr. Garland's behalf.

 (i) In February 2001, Mr. Taylor received a payout of 2,686 shares of Phillips common stock from the Phillips Long-Term Incentive Plan for the 1998-2000 performance period. These shares were canceled and the cash value ($168,573) was credited to his account under the Phillips Key Employee Deferred Compensation Plan. Upon his termination of employment from Phillips, Mr. Taylor owned 2,883 shares of Phillips restricted stock. These shares were canceled and the cash value ($180,937) was credited to his account under the Phillips Key Employee Deferred Compensation Plan.

 (j) Includes $4,659 allocated under the Phillips Deferred Compensation Makeup Plan, $4,837 allocated under the Phillips Long-Term Stock Savings Plan, $762 contributed under the Phillips Thrift Plan and $142 in life insurance premiums paid on Mr. Taylor's behalf.

 (k) In February 2001, Mr. Potter received a payout of $36,633 from the Chevron Long-Term Incentive Plan for the 1998-2000 performance period.

 (l) Includes a relocation and temporary housing allowance, moving expenses and home sale expenses of $27,766 in the aggregate, $10,408 contributed under the Chevron Savings Plan, $9,484 contributed under the Chevron Excess Benefit Plan and $777 in life insurance premiums paid on Mr. Potter's behalf.

 (m) Represents life insurance premiums paid on Mr. Glidden's behalf.

 OPTION GRANTS AND OPTIONS EXERCISED DURING THE SIX-MONTH PERIOD ENDED DECEMBER 31, 2000

     There were no options to purchase securities of CPC granted during the period from July 1, 2000 to December 31, 2000 nor were any outstanding as of December 31, 2000.

  LONG-TERM INCENTIVE PLAN

     Our management has indicated to key employees that a portion of their compensation will be paid pursuant to a long-term incentive plan. The specific terms of the plan have not yet been determined by our Board of Directors. We anticipate, however, that formulas with respect to payments will be tied to the achievement of measurable performance goals and an assessment as to each participant's contribution towards the achievement of those goals.

  PENSION PLANS

  Retirement Plan

     Our retirement plan is a defined benefit plan and applies to most U.S.-based employees. Eligible employees automatically participate in the plan and begin accruing benefits from January 1, 2001, or their first day of employment if employed after that date. Eligible employees become fully vested in their retirement benefits after five years of service with CPC, including prior service with our Owners or their affiliates.

     Retirement benefits are based on two types of credits: a career average pay benefit and cash balance account benefit. The career average pay benefit is made up of an annual credit and discretionary upgrades. The annual credit is equal to 1% of each eligible employee's pay. Discretionary upgrades to the 1% annual credit may be made as often as every three years, provided our earnings support the additional cost. At age 65, the sum of all the annual credits
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

and discretionary upgrades are divided by 12 and the result is the eligible employee's monthly retirement benefit.

     The cash balance account benefit is made up of an annual credit and additional credits based on our profitability. The annual credit is equal to 1% of each eligible employee's pay. Additional credits may be made at rates ranging from zero to 10% of the total amount in each eligible employee's cash balance account. Upon retirement, the amount in the employee's cash balance account may be paid as a lump sum payment or converted to a monthly benefit. If an eligible employee leaves CPC for any reason prior to retirement, the balance in the cash balance account may be rolled over into an individual retirement account or another employer's 401(k) or other defined contribution plan that accepts rollovers.

     Eligible employees that came to CPC directly from our Owners on January 1, 2001, will receive an adjustment to their retirement benefit. This adjustment will ensure that an employee's retirement benefit will not be adversely affected as a result of that employee's ceasing to accumulate service credit under the Owners' pension plans.

  Supplemental Executive Retirement Plan

     The supplemental executive retirement plan applies to designated officers and key executives who receive a retirement benefit under the retirement plan and who have had the amount of that benefit reduced due to required limitations under the Internal Revenue Code of 1986, as amended, or by reason of deferral of compensation under our executive deferred compensation plan. The eligible employee's benefit under this plan is equal to the difference between:

     - the amount the employee would have received under the retirement plan without regard to the limitations imposed by the Internal Revenue Code and the amounts deferred by the employee under our executive deferred compensation plan, and

     - the amount of the employee's retirement benefit payable under the retirement plan.

     The benefits payable under the supplemental executive retirement plan are payable in the same manner, for the same period, and on the same basis as the benefits under the retirement plan.

  Estimated Retirement Benefits

     The estimated annual benefits payable upon retirement at normal retirement age (defined in the retirement plan as age 65) for each of the named executive officers are as follows:

                                                                   ESTIMATED
NAME                                                          RETIREMENT BENEFITS
----                                                          -------------------
J. L. Gallogly..............................................       $211,160
G. C. Garland...............................................         92,589
T. G. Taylor................................................        106,094
C. K. Potter................................................         62,894
C. B. Glidden...............................................         97,010

  DIRECTOR COMPENSATION

     Neither the Class C nor Class P directors of CPC receive any additional compensation for their service as directors.

  EMPLOYMENT AGREEMENTS

     None of the named executive officers have employment agreements with us.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Since December 2000, Messrs. Callahan and Lowe have served as members of the compensation committee of the Board of Directors of the LLC. Neither director has served as an officer or employee of the LLC, the LP or any of our subsidiaries.

                                   OWNERSHIP

     CPC is a limited liability company wholly owned by Chevron and Phillips, either directly or indirectly through their wholly-owned subsidiaries. Chevron's ownership interest is held entirely by Chevron U.S.A. Inc., its wholly-owned subsidiary. A portion of Phillips' ownership interest is held directly by Phillips, with the remaining ownership interest held by WesTTex 66 Pipeline Company, Drilling Specialties Company, and Phillips Petroleum International Corporation, all wholly-owned subsidiaries of Phillips. The following information is given with respect to the Owners' interests in CPC as of the date of this prospectus.

                                                              NATURE OF    PERCENTAGE OF
NAME AND ADDRESS OF OWNER                                     OWNERSHIP      OWNERSHIP
-------------------------                                     ---------    -------------
Chevron U.S.A. Inc..........................................  Class C          50.0%
  575 Market Street
  San Francisco, California 94105
Phillips Petroleum Company..................................  Class P          37.9%
  Phillips Building
  Bartlesville, Oklahoma 74004
Phillips Petroleum International Corporation................  Class P           9.6%
  1250 Adams Building
  Bartlesville, Oklahoma 74004
WesTTex 66 Pipeline Company.................................  Class P           2.1%
  1250 Adams Building
  Bartlesville, Oklahoma 74004
Drilling Specialties Company................................  Class P           0.4%
  1250 Adams Building
  Bartlesville, Oklahoma 74004

                               THE LLC AGREEMENT

     On May 23, 2000, Phillips and Chevron U.S.A. Inc. entered into an original LLC agreement. On July 1, 2000, Chevron Corporation, Chevron Pipe Line Company, Chevron Overseas Petroleum, Inc., Drilling Specialties Company, WesTTex 66 Pipeline Company, and Phillips Petroleum International Corporation joined the initial Phillips and Chevron members as parties to the Amended and Restated Limited Liability Company Agreement of Chevron U.S.A. Inc., Phillips Petroleum Company and Chevron Phillips Chemical Company LLC of July 1, 2000. On that date, Phillips and Chevron each conveyed to us their respective chemicals and plastics businesses, except the Oronite division of Chevron. Phillips and Chevron, either directly or indirectly through their wholly-owned subsidiaries, then became Class P members and Class C members, respectively, of our company. Subsequently, Chevron Pipeline Company and Chevron Overseas Petroleum, Inc. transferred their membership interests to Chevron U.S.A. Inc. This Amended LLC Agreement governs, among other things, our members' voting rights, the voting rights and responsibilities of our Board of Directors, our members' capital contributions to and percentage interests in us, transfers of membership interests, competition, and indemnification.

     Our Governance Structure

     Our business and affairs are managed by our Board of Directors, to whom the members have delegated their authority. The Board has in turn delegated certain powers to the officers. The Board has the power to:

     - conduct, manage and control our business and affairs, make rules and regulations in our best interests and manage any of our subsidiaries;

     - freely appoint and remove our officers, agents and employees, prescribe their duties, and set their compensation;

     - borrow money and incur indebtedness;

     - create committees of at least two directors and direct how the business of these committees should be conducted; and

     - acquire property, arrange financing, enter into contracts and any other arrangement needed to do business.

     Our Board consists of four voting directors and two nonvoting directors. Two of the voting directors are elected by Class P members (the "Class P Directors") and the remaining two are elected by Class C members (the "Class C Directors"). In the event that a voting director dies, resigns or is removed, the member who elected that director has the power to fill that vacancy. The Chief Executive Officer (CEO) and Chief Financial Officer (CFO) are the nonvoting directors. If the office of the CEO or the CFO is vacant, the nonvoting director position associated with that office will also remain vacant. One Class C Director and one Class P Director constitutes a quorum for the transaction of business. Every action of the directors requires the unanimous consent of all voting directors present at a meeting duly held with a quorum present. However, any action permitted to be taken by the Board may be taken without a meeting if at least one Class C Director and one Class P Director consents in writing to the action.

     The following matters must be brought before the Board for approval:

     - hiring, firing, renewal, compensation, and planning for succession of the CEO and President, the CFO and senior vice presidents;

     - employee compensation and benefit policies;

     - annual strategic and business plans, amendments to strategic and business plans, plans to enter into any unrelated new lines of business, company-wide financing plans, and company-wide risk management plans (including insurance);

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

     - any distribution to members greater than or less than certain distribution levels at which members are automatically and periodically paid;

     - projects, entering into and canceling long-term contracts, mergers, consolidations, recapitalizations, acquisitions, divestures, joint ventures or alliances involving the commitment of more than $25 million, or the shut down of material facilities;

     - any investment or transaction greater than $10 million outside the normal lines of business;

     - capital expenditures greater than 110% of the approved capital expenditure budget or overruns on major projects greater than 10% of the approved budget;

     - individual borrowing and leasing arrangements in excess of $25 million or borrowing in excess of any ceiling set by the Board;

     - unusual, nonrecurring uses of our credit in support of operations with over a $10 million exposure;

     - the settlement of actions or claims against us involving more than $10 million;

     - certain related-party transactions involving the receipt or payment of more than $5 million in any one transaction or $10 million in any series of related transactions;

     - any amendment to the Certificate of Formation or to the Amended LLC Agreement;

     - the admission of an additional member or other equity holders, except as otherwise provided in the Amended LLC Agreement's rules on transfers of interest;

     - any redemption of an equity interest in us;

     - any adoption of, or change in, the form of our business or accounting principles;

     - any material consolidation or relocation of our research and development facility or the exercise or waiver of any right affecting the term of any leasehold for research and development facilities;

     - the commencement of voluntary bankruptcy proceedings for us;

     - any material decision about repair, replacement, or startup relating to the Houston K-Resin(R) incident;

     - liquidation or dissolution; and

     - any use by us of the "Chevron" or "Phillips" name by itself, in any context outside the name "Chevron Phillips."

     This list is to be reviewed periodically by the Board for appropriateness.

     Our members have delegated authority to manage our business and affairs to the Board, but members retain the right to hold meetings to conduct certain business and approve certain actions. A member is entitled to cast a number of votes equal to its percentage of membership interest. Meetings may be called either by a majority of directors or by members holding a majority of membership interests. One hundred percent of the aggregate membership interests entitled to vote must be present at the meeting to constitute a quorum for the transaction of business. Meetings are not required for the election or removal of directors if a written consent is signed by the members entitled to elect or remove directors. Written consent will also authorize other actions if signed by not less than the minimum number of votes necessary to authorize action at a duly constituted meeting.

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

     Certain actions require the unanimous vote of our members:

     - setting directors' compensation;

     - granting members the right to demand a distribution in kind in return for their capital contributions;

     - amendments to the Amended LLC Agreement; and

     - amendments to our Certificate of Formation.

     Our Officers

     We are required to have, at a minimum, a President and CEO, a CFO and a Secretary. The Board has discretion to appoint one or more vice presidents, to designate other offices, and to appoint all officers. Initial officers were appointed for a term of three years starting July 1, 2000. The Board of Directors may renew this term. Subject to the control of the Board, the officers manage our day-to-day activities and affairs and have discretion with regard to all matters not otherwise reserved to the Board. The officers hold their offices at the pleasure of the Board and may be removed with or without cause by the Board.

     The President and CEO has general supervision, direction and control of our business and affairs, subject to the oversight of the Board. He has all the powers generally vested in a CEO and President of a corporation, as well as any further powers the Board might give him, but he may not take any actions that otherwise require the approval of the Board.

     The CFO has the duty to keep adequate and accurate books and records of account. In particular, the CFO must maintain a record of the initial and all subsequent capital contributions of the members and of their share of membership interests.

     Transfers of Membership Interests

     We are intended to exist perpetually. A member may not transfer its membership interest prior to July 1, 2003. A change of control of Chevron or Phillips does not constitute a transfer of its membership interest. In addition, a member may not transfer its membership interest if the transfer violates any applicable federal, state or local laws, subjects us to registration as an investment company or to election as a "business development company" under the Investment Company Act of 1940 (the "1940 Act"), requires any member or any affiliate of a member to register as an investment adviser under the 1940 Act, effects our termination under Section 708 of the Internal Revenue Code, causes us to be treated as an association taxable as a corporation for federal income tax purposes, or causes us or any member to be treated as an ERISA fiduciary. Members may only transfer their membership interests in us if they comply with these restrictions on transfer, compliance with which will be determined by the CEO and the CFO. Any transfer that does not comply with these terms will have no effect. Any member attempting to transfer its interest in violation of these terms will be liable to us for all related liabilities and damages.

     Any time after July 1, 2003, and provided that the provisions listed in the paragraph above are met, a member may transfer all (but not less than all) of its membership interests for cash, subject to the other member's right of first refusal with respect to the transferring member's interest. The nontransferring members will then have the exclusive option to purchase all (but not less than all) of the transferring member's interest on substantially the same terms as it was offered by the transferring member. If the nontransferring members elect to purchase the transferred interest, both members will then make their best efforts to consummate the closing of that purchase.

     Any member, however, may transfer all or part of its membership interest to its own wholly-owned affiliate. This transfer will be automatically approved by the Board of Directors, provided that it does not violate any applicable laws or result in our being reclassified under the Internal Revenue Code, the 1940 Act, or ERISA. A transfer of any direct or indirect equity interest in a member to that member's parent is subject to the same conditions as any other transfer, including the right of first refusal.

     Competition and Resolution of Competitive Conflicts

     We are the primary vehicle by which each of the members engages in the chemicals and plastics business. If one class of members (the "noncompeting class") determines that CPC is no longer the primary vehicle by which the other class of members (the "competing class") is engaging in the chemicals and plastics business, then the noncompeting class has the right to inform the competing class of this conclusion. Once the competing class has received this notice, the two classes must enter into good faith negotiations to resolve any or all substantial conflicts of interest resulting from the ownership of businesses competing with our business.

     If the classes are unable to resolve the conflicts of interest within 150 days of the delivery of the conflict notice and the value of the competing class' interests in a competing business is greater than 50% of our enterprise value, then the noncompeting class has the right to make a binding offer to purchase the interest of the competing class. The competing class then has 60 days to decide whether to accept the offer or to make a counteroffer to buy out the noncompeting class by stating a price that is 5% higher than the initial offer. The noncompeting class then either accepts the counteroffer or makes another offer that is 5% higher than the counteroffer. This offering process continues until a price is reached at which either class is willing to sell its interest.

     If a sale is not concluded through this offering process and the classes have not been able to resolve all substantial conflicts of interests relating to the ownership of a competing business, then either class may require the other class from time to time to enter into good-faith negotiations to cause us to adopt reasonable and mutually acceptable provisions that would mitigate the adverse effect of the conflicts of interests on our continuing businesses. For example, restrictions could be placed on the dissemination and use of confidential information or provisions could be made for greater delegation of authority to our management, for modifying minimum distribution requirements or for excluding the competing class from business decisions potentially affecting the competing business.

     Indemnification and Insurance

     We will indemnify any member, director or officer who becomes a party to a legal action for expenses incurred with respect to that action if he acted in good faith, in a manner he believed was not opposed to our best interests, and had no reason to believe that his conduct was unlawful. If a member, director or officer of our company is found by a court with competent jurisdiction to be liable to us, then we will not indemnify that member, director or officer.

     Even if we do not have the authority to indemnify a member, director, officer or employee for a particular liability or expense they incur in their capacity with us, the Board may direct us to purchase and maintain insurance on their behalf for any liabilities or expenses. We may also create a trust fund, establish a program of self-insurance, secure our indemnification obligations by granting a lien on some of our assets, or establish a letter of credit, guarantee or surety to provide for these liabilities or expenses.

     No financial arrangement, however, may provide protection for someone who is found liable for intentional misconduct, fraud or a knowing violation of the law, unless a court otherwise orders.

     In the absence of any fraud, our decision as to the propriety of the terms, conditions and other details of any insurance or other financial arrangement is conclusive. Furthermore, the insurance or other financial arrangement will not be void or voidable and will not subject any director or member approving it to personal liability for his action, even if he is a beneficiary of that financial arrangement.

     Strategic and Business Plans

     On an annual basis, the officers must prepare and submit to the Board a strategic plan and a three-year business plan, including capital and operating budgets, which the Board reviews, considers, and adopts. If the Board fails to timely approve capital or operating budgets for any period, the officers are authorized to spend appropriately to meet our obligations and to safely and efficiently maintain our operations and properties in accordance with industry practice.

     On a monthly basis, the officers must provide the Board with reports of operating results compared with the strategic and business plan, including capital and operating budgets. Annually and periodically, the officers must provide the Board with compliance reports on matters such as financial controls, human resources and environmental matters.

     Distributions

     Each of Chevron and Phillips is entitled to quarterly distributions calculated on our worldwide taxable income, as allocated to our Owners for U.S. income tax purposes. The Owners receive equal distributions, if any, within 45 days of the end of each quarter. These distributions are equal to a contractually agreed tax rate of 38.25% multiplied by the greater of taxable income allocated to Chevron or Phillips.

     In addition, we are required to make periodic distributions when there is a "leverage ratio deficit." A leverage ratio deficit exists if the company's debt to capital ratio is less than 20%. The amount distributed is such amount as the Board determines is necessary to reduce the leverage ratio deficit to zero. If the Board is unable to agree on the amount to be distributed, within 45 days following the end of the second and fourth quarters of each year, the President and Chief Executive Officer is required to cause a distribution to be made in an amount equal to the lesser of (i) five times the leverage ratio deficit and (ii) our net cash available for distribution. Net cash available for distribution is equal to the excess of our revenues over our costs, plus cash and cash equivalent securities on hand, less adequate reserves for working capital, approved future expenditures and known liabilities. Our Board may direct that additional distributions be made, but no distribution may be made if it would render us insolvent or be otherwise prohibited by applicable law.

                           THE CONTRIBUTION AGREEMENT

     The Contribution Agreement by and among Phillips Petroleum Company, Chevron Corporation and Chevron Phillips Chemical Company LLC of May 23, 2000 governs the contributions of assets and related liabilities, operations and subsidiaries made by Chevron and Phillips to us.

     Assumption of Liabilities, Additional Owner Contributions and Initial Distributions

     Under the Contribution Agreement between Chevron and Phillips, we have assumed substantially all pre- or postclosing liabilities (including environmental, contingent and existing lease obligations) of the chemicals and plastics businesses of Chevron and Phillips with limited exceptions. All indebtedness for borrowed money between Phillips and the businesses we acquired and between Chevron and the businesses we acquired was canceled. We have not assumed liabilities for (i) past offsite disposal or for discontinued operations except where such operations are within the existing geographic boundaries of assets or operations which were transferred to us, (ii) either of Chevron's or Phillips' parent-level liabilities not primarily related to the contributed chemicals and plastics businesses, (iii) income or franchise tax liabilities of

Chevron or Phillips arising as a result of being our equity owners or as a result of contributions of assets to us, or (iv) the March 27, 2000, explosion which occurred at the Houston Chemical Complex K-Resin(R) plant, which at the time of the incident was 100% owned by Phillips Petroleum. Pursuant to the Contribution Agreement, Phillips has contributed the Houston Chemical Complex to us and will indemnify us against all physical loss, property damage, and repairs, including all third-party claims for damages arising out of the March 27, 2000, incident. Phillips advanced $70 million to us at closing. This amount is subject to adjustment depending on the date on which certain thresholds for the production and sale of K-Resin(R) are met. The amount will be reduced by $3.2 million per month if, prior to December 1, 2001, these thresholds are met. If they are not met before December 31, 2001, the amount will be increased by $3.2 million per month until they are met. The sum of the initial advance, together with the subsequent payments, is capped at $109 million. In addition, Phillips is obligated to make a further capital contribution in respect of shortfalls in projected K-Resin(R) EBITDA. The amount to be contributed will be determined, pursuant to a formula set forth in the Contribution Agreement, as soon as practicable after the earlier of December 31, 2002, and the date six months following the date on which K-Resin(R) production capacity of 370 million pounds per year has been restored. This contribution is capped at $30 million.

     On July 6, 2000, we made initial cash distributions of $835 million to each of Chevron and Phillips from borrowings under our revolving credit facilities.

     Employee Matters

     Pursuant to the Contribution Agreement, we selected our employees from among the employees of Phillips and among the employees of Chevron based solely on their skills and experience, without regard to any severance obligations that might accrue if they were not selected. We are required to reimburse Chevron or Phillips for all severance costs associated with the dismissals of their employees who were not selected by us for employment.

     Those employees selected by us were transferred to us or to one of our subsidiaries effective January 1, 2001. We now hire new employees independently of both Chevron and Phillips.

     On the transfer date, we assumed and became solely responsible for transferred employees' (i) accrued but unused vacation and sick leave, attributable to periods before the transfer date, and (ii) wages, salary, overtime pay, bonuses, incentive pay, sick pay, and other cash compensation, attributable to the period beginning on the transfer date.

                              RELATED TRANSACTIONS

     All of the related transactions described below are on terms substantially no more favorable than those that would have been agreed upon by third parties on an arm's length basis.

THE GENERAL TRANSITION SERVICES AGREEMENTS

     We have entered into a General Transition Services Agreement with Chevron U.S.A. Inc. and a Transition Services Agreement with Phillips Petroleum Company, both as of July 1, 2000, to provide us with personnel, equipment, tools and technology for reasonable periods of transition after our formation on July 1, 2000. Under the agreements, Phillips and Chevron agree to make all reasonable efforts to have their employees available to us upon our request. Phillips and Chevron charge us for these services according to the rates agreed upon in the various transition services agreements. The General Transition Services Agreement between us and Chevron and the Transition Services Agreement between us and Phillips cover the most significant aspects of the transfer of employees from and the provision of services by our

Owners to us. We have also entered into other ancillary agreements that cover the provision of particular personnel and services for a period of time after the formation of our company.

CHEVRON CREDIT FACILITY

     On December 22, 2000, we entered into a credit facility with Chevron Capital Corporation to provide for loans of up to $100 million with interest payable at LIBOR plus 0.25%. As of December 31, 2000, $50 million was drawn under this facility. The balance of this facility, an additional $50 million, was drawn on February 14, 2001. On March 19, 2001, all amounts owed under this facility were paid in full and the facility was canceled.

INTELLECTUAL PROPERTY AGREEMENTS

     In connection with our formation, we entered into a Tradename License Agreement with our Owners, a General Trademark Assignment Agreement with Phillips, and separate Intellectual Property Agreements with each Owner, assigning or exclusively licensing rights to certain intellectual property owned by Chevron and Phillips.

COMMON FACILITY OPERATING AGREEMENTS AND SUPPLY AGREEMENTS

     In connection with our formation, we entered into Common Facilities Operating Agreements with Phillips and Chevron U.S.A. Inc. related to the operation of the chemical portions of the facilities located in Sweeny, Texas; Borger, Texas; and Pascagoula, Mississippi. We have also entered into supply agreements with Phillips and Chevron U.S.A. Inc. under which we purchase various products produced by them in the refinery portions of those facilities and sell to them various products we produce in the chemical portions of those facilities. We have also entered into an agreement with Phillips under which we purchase low-sulfur kerosene and solvent extraction diluents produced at Phillips' refinery located in Woods Cross, Utah.

FEEDSTOCK AGREEMENTS

     As a result of our formation, we are a party to contracts with each of Duke Energy Field Services, LLC, an affiliate of Phillips, and Dynegy, Inc., an affiliate of Chevron, under which Duke and Dynegy supply us with natural gas liquid feedstocks.

SALES AGENCY AGREEMENTS

     In connection with our formation, we entered into two sales agency agreements with Phillips under which we market and sell certain chemical products produced by Phillips at their facility located in Sweeny, Texas.

     All of the foregoing agreements between us and our Owners or their affiliates are on terms generally representative of prevailing market prices.

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

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     We entered into two revolving credit facilities on July 3, 2000, having total revolving commitments of $1.8 billion in available credit. We borrowed $1.67 billion under these facilities to fund initial distributions to Chevron and Phillips required by the Contribution Agreement. We drew on these available credit facilities for five weeks. We then raised $1.67 billion by issuing short-term commercial paper notes, the proceeds of which we used to pay down the amounts drawn under these facilities. Currently, these facilities remain undrawn and serve primarily as backup liquidity to support our commercial paper program.

THE CREDIT AGREEMENTS

     The revolving credit facilities consist of two agreements: a $900 million Amended and Restated 364-Day Credit Agreement (the "364-Day Credit Agreement") which terminates on July 3, 2001, and a $900 million Three-Year Credit Agreement (the "Three-Year Credit Agreement," together with the 364-Day Credit Agreement, the "Credit Agreements") which terminates on July 3, 2003. The 364-Day Credit Agreement can be extended at the option of the required lenders upon the request of the borrowers for an additional 364-day term. The 364-Day Credit Agreement provides that, if it is not extended, we may, at our option, extend the date of repayment of revolving credit loans outstanding on July 3, 2001, by one year. Both Credit Agreements were entered into by Chevron Phillips Chemical Company LLC and Chevron Phillips Chemical Company LP as joint and several borrowers with ABN AMRO, N.V., The Chase Manhattan Bank, Bank of America, N.A., National Westminster Bank PLC and a group of other lenders. Any loans must be drawn first under the three-year Credit Agreement before any loans are provided under the 364-day Credit Agreement.

     Under each Credit Agreement, we can obtain revolving credit loans up to a maximum of $900 million in the aggregate from our lenders. These loans may, at our option, be (1) Eurodollar loans, which bear interest at a rate determined by reference to the London Interbank offered rate for dollar deposits plus a spread based upon our long-term senior debt rating, (2) alternate base rate loans, which bear interest based on the greater of the prime rate or the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System (the "Alternate Base Rate"), or (3) same-day loans (up to a maximum of $50 million) that are requested and made available on the same day and bear interest on a quoted money market rate.

     We have the right to terminate either of the Credit Agreements on five business days, written notice. We may also reduce the amount of the commitments under the Credit Agreement upon five business days, written notice, provided that any reduction in commitments must be ratable between facilities. Under both Credit Agreements, we may prepay any part of our loans without premium or penalty.

     The Credit Agreements contain various covenants, including requirements that:

     - we not create, incur, assume or allow any liens on our assets (other than purchase money liens, statutory liens and ordinary course of business liens) securing indebtedness with an aggregate principal amount outstanding at any time of greater than 10% of our net assets; and

     - we not merge or consolidate with or sell, transfer, lease or otherwise dispose of all or substantially all of our assets to anyone, unless (i) the successor or transferee agrees to assume our obligations under the Credit Agreements, (ii) no event of default has occurred, and (iii) that successor or transferee has an investment grade rating after the merger, consolidation, sale, lease or transfer of assets.

     Events of default under the Credit Agreements include:

     - certain events of bankruptcy involving us;

     - default by us in the payment of the principal of any loan;

     - default by us in payment of interest or fees and our default continues for five days;

     - any representation or warranty made by us proves to be incorrect in any material adverse respect when made;

     - we fail to perform any other covenant or agreement and our failure to perform remains unremedied for 30 days after the lenders have given us notice;

     - we or our material subsidiaries default beyond any grace period in the payment of any indebtedness for borrowed money (other than nonrecourse indebtedness) in an amount then outstanding of $100 million or more when due;

     - any judgment is entered against us or our subsidiaries for $100 million or more that is not covered by insurance and remains undischarged or unstayed for a period of 30 days;

     - the occurrence of certain events covered by ERISA that would reasonably be expected to result in liabilities which would have a material adverse effect on the business, operations, or financial positions of us and our subsidiaries taken as a whole; and

     - Phillips and Chevron cease to own, in the aggregate, at least 50% ownership interest in us.

THE COMMERCIAL PAPER PROGRAM

     On August 14, 2000, we commenced the issuance of short-term notes not subject to the registration requirements of the Securities Act (the "commercial paper program"). We used the proceeds ($1.67 billion) from the initial sale of commercial paper under the commercial paper program to pay down indebtedness under the Credit Agreement. The lines of credit extended by the Credit Agreements will serve primarily as backup liquidity for the commercial paper program. At December 31, 2000, we had approximately $1.784 billion of commercial paper outstanding.

CHEVRON CREDIT FACILITY

     On December 22, 2000, we entered into a credit facility with Chevron Capital Corporation to provide for loans of up to $100 million with interest payable at LIBOR plus 0.25%. As of December 31, 2000, $50 million was drawn under this facility. The balance of this facility, an additional $50 million, was drawn on February 14, 2001. On March 19, 2001, all amounts owed under this facility were paid in full and the facility was canceled.

QATAR COMPLETION GUARANTEE

     As of December 31, 2000, $338 million (excluding accrued interest) had been drawn under a $750 million bank financing agreement for the construction of the Qatar complex. After the bank financing has been fully drawn, we will be required to fund any remaining construction costs under a subordinated loan agreement with Qatar Chemical Company, Ltd. (Q-Chem). In connection with the bank financing, we and Qatar General Petroleum Corporation have agreed that if the complex is not completed by August 2003, we will each make capital contributions on a pro rata, several basis to the extent necessary to cover bank financing service requirements including, if demanded, repayment of principal. After construction is completed, the bank financing is nonrecourse to the owners. We have also agreed to provide up to $75 million of credit support to Q-Chem under a contingent equity loan agreement.

SAUDI FACILITY

     As of December 31, 2000, $275 million was outstanding under a $286 million bank financing agreement between Saudi Chevron Petrochemical (SCP) and a group of international commercial banks. We indirectly hold a 50% interest in SCP. Chevron U.S.A. Inc. has a completion guarantee for 50% of the amount outstanding under the loan. We have agreed to indemnify Chevron U.S.A. Inc. in the event they are required to make payments under this guarantee. Under the terms of a proposed agreement with the agent for the lenders, this guarantee is expected to be released. In conjunction with the proposed agreement, CPC will provide a $25 million cash shortfall guaranty.

     In addition, SCP has $151 million of non-interest-bearing loans from the Saudi Industrial Development Fund (SIDF). These loans are guaranteed by Arabian Chevron Phillips Petrochemical Company, Ltd (ACPC), one of our wholly-owned subsidiaries. We do not guarantee ACPC's performance to the SIDF.

                               THE EXCHANGE OFFER

     Pursuant to a registration rights agreement between us and the initial purchasers, we agreed to use our reasonable best efforts to cause to become effective a registration statement with respect to an issue of notes identical in all material respects to the outstanding notes and, upon becoming effective, to offer the holders of the outstanding notes the opportunity to exchange their outstanding notes for the exchange notes. Under existing SEC interpretations set forth in several no-action letters to third parties, the exchange notes are, in general, freely transferable (other than by holders who are broker-dealers or an affiliate of us) after the exchange offer without further registration under the Securities Act. In the event that due to a change in current interpretations by the SEC, we are not permitted to effect such exchange offer, it is contemplated that we will instead file a shelf registration statement covering resales by the holders of the outstanding notes and will use our reasonable best efforts to cause such shelf registration statement to become effective and to keep such shelf registration statement effective for a maximum of two years from the closing date, which is the date we delivered the outstanding notes to the initial purchasers.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will:

     - accept for exchange outstanding notes, which are properly tendered on or prior to the expiration date and not withdrawn as permitted below; and

     - keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the outstanding notes.


     The term "expiration date" means 5:00 p.m., New York City time, on June 8, 2001; provided, however, that if we, in our sole discretion, have extended the period of time for which the exchange offer is open, the term "expiration date" means the latest time and date to which the exchange offer is extended.


     As of the date of this prospectus, $500 million in aggregate principal amount of the outstanding notes were outstanding. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered. This prospectus, together with the letter of transmittal, is first being sent on or about the date set forth on the cover page to all holders of outstanding notes at the addresses set forth in the security register with respect to outstanding notes maintained by the trustee.

     We expressly reserve the right:

     - at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any outstanding notes; and

     - to amend or terminate the exchange offer, and not to accept for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "Certain Conditions to the Exchange Offer."

     We will give oral or written notice of any extension, amendment, nonacceptance or termination to the holders of the outstanding notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

     Holders of outstanding notes do not have appraisal or dissenters' rights in connection with the exchange offer. Outstanding notes that are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the registration rights agreement.

     We intend to conduct the exchange offer in accordance with the applicable requirements of the federal securities laws and the relevant rules and regulations of the SEC.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

     The tender to us of outstanding notes by a holder as set forth below and the acceptance of the outstanding notes by us will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, a holder who wishes to tender outstanding notes for exchange pursuant to the exchange offer must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to The Bank of New York, who is acting as our exchange agent, at the address set forth below under "Exchange Agent" on or prior to the expiration date. In addition:

     - certificates for such outstanding notes must be received by the exchange agent along with the letter of transmittal;

     - a timely confirmation of a book-entry transfer of such outstanding notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date; or

     - the holder must comply with the guaranteed delivery procedures described below.

     The method of delivery of outstanding notes, letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or outstanding notes should be sent to us.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the outstanding notes surrendered for exchange pursuant thereto are tendered:

     - by a registered holder of the outstanding notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of an eligible institution.

If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an eligible institution, which is a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States. If outstanding notes are registered in the name of a person other than the person signing the letter of transmittal, the outstanding notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an eligible institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of outstanding notes tendered for exchange will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right:

     - to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful; and

     - to waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding notes either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender outstanding notes in the exchange offer).

     Unless waived, any defects or irregularities in connection with the tender of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for failure to give such notification.

     If the letter of transmittal is signed by a person or persons other than the registered holder or holders of outstanding notes, such outstanding notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the outstanding notes.

     If the letter of transmittal or any outstanding notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by us, proper evidence satisfactory to us of its authority to so act must be submitted.

     By executing, or otherwise becoming bound by a letter of transmittal, each holder of the outstanding notes (other than certain specified holders) will represent that:

     - it is not our affiliate;

     - any exchange notes to be received by it were acquired in the ordinary course of business; and

     - it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes.

     If the tendering holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "-- Resale of the Exchange Notes."

ACCEPTANCE OF OUTSTANDING NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all outstanding notes properly tendered and will issue the exchange notes promptly after acceptance of the outstanding notes. See "Certain Conditions to the Exchange Offer" below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange if and when we have given oral or written notice thereof to the exchange agent.

     In all cases, issuance of exchange notes for outstanding notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for such outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, a properly completed and duly executed letter of transmittal and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if certificates representing outstanding notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged outstanding notes will be returned without expense to the tendering holder thereof (or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, such nonexchanged outstanding notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account in accordance with DTC's Automated Tender Offer Program ("ATOP") procedures for transfer. However, the exchange for the outstanding notes so tendered will only be made after timely confirmation of such book-entry transfer of outstanding notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering outstanding notes that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant.

     Although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the exchange agent at its address set forth under "-- Exchange Agent" on or prior to the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

     Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the outstanding notes desires to tender such outstanding notes and the outstanding notes are not immediately available, or time will not permit such holder's outstanding notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

     - the tender is made through an eligible institution;

     - prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed letter of transmittal (or a facsimile letter of transmittal) and notice of guaranteed delivery, substantially in the form provided by us (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of outstanding notes and the amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates of all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     - the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within five NYSE trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

     Tenders of outstanding notes may be withdrawn at any time prior to the expiration date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify:

     - the name of the person having tendered the outstanding notes to be withdrawn;

     - the outstanding notes to be withdrawn (including the principal amount of such outstanding notes); and

     - where certificates for outstanding notes have been transmitted, the name in which such outstanding notes are registered, if different from that of the withdrawing holder.

     If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, and our determination will be final and binding on all parties.

     Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be re-entered by following one of the procedures described under "Procedures for Tendering Outstanding Notes" above at any time on or prior to the expiration date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the exchange offer, we are not required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer, if at any time before the acceptance of such outstanding notes for exchange or the exchange of the exchange notes for such outstanding notes, such acceptance or issuance would violate applicable law or any interpretation of the SEC's staff.

     The condition in the paragraph immediately above is for our sole benefit and may be asserted by us regardless of the circumstances giving rise to such condition. Our failure at any time to exercise the foregoing rights is not to be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act.

EXCHANGE AGENT

     The Bank of New York has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:


                   By Mail                             By Hand or Overnight Delivery
             The Bank of New York                           The Bank of New York
              101 Barclay Street                             101 Barclay Street
                      7E                             Corporate Trust Service Department
              New York, NY 10286                                Ground Level
                Attn: Kin Lau                                New York, NY 10286
            Reorganization Unit 7E                             Attn: Kin Lau
                                                           Reorganization Unit 7E


                                  By facsimile
                                 (212) 815-6339

                              Confirm by Telephone

                                 (212) 815-3750


                                  Information

                                 (212) 815-3750


     Delivery to an address other than as set forth above or transmission of instructions via facsimile other than as set forth above does not constitute a valid delivery.

FEES AND EXPENSES

     The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by our officers, regular employees and affiliates. We will not pay any additional compensation to any such officers and employees who engage in soliciting tenders. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated in the aggregate to be $355,000. They include:

     - SEC registration fees of approximately $125,000;

     - fees and expenses of the exchange agent and trustee of approximately $5,000;

     - accounting fees of approximately $25,000;

     - legal fees of approximately $50,000;

     - printing costs of approximately $150,000; and

     - other related fees and expenses.

TRANSFER TAXES

     Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer to be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

RESALE OF THE EXCHANGE NOTES

     Under existing interpretations of the SEC's staff contained in several no-action letters to third parties, the exchange notes will be freely transferable after the exchange offer without further registration under the Securities Act. However, any purchaser of outstanding notes who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

     - will not be able to rely on the interpretation of the SEC's staff;

     - will not be able to tender its outstanding notes in the exchange offer;
       and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the outstanding notes unless such sale or transfer is made pursuant to an exemption from such requirements.

     By executing, or otherwise becoming bound by, the letter of transmittal each holder of the outstanding notes (other than certain specified holders) will represent that:

     - it is not our "affiliate";

     - any exchange notes to be received by it were acquired in the ordinary course of its business; and

     - it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes.

     In addition, in connection with any resales of exchange notes, any participating broker-dealer who acquired the outstanding notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of the outstanding notes) with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus as it may be amended or supplemented from time to time, in connection with the resale of such exchange notes.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The outstanding notes were, and the exchange will be, a series of debt securities issued under an indenture, dated as of March 19, 2001 (referred to in this prospectus as the "indenture"), between us, as joint and several obligors, and The Bank of New York, as trustee (the "trustee"). The following summary of certain provisions of the indenture, the notes and the related registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, including the definitions of certain terms and those terms made a part of this prospectus by the Trust Indenture Act of 1939, the notes and the registration rights agreement. Copies of these documents are available from us upon request.

     The indenture does not limit the amount of debt which may be issued by us under the indenture or otherwise. We are permitted to issue additional series of debt securities under the indenture.

     Capitalized terms used but not defined in the following have the respective meanings specified in the indenture. Certain of these terms are also defined below. See "Certain Definitions." Section references are to the indenture unless otherwise indicated.

     In this section, "we", "our", "us", and "the company" means Chevron Phillips Chemical Company LLC and Chevron Phillips Chemical Company LP, excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

GENERAL

     The exchange notes will be initially limited to $500 million aggregate principal amount. The exchange notes will be senior unsecured obligations of ours and will rank pari passu with all of our senior unsecured debt and will be senior to all of our existing and future subordinated debt, if any. Interest on the notes will be payable in U.S. dollars at our office or agency in the Borough of Manhattan, the City of New York, New York or, at our option, by check mailed to the address of the registered holder. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. We may create and issue additional notes with the same terms as the notes offered hereby so that the additional notes will form a single series with the notes offered hereby, as appropriate.

     The exchange notes will be issued only in registered form without coupons, in denominations of $1,000 or integral multiples thereof.

     Each exchange note will bear interest from March 19, 2001 at 7% per annum, payable semiannually on March 15 and September 15 of each year, commencing September 15, 2001 to the person in whose name the exchange note is registered, subject to certain exceptions as provided in the indenture, at the close of business on March 1 and September 1, as the case may be, immediately preceding such March 15 or September 15. The exchange notes will mature on March 15, 2011, and are not subject to any sinking fund provision.

     If we have not filed an exchange offer registration statement covering the outstanding notes, caused that registration statement to become effective and consummated a registered exchange offer for the notes or caused a shelf registration statement with respect to resales of the notes to be declared effective within certain time periods, then additional interest on the notes will be payable under certain circumstances.

OPTIONAL REDEMPTION

     The exchange notes may be redeemed in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of:

     - 100% of the principal amount of the exchange notes then outstanding, and

     - the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate, plus 25 basis points plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

     "treasury rate" means, with respect to any redemption date:

     - the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or

     - if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

     The treasury rate will be calculated on the third business day preceding the redemption date.

     "comparable treasury issue" means the U.S. Treasury security selected by an independent investment banker as having a maturity comparable to the remaining term ("remaining life") of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

     "comparable treasury price" means (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the independent investment banker obtains fewer than four such reference treasury dealer quotations, the average of all such quotations.

     "independent investment banker" means either Goldman, Sachs & Co. or Morgan Stanley & Co. Incorporated, or, if both firms are unwilling or unable to select the comparable treasury issue, an independent investment banking institution of national standing appointed by the trustee after consultation with CPC.

     "reference treasury dealer" means (1) Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "primary treasury dealer"), we will substitute therefor another primary treasury dealer and (2) any other primary treasury dealer selected by the independent investment banker after consultation with CPC.

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

     "reference treasury dealer quotations" means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the independent investment banker, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the independent investment banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

     We will mail a notice of redemption to each holder of exchange notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless we default on payment of the redemption price, interest will cease to accrue on the exchange notes or portions thereof called for redemption. If fewer than all of the exchange notes are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular exchange notes or portions thereof for redemption from the outstanding notes not previously called by such method as the trustee deems fair and appropriate.

CERTAIN COVENANTS

     We are subject to certain covenants under the indenture with respect to the exchange notes offered by this prospectus.

     Limitation on liens. The company will not itself and will not permit any restricted subsidiary to, incur, issue, assume, or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed, secured by a mortgage on any restricted property, or on any shares of stock, ownership interests in, or indebtedness of a restricted subsidiary, without effectively providing concurrently with the incurrence, issuance, assumption or guarantee of such secured indebtedness that the securities (together with, if the company shall so determine, any other indebtedness of the company or such restricted subsidiary then existing or thereafter created ranking on a parity with the securities) shall be secured equally and ratably with (or prior to) such secured indebtedness, so long as such secured indebtedness shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured indebtedness (excluding any indebtedness secured by mortgages of the types referred to in clauses (a) through (d) below) plus all attributable debt of the company and its restricted subsidiaries in respect of sale and leaseback transactions (as defined below) involving restricted property, but excluding any attributable debt in respect of any such sale and leaseback transactions, the proceeds of which have been applied to the retirement of funded debt pursuant to "Limitation on Sale/Leaseback Transactions" below, would not exceed 10% of consolidated net assets as shown on the latest audited consolidated financial statements of the company; provided, however, that this provision shall not apply to:

     (a) mortgages on property of, or on any shares of stock, ownership interests in or indebtedness of, any person existing at the time such person becomes a subsidiary;

     (b) mortgages on property existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or cost of construction, development, expansion or improvement thereof or to secure any indebtedness incurred prior to, at the time of, or within 12 months after, the acquisition or completion of construction, development, expansion or improvement of such property for the purpose of financing all or any part of the purchase price or cost of construction, development, expansion or improvement thereof;

     (c) mortgages in favor of the company or any restricted subsidiary; and

     (d) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any mortgage referred to in the foregoing clauses, inclusive; provided, that such extension, renewal or replacement mortgage shall be limited to all or a part of the same property that secured the mortgage extended, renewed or replaced, plus improvements on such property.

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

     The following types of transactions, among others, shall not be deemed to create indebtedness secured by a mortgage within the meaning of the foregoing paragraph:

     - the mortgage of any property of the company or any subsidiary in favor of the United States of America, or any state, or any entity, department, agency, instrumentality or political subdivision of either, to secure partial, progress, advance or other payments to the company or any subsidiary pursuant to the provisions of any contract or statute, or the mortgage of any property to secure indebtedness of the pollution control or industrial revenue bond type.

     Limitation on Sale/Leaseback Transactions. The company will not itself, and will not permit any restricted subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the company or any restricted subsidiary), or to which any such lender or investor is a party, providing for the leasing by the company or such restricted subsidiary for a period, including renewals, in excess of 3 years of any restricted property which has been owned and operated by the company or such restricted subsidiary for more than 12 months and which has been or is to be sold or transferred by the company or such restricted subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such restricted property (herein referred to as a "sale and leaseback transaction") unless either:

     (a) the company or such restricted subsidiary could create indebtedness secured by a mortgage pursuant to "Limitations on Liens" described above on the restricted property to be leased, in an amount equal to the attributable debt with respect to such sale and leaseback transaction, without equally and ratably securing the securities of each series;

     (b) since the date hereof and within a period commencing 12 months prior to the consummation of the sale and leaseback transaction and ending 12 months after the consummation of such sale and leaseback transaction, the company or any restricted subsidiary, as the case may be, has expended or will expend for any restricted property an amount equal to
         (i) the greater of (x) the net proceeds of such sale and leaseback transaction and (y) the fair market value of the restricted property so leased at the time of entering into such transaction, as determined by the Board of Directors (the greater of the sums specified in clauses
         (x) and (y) being referred to herein as the "net proceeds" of such transaction), and the company elects to designate such amount as satisfying any obligation it would otherwise have under clause (c) below or (ii) a part of the net proceeds of such transaction and the company elects to designate such amount as satisfying part of the obligation it would otherwise have under clause (c) below and applies an amount equal to the remainder of such net proceeds as provided in clause (c) below; or

     (c) the company within 12 months of the consummation of any such sale and leaseback transaction, applies an amount equal to the net proceeds of such transaction (less any amount elected under clause (b) above) to the retirement of funded debt of the company ranking on a parity with the securities. No retirement referred to in this clause may be effected by payment at maturity or pursuant to any mandatory sinking fund or prepayment provision.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with or merge into any other person or transfer or lease our assets substantially as an entirety to any person unless any successor or purchaser is a person organized under the laws of the U.S., any state or the District of Columbia, and that successor or purchaser expressly assumes our obligations under the notes by an indenture supplemental to the indenture; immediately after which, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be
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

continuing. The trustee may receive an officers' certificate and an opinion of counsel as conclusive evidence of compliance with these provisions.

EVENTS OF DEFAULT

     The indenture defines an event of default with respect to the exchange notes as any one of the following events:

     - default in the payment of any interest on the exchange notes when it becomes due and payable, and continuance of that default for a period of 30 days;

     - default in the payment of all or part of the principal of, or premium, if any, on the exchange notes when it becomes due and payable either at its maturity, upon redemption, by declaration as authorized in the indenture or otherwise;

     - default in the performance, or breach, of any covenant or agreement of the company in the indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere under "Events of Default" specifically dealt with and other than those set forth exclusively for the benefit of any particular series of securities established as contemplated in the indenture), and continuance of such default or breach for a period of 90 days after there has been given to the company by the trustee or to the company and the trustee by the holders of at least 25% in principal amount of the notes a written notice in the manner provided for in the indenture specifying the failure as provided in the indenture; and

     - certain events in bankruptcy, insolvency or reorganization of CPC.

     If an event of default with respect to the exchange notes occurs and is continuing, either the trustee or the holders of at least 25% of the aggregate principal amount of the outstanding notes may declare the principal amount of all the exchange notes to be due and payable immediately. At any time after a declaration of acceleration with respect to the exchange notes has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority of the aggregate principal amount of outstanding notes may, under certain circumstances, waive all defaults with respect to the exchange notes, rescind and annul the acceleration.

     In case the trustee shall have proceeded to enforce any right under the indenture and such proceedings shall have been discontinued or abandoned because of the rescission or annulment mentioned above or for any other reason or shall have been determined adversely to the trustee, then and in every such case the company, the trustee and the holders of the exchange notes shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the company, the trustee and the holders of the exchange notes shall continue as though no such proceeding had been taken.

MODIFICATION AND WAIVER

     Without the consent of any holder of securities under the indenture, we and the trustee may enter into a supplemental indenture to amend the indenture or the securities issued under the indenture for any of the following purposes:

     - to cure any ambiguity or to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision or make any other provision in regard to matters or questions under the indenture; provided the change does not adversely affect the rights of any holder of outstanding securities;

     - to permit a successor to assume our obligations under the indenture as permitted by the indenture;

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

     - to provide for the issuance of securities in coupon form;

     - to secure the securities;

     - to provide for the issuance and establish the terms and conditions of securities of any series;

     - to add to our covenants further covenants, restrictions or conditions for the protection of the holders of all or any particular series of securities; or

     - to appoint a successor trustee for one or more series of securities.

     Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding securities of all series issued under the indenture and affected by the modification or amendments (voting as a single class). However, no modification or amendment may be made, without the consent of the holders of all securities affected by that modification or amendment, if the modification or amendment would

     - change the stated maturity of the principal of, or any installment of principal of or rate of interest on, any security;

     - reduce the principal amount of, or the premium, if any, or interest on any security;

     - change the currency of payment of principal of, premium, if any, or interest on any security;

     - impair the right to institute suit for the enforcement of any payment on any security on or after the stated maturity of that security (or in the case of redemption, on or after the redemption date); or

     - reduce the percentage of the principal amount of outstanding securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

     The holders of a majority of the aggregate principal amount of the securities of a series may, on behalf of all holders of the securities of that series, waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest or in the performance of certain covenants with respect to that series.

DEFEASANCE AND COVENANT DEFEASANCE

     The indenture provides that we may elect either

     - to defease and be discharged from any and all obligations in respect of a series of securities then outstanding (except for certain obligations to register the transfer of or exchange of that series of securities, replace stolen, lost or mutilated securities, maintain paying agencies and hold monies for payment in trust) ("defeasance"); or

     - to be released from its obligations with respect to that series of securities under the covenants described above under "-- Certain Covenants" and "-- Consolidation, Merger and Sale of Assets" ("covenant defeasance"), and the occurrence of an event described in the third bullet point under "Events of Default" above (insofar as with respect to covenant subject to covenant defeasance) will no longer be an event of default, if, in either case, we deposit, in trust, with the trustee money or U.S. government obligations, which through the payment of interest on those obligations and principal on those obligations in accordance with their terms will provide money, in an amount sufficient, without reinvestment, to pay all the principal of, premium, if any, and interest on that series of securities on the dates payments are due (which may include one or more redemption
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

       dates designated by us) and any mandatory sinking fund or analogous payments on those obligations in accordance with the terms of that series of securities. This trust may only be established if, among other things,
       (A) no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the indenture has occurred and is continuing on the date of the deposit, (B) the deposit will not cause the trustee to have any conflicting interest with respect to other securities of ours and (C) we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes (and, in the case of legal defeasance only, this opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law) as a result of the deposit or defeasance and will be subject to federal income tax in the same manner as if that defeasance had not occurred.

     We may exercise our defeasance option with respect to a series of securities notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option for a series of securities, payment of that series of securities may not be accelerated because of a subsequent event of default. If we exercise our covenant defeasance option for a series of securities, payment of that series of securities may not be accelerated by reference to a subsequent breach of any of the covenants noted in the preceding paragraph. In the event we omit to comply with our remaining obligations with respect to such series of securities under the indenture after exercising our covenant defeasance option and such series of securities is declared due and payable because of the subsequent occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the securities of that series at the time of the acceleration resulting from that event of default. However, we will remain liable for those payments.

CERTAIN DEFINITIONS

     Certain terms are defined in the indenture and are used in this section as follows:

          "attributable debt" means, as to any particular lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent (discounted from the respective due dates thereof at the rate per annum set forth or implicit in the terms of such lease compounded semiannually) required to be paid by such person under such lease during the remaining term thereof. The net amount of rent required to be paid under any such lease for any such period shall be the total amount of the rent payable by the lessee with respect to such period, but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          "consolidated net assets" means the total amount of assets appearing on the most recently prepared consolidated balance sheet of the company and its consolidated subsidiaries at the end of a fiscal quarter of the company, prepared in accordance with generally accepted accounting principles in the United States, after deducting therefrom (a) all current liabilities (excluding notes and loans payable, the current portion of long-term debt and capitalized lease obligations, any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) total prepaid expenses and deferred charges.

          "funded debt" means all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having

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

     a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

          "holder" means any person in whose name a note is registered in the security register for those securities maintained in accordance with the terms of the indenture.

          "mortgage" means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

          "person" means any individual, corporation, partnership, association, joint venture, trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "restricted property" means any refining or manufacturing plant located in the United States, except (1) related facilities employed in transportation or marketing or (2) any refining or manufacturing plant, or any portion thereof, which, in the opinion of the Board of Directors, is not a principal plant in relation to the activities of the company and its restricted subsidiaries as a whole.

          "restricted subsidiary" means any subsidiary which owns a restricted property if substantially all of the tangible property in which such subsidiary has an interest is located in the United States.

          "securities" means any securities authenticated and delivered under the indenture, including the notes.

          "subsidiary" means (i) a corporation at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by the company or by one or more other subsidiaries, or by the company and one or more other subsidiaries or (ii) any other person (other than a corporation) of which the company and/or one or more subsidiaries has at least a majority ownership and power to direct the policies, management and affairs. For the purposes of this definition "voting stock" means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

GLOBAL NOTE; BOOK-ENTRY SYSTEM

     THE GLOBAL NOTE

     The certificates representing the exchange notes will be issued in fully registered form, without coupons. Except as described below, the exchange notes will be deposited with, or on behalf of, the Depository Trust Company, New York, New York, and registered in the name of DTC's nominee, in the form of a global note.

     Any beneficial interest in one of the global notes that is transferred to a person who takes delivery in the form of an interest in another global note will, upon transfer, cease to be an interest in such global note and become an interest in the other global note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other global note for as long as it remains such an interest.

     CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTE

     The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the initial purchasers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

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

     DTC has advised us that it is:

     - a limited-purpose trust company organized under the laws of the State of New York;

     - a "banking organization" within the meaning of the New York Banking Law;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code, as amended; and

     - a "clearing agency" registered pursuant to Section 17A of the Exchange
       Act.

     DTC was created to hold securities for its participants (collectively, the "participants") and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

     We expect that pursuant to procedures established by DTC (i) upon deposit of the global note, DTC will credit, on its book-entry registration and transfer system, the accounts of participants designated by the initial purchasers with an interest in the global note and (ii) ownership of beneficial interests in the exchange notes will be shown on, and the transfer of ownership interests thereof will be shown on, and effected only through, records maintained by DTC (with respect to the interests of participants) and the participants and the indirect participants (with respect to the interests of persons other than participants).

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer beneficial interests in the exchange notes represented by a global note to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having a beneficial interest in the exchange notes represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

     So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner or holder of the exchange notes represented by the global note for all purposes of such notes and the indenture. Except as provided below, owners of beneficial interests in a global note will not be entitled to have the notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes (except in connection with a transfer to an institutional accredited investor), and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if such holder is not a participant or an indirect participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of notes under the indenture or such global note. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of such global note, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

     Payments with respect to the principal of and premium, if any, additional interest, if any, and interest on, any exchange notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing such notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global note (including principal, premium, if any, additional interest, if any, and interest). Payments by the participants and the indirect participants to the owners of beneficial interest in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interest in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     CERTIFICATED NOTES

     If (i) we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) we, at our option, notify the trustee in writing that we elect to cause the issuance of exchange notes of any series in definitive form under the indenture or (iii) upon the occurrence of certain other events as provided in the indenture, then, upon surrender by DTC of such global note, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the exchange notes represented by such global note. Upon any such issuance, the trustee is required to register such certificated notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

     Neither we nor the trustee shall be liable for any delay by DTC or any participant or Indirect Participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the exchange notes to be issued).

SAME-DAY SETTLEMENT AND PAYMENT

     Settlement for the exchange notes will be made by the initial purchasers in immediately available funds. So long as DTC continues to make its settlement system available to us, all payments of principal of and interest on the notes will be made by us in immediately available funds.

                    CERTAIN UNITED STATES FEDERAL INCOME TAX
                   CONSEQUENCES TO NON-UNITED STATES PERSONS

     The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged for the exchange note and the adjusted tax basis of the exchange note will be the same as the adjusted tax basis of the outstanding note exchanged for the exchange note immediately before the exchange.

     IN ANY EVENT, PERSONS CONSIDERING THE EXCHANGE OF OUTSTANDING NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

                              PLAN OF DISTRIBUTION


     Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.


     We will not receive any proceeds from any sale of exchange notes by participating broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes, or through a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices, or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale or exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is in an "underwriter" within the meaning of the Securities Act.

     We will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

                               VALIDITY OF NOTES

     Certain legal matters regarding the validity of the exchange notes being offered by this prospectus will be passed upon for us by Simpson Thacher & Bartlett, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Chevron Phillips Chemical Company LLC as of December 31, 2000 and for the period July 1, 2000 (inception) through December 31, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP and Ernst & Young LLP, independent accountants, given on the authority of said firms as experts in auditing and accounting.

     The combined financial statements of the Phillips Petroleum Company's Chemicals Business as of June 30, 2000, December 31, 1999 and 1998 and for the six-month period ended June 30, 2000 and for each of the three years in the period ended December 31, 1999 included in this prospectus have been so included in reliance on the report of Ernst & Young LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of the Chevron Chemical Company C Chem Business as of June 30, 2000, December 31, 1999 and 1998 and for the six-month period ended June 30, 2000 and for each of the three years in the period ended December 31, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                        CHANGE IN CERTIFYING ACCOUNTANTS

     On April 3, 2001, with the review and approval of our Audit Committee, we appointed Ernst & Young LLP as our independent accountants for fiscal 2001 and dismissed PricewaterhouseCoopers LLP, effective with such appointment. We had previously engaged Ernst & Young LLP and PricewaterhouseCoopers LLP to jointly report on our financial statements as of December 31, 2000 and for the period July 1, 2000 (inception) through December 31, 2000. We considered a joint report by the former independent accountants of our Owners, versus one issued by a single independent accounting firm, to be the most effective and efficient in that they were already knowledgeable of our Owners' former operations.

     In connection with its audit and through April 3, 2001, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statement as of December 31, 2000 and for the period July 1, 2000 (inception) through December 31, 2000.

     During the period from July 1, 2000 through December 31, 2000, and through April 3, 2001, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

     The report from Ernst & Young LLP and PricewaterhouseCoopers LLP on the aforementioned financial statements contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     We have provided PricewaterhouseCoopers LLP with a copy of this disclosure and have requested that they furnish us with a letter, addressed to the Securities and Exchange Commission, stating whether they agree with the above statements. A copy of the letter from PricewaterhouseCoopers LLP, dated April 16, 2001, was filed as Exhibit 16.1 to the registration statement on Form S-4 of which this prospectus constitutes a part.

                         INDEX TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                              PAGE
                                                              -----
CHEVRON PHILLIPS CHEMICAL COMPANY LLC
Consolidated Financial Statements
  For the Period July 1, 2000 (Inception) through December
     31, 2000:                                                 F-2
     Report of Independent Accountants -- Ernst & Young LLP
      and PricewaterhouseCoopers LLP                           F-3
     Consolidated Statement of Operations for the Period
      July 1, 2000 (Inception) through December 31, 2000       F-4
     Consolidated Balance Sheet as of December 31, 2000        F-5
     Consolidated Statement of Members' Capital for the
      Period July 1, 2000 (Inception) through December 31,
      2000                                                     F-6
     Consolidated Statement of Cash Flows for the Period
      July 1, 2000 (Inception) through December 31, 2000       F-7
     Notes to Consolidated Financial Statements                F-8

PHILLIPS PETROLEUM COMPANY'S CHEMICALS BUSINESS
Combined Financial Statements
  For the six months ended June 30, 2000                      F-22
  For the years ended December 31, 1999, 1998 and 1997        F-40

CHEVRON CHEMICAL COMPANY C CHEM BUSINESS
Financial Statements
  As of June 30, 2000 and for the six month period then
     ended                                                    F-60
  As of December 31, 1999 and 1998, and for the three years
     in the period ended December 31, 1999                    F-74

                     CHEVRON PHILLIPS CHEMICAL COMPANY LLC

                       CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE PERIOD JULY 1, 2000 (INCEPTION)
                           THROUGH DECEMBER 31, 2000

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Chevron Phillips Chemical Company LLC:

We have audited the accompanying consolidated balance sheet of Chevron Phillips Chemical Company LLC and its subsidiaries (the Company) as of December 31, 2000, and the related consolidated statements of operations, of members' capital and of cash flows for the period July 1, 2000 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chevron Phillips Chemical Company LLC and its subsidiaries at December 31, 2000, and the results of their operations and their cash flows for the period July 1, 2000 (inception) through December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ ERNST & YOUNG LLP                  /s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
February 22, 2001

CHEVRON PHILLIPS CHEMICAL COMPANY LLC
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD JULY 1, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000
--------------------------------------------------------------------------------

Millions
------------------------------------------------------------
REVENUE
  Net sales                                                   $3,402
  Equity in net loss of affiliates                                (3)
  Other income                                                    64
                                                              ------

     Total revenue                                             3,463
                                                              ------

COSTS AND EXPENSES
  Cost of goods sold                                           3,171
  Selling, general and administrative                            290
  Asset impairments                                              137
  Research and development                                        23
                                                              ------

     Total costs and expenses                                  3,621
                                                              ------

LOSS BEFORE INTEREST AND TAXES                                  (158)
  Interest income                                                 10
  Interest expense                                                65
                                                              ------

LOSS BEFORE TAXES                                               (213)
  Income taxes                                                    28
                                                              ------

NET LOSS                                                      $ (241)
                                                              ======

                See Notes to Consolidated Financial Statements.

CHEVRON PHILLIPS CHEMICAL COMPANY LLC
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2000
--------------------------------------------------------------------------------

Millions
--------
                           ASSETS
Current assets
  Cash and cash equivalents                                   $  156
  Accounts receivable -- trade                                   874
  Accounts receivable -- affiliates                              137
  Inventories                                                    878
  Other current assets                                            20
                                                              ------

     Total current assets                                      2,065
                                                              ------

Property, plant and equipment                                  7,487
Less: accumulated depreciation and amortization                3,358
                                                              ------
  Net property, plant and equipment                            4,129
                                                              ------
Investment in affiliates                                         336
Long-term receivables -- affiliates                               69
Deferred charges and other assets                                 74
                                                              ------

     Total Assets                                             $6,673
                                                              ======

              LIABILITIES AND MEMBERS' CAPITAL
Current liabilities
  Accounts payable -- trade                                   $  649
  Accounts and note payable -- affiliates                        196
  Accrued income and other taxes                                  43
  Other current liabilities                                       22
                                                              ------

     Total current liabilities                                   910

Long-term debt                                                 1,784
Advance payable to member                                         35
Other liabilities and deferred credits                           101
                                                              ------

     Total liabilities                                         2,830

Members' capital                                               3,849
Accumulated other comprehensive loss                              (6)
                                                              ------

     Total Liabilities and Members' Capital                   $6,673
                                                              ======

                See Notes to Consolidated Financial Statements.

CHEVRON PHILLIPS CHEMICAL COMPANY LLC
CONSOLIDATED STATEMENT OF MEMBERS' CAPITAL
FOR THE PERIOD JULY 1, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                                            ACCUMULATED OTHER
                                                              COMPREHENSIVE
                                        MEMBERS' CAPITAL          LOSS            TOTAL
                                        ----------------    -----------------     -----
Millions
--------------------------------------
Contributions From Members on July 1,
 2000, net of Adjustments                   $ 5,747                $--           $ 5,747
                                                                                 -------
  Net loss                                     (241)                --              (241)
  Foreign currency translation
     adjustments                                 --                 (6)               (6)
                                                                                 -------

     Total comprehensive loss                    --                 --              (247)
                                                                                 -------

  Distributions to members                   (1,692)                --            (1,692)
  Member contributions                           35                 --                35
                                            -------                ---           -------
Balance on December 31, 2000                $ 3,849                $(6)          $ 3,843
                                            =======                ===           =======

                See Notes to Consolidated Financial Statements.

CHEVRON PHILLIPS CHEMICAL COMPANY LLC
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD JULY 1, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000
--------------------------------------------------------------------------------

Millions
--------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                    $  (241)
  Adjustments to reconcile net loss to net cash flows
   provided by operating activities
     Depreciation, amortization and retirements                   151
     Asset impairments                                            137
     Deferred taxes                                                27
     Undistributed equity in losses of affiliates, net              3
     Changes in non-cash working capital
       Increase in trade and affiliated accounts receivable       (65)
       Increase in inventories                                   (153)
       Decrease in other current assets                             3
       Increase in trade and affiliated accounts payable          256
       Decrease in accrued income and other taxes                  (8)
       Decrease in other current liabilities                      (13)
     Other operating cash flow activity                             1
                                                              -------
          Net cash flows provided by operating activities          98
                                                              -------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                           (112)
                                                              -------
          Net cash flows used in investing activities            (112)
                                                              -------

CASH FLOWS FROM FINANCING ACTIVITIES
  Debt issuance                                                 1,784
  Note payable to member                                           50
  Distributions to members                                     (1,692)
  Post-closing adjustments to members                            (117)
  Advance from member                                              70
                                                              -------
          Net cash flows provided by financing activities          95
                                                              -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                          81

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                   75
                                                              -------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                    $   156
                                                              =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid for interest                                        $    16
                                                              =======
Cash paid for income taxes                                    $     4
                                                              =======

                See Notes to Consolidated Financial Statements.

CHEVRON PHILLIPS CHEMICAL COMPANY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 -- FORMATION AND NATURE OF OPERATIONS
On July 1, 2000 Chevron Corporation (Chevron) and Phillips Petroleum Company (Phillips) combined their worldwide chemicals and plastics businesses, excluding Chevron's Oronite business, into a new company, Chevron Phillips Chemical Company LLC (CPC). Chevron and Phillips (the members) each own 50% of CPC. For accounting purposes, the combination was accounted for on the historical basis of the assets and liabilities contributed to CPC.

CPC manufactures and markets a wide range of petrochemicals and plastics on a worldwide basis, with manufacturing facilities in existence or under construction in the United States, Puerto Rico, Singapore, China, South Korea, Saudi Arabia, Qatar, Mexico and Belgium. CPC is a limited liability company formed under Delaware law.

CPC is governed by a Board of Directors currently comprised of six representatives under the terms of a limited liability company agreement. Each member has two voting representatives, and the chief executive officer and the chief financial officer of CPC are non-voting representatives. Certain major decisions and actions require the unanimous approval of the voting directors.

Under the terms of the limited liability company agreement, the members are restricted from transferring any of their respective interests in CPC until July 2003 with the exception of certain transfers to affiliates. After July 2003, Chevron or Phillips may transfer not less than all of their interest to a third party, subject to a right of first refusal in favor of the other.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
- BASIS OF FINANCIAL STATEMENTS -- The accompanying consolidated financial statements include the accounts of CPC and its wholly-owned subsidiaries. All significant intercompany investments, accounts and transactions have been eliminated in consolidation. Investments in affiliates in which CPC owns 20% to 50% of voting control are accounted for using the equity method. Other securities and investments, if any, are carried at the lower of cost or market.

- ESTIMATES, RISKS AND UNCERTAINTIES -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

    Accounts receivable at December 31, 2000 is shown net of a $3 million allowance for estimated non-recoverable amounts.

    CPC has operations in eight countries. In each country there are varying degrees of risk and uncertainty. CPC insures its business and assets against insurable risk in a manner that it deems appropriate. Because of the diversity of CPC, management believes that the risk of loss from noninsurable events in any one business or country would not have a material adverse effect on operations as a whole.

- REVENUE RECOGNITION -- Sales of petrochemicals, plastics, natural gas liquids and other items, including by-products, are recorded when title passes to the customer. Revenues from royalties for licensed technology are recorded based on volumes produced by the licensee. Sales are presented net of discounts and allowances. Freight costs billed to customers are recorded as a component of revenue.

CHEVRON PHILLIPS CHEMICAL COMPANY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    CPC follows the guidance provided by the Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements."

- CASH AND CASH EQUIVALENTS -- Cash equivalents are highly liquid short-term investments that are readily convertible to known amounts of cash and have original maturities of three months or less from date of purchase.

- INVENTORIES -- Product inventories are valued at the lower of cost or market aggregated at the segment level. Cost is determined on the last-in, first-out (LIFO) method primarily for U.S. operations. For operations outside the U.S., cost is determined on a combination of the first-in, first-out (FIFO) and weighted average bases. Materials and supplies inventories are carried at the lower of average cost or market.

- PROPERTY, PLANT AND EQUIPMENT-- Property, plant and equipment is stated at cost. Initial contributions of property, plant and equipment from the members were recorded at their book values. Depreciation and amortization is computed using the straight-line method over the estimated future useful lives of the related assets.

- IMPAIRMENT OF ASSETS -- Long-lived assets used in operations are assessed for impairment when changes in facts and circumstances indicate a possible significant deterioration in future cash flows expected to be generated by an asset group. If, upon review, the sum of the undiscounted pre-tax cash flows are less than the carrying value of the asset group, the carrying value is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets -- generally at an entire complex level. The fair values of impaired assets are determined based on quoted market prices in active markets, if available, or on the present value of expected future cash flows using discount rates commensurate with the risks involved in the asset group.

    The expected future cash flows used for impairment reviews and related fair value calculations are based on production and sales volumes, prices and costs, considering all available evidence at the date of review.

- MAINTENANCE AND REPAIRS -- Maintenance and repair costs, including turnaround costs of major producing units, which are not considered to be significant improvements are expensed as incurred.

- RESEARCH AND DEVELOPMENT COSTS -- Research and development costs are expensed as incurred.

- PROPERTY DISPOSITIONS -- When complete units of depreciable property are retired or sold, the asset cost and related accumulated depreciation are eliminated with any gain or loss reflected in income. When less-than-complete units of depreciable property are disposed of or retired, the difference between asset cost and salvage value is charged or credited to accumulated depreciation with no recognition of gain or loss.

- ENVIRONMENTAL COSTS -- Environmental expenditures are expensed or capitalized as appropriate, depending on future economic benefit. Expenditures that relate to an existing condition caused by past operations and that do not have future economic benefit are expensed. Liabilities for those expenditures are recorded on an undiscounted basis when environmental assessments or clean-ups are probable and the costs can be reasonably

CHEVRON PHILLIPS CHEMICAL COMPANY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    estimated. Expenditures that create future benefits or that contribute to future revenue generation are capitalized.

- CAPITALIZATION OF INTEREST -- Interest costs incurred to finance projects of at least $75 million and that are longer than one year in duration are capitalized until commercial production is commenced. Capitalized interest is amortized over the life of the project. Unamortized capitalized interest totaled $24 million at December 31, 2000. No interest costs were capitalized during the period July 1, 2000 through December 31, 2000.

- INCOME TAXES -- CPC is generally treated as a flow-through entity for U.S. income tax purposes whereby each member is taxable on its respective share of income. However, CPC and its subsidiaries are directly liable for U.S. and state income and franchise taxes on certain legal entities and for any foreign taxes incurred. For these, CPC follows the liability method of accounting for income taxes.

- COMPREHENSIVE LOSS -- CPC's only item of other comprehensive loss resulted from the translation into U.S. dollars of the financial statements of foreign subsidiaries and corporate joint ventures whose functional currencies are not the U.S. dollar.

- PENDING ACCOUNTING PRONOUNCEMENTS -- Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," was issued in June 1998. This standard was amended by Accounting Standard No. 137, which deferred the effective date of implementation to the first quarter of fiscal years beginning after June 15, 2000, and also by Accounting Standard No. 138, which contains various other modifications including an expanded exemption for normal course purchases and sales. Accounting Standard No. 133, as amended, requires companies to record derivative financial instruments on the balance sheet as assets or liabilities, as appropriate, at fair value. Gains or losses resulting from changes in the fair values of those derivatives are included in earnings or comprehensive income depending on the intent and nature of the derivative instrument. CPC will implement Accounting Standard No. 133 effective January 1, 2001. As CPC generally does not use derivative instruments, either financial or commodity-based, implementation of this standard is not expected to have a material effect on future consolidated results of operations, financial position or liquidity.

NOTE 3 -- TRANSACTIONS WITH AFFILIATES
Significant transactions with affiliated parties were as follows:

                                                       FOR THE PERIOD JULY 1, 2000
                                                           (INCEPTION) THROUGH
MILLIONS                                                    DECEMBER 31, 2000
--------                                               ---------------------------
Net sales(a)                                                      $372
Other income(b)                                                     61
Cost of goods sold(c,d)                                            923
Selling, general and administrative(d)                             143

(a) CPC sells ethylene residue gas to Phillips' crude oil refining operations, Specialty Chemicals and Plastics products and Aromatics by-products to Chevron, and feedstocks to non-consolidated equity companies, at prices that approximate market.

(b) CPC provides various services to non-consolidated affiliates and certain storage services to Phillips for storage of product in our Sweeny, Texas caverns.

CHEVRON PHILLIPS CHEMICAL COMPANY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(c) Phillips sells CPC natural gas liquids feedstocks for our olefins and polyolefins products, and provides common facility services such as steam generation, waste and water treatment and warehouse facilities. CPC purchases feedstocks from Chevron for the Aromax(R) and paraxylene units at Pascagoula, Mississippi. In addition, Chevron provides common facility and manufacturing services at the Pascagoula facility.

(d) Phillips and Chevron provide various services to CPC under transition services agreements.

Services provided under the transition services agreements with Chevron and Phillips include various activities such as certain treasury, legal, accounting, human resource and building administration, and environmental services. Certain information technology support, research and development and engineering services are also provided. The primary term of the transition services agreement is two years, but specific services can be cancelled with 30 days notification. The majority of staff services will be discontinued in the first quarter of 2001.

Due to an incident at Phillips' K-Resin(R) styrene-butadiene copolymer plant in March 2000, the 370 million pound-per-year K-Resin(R) facility which was contributed to CPC, has been idle. Under the Contribution Agreement, upon formation of CPC, Phillips agreed to indemnify CPC for all physical loss or damage, and repair to the facility. In addition, Phillips advanced CPC $70 million, subject to adjustment prior to December 31, 2001 if the facility meets a pre-established production threshold. At December 31, 2000, $35 million of the advance had been recorded as Member Contributions. Should the threshold not be met by December 31, 2001, Phillips will contribute an additional $3.2 million per month, to a maximum of $38.4 million.

In addition, CPC borrowed $50 million from Chevron in December 2000 under a revolving credit agreement. See Note 8 for further discussion.

NOTE 4 -- INVENTORIES
Inventories were as follows:

MILLIONS                                                     DECEMBER 31, 2000
--------                                                     -----------------
LIFO inventories
  Olefins and polyolefins products                                 $340
  Specialty chemicals and plastics products                         138
  Aromatics products                                                148
                                                                   ----
     Total LIFO inventories                                         626
                                                                   ----
Non-LIFO inventories
  Olefins and polyolefins products                                  110
  Specialty chemicals and plastics products                          41
  Aromatics products                                                 65
                                                                   ----
     Total non-LIFO inventories                                     216
                                                                   ----
Materials, supplies and other                                        36
                                                                   ----
     Total inventories                                             $878
                                                                   ====

The excess of replacement cost over book value of product inventories valued under the LIFO method was $158 million at December 31, 2000.

CHEVRON PHILLIPS CHEMICAL COMPANY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5 -- INVESTMENTS
CPC's investments in its affiliates, who are also engaged in the manufacturing and marketing of petrochemicals and plastics, are accounted for using the equity method. These investments consisted of the following:

                                                EQUITY
MILLIONS                                       OWNERSHIP    DECEMBER 31, 2000
--------                                       ---------    -----------------
Saudi Chevron Petrochemical Company               50%             $126
Phillips Sumika Polypropylene Co.                 57%               76
K R Copolymer Company, Ltd.                       60%               59
Chevron Phillips Singapore Chemicals
  (Private) Limited                               50%               55
Shanghai Golden Phillips Petrochemical Co.        40%               13
Qatar Chemical Company Ltd. (Q-Chem)              49%                5
Others                                          various              2
                                                                  ----
     Total investments                                            $336
                                                                  ====

In 1997, Qatar Chemical Company Ltd. (Q-Chem), a joint venture company, was formed by Phillips and Qatar General Petroleum Corporation to develop a major petrochemical complex in Qatar in the Middle East at an estimated cost of $1.16 billion. Phillips' interest in Q-Chem has been assigned to CPC and our various subsidiaries. Construction of the complex began in October 1999, with start-up scheduled for 2002.

At December 31, 2000, $338 million (excluding accrued interest) had been drawn under a $750 million bank financing agreement for the construction of the complex. After the bank financing has been fully drawn, CPC will be required to fund any remaining construction costs under a subordinated loan agreement with Q-Chem. In connection with the bank financing, the co-venturers agreed that if the complex is not completed by August 2003, each will make capital contributions on a pro rata, several basis to the extent necessary to cover bank financing service requirements including, if demanded, repayment of principal. This obligation may be extended for up to one year due to force majeure. After construction is completed, the bank financing is non-recourse with respect to the co-venturers. CPC has agreed to provide up to $75 million of credit support to Q-Chem under a contingent equity loan agreement.

Phillips Sumika Polypropylene Co. and K R Copolymer Company, Ltd. are not consolidated because CPC does not have majority voting control of these entities.

Aggregate summarized financial information for all entities accounted for using the equity method was as follows:

                                                              FOR THE PERIOD
                                                               JULY 1, 2000
                                                                (INCEPTION)
                                                                  THROUGH
MILLIONS                                                     DECEMBER 31, 2000
--------                                                     -----------------
Revenues                                                          $   531
Income before income taxes                                              6
Net income                                                              5

CHEVRON PHILLIPS CHEMICAL COMPANY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                             DECEMBER 31, 2000
                                                             -----------------
Current assets                                                    $   370
Noncurrent assets                                                   1,542
Current liabilities                                                   331
Noncurrent liabilities                                                984

NOTE 6 -- PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment was as follows:

MILLIONS                                                     DECEMBER 31, 2000
--------                                                     -----------------
Olefins and polyolefins                                           $ 4,496
Specialty chemicals and plastics                                    1,374
Aromatics                                                           1,451
Other                                                                 166
                                                                  -------
     Gross property, plant and equipment, at cost                   7,487
Accumulated depreciation                                           (3,358)
                                                                  -------
     Net property, plant and equipment                            $ 4,129
                                                                  =======

Approximately $6,333 million of gross property, plant and equipment consisted of chemical plant assets depreciated on estimated useful lives of 25 years. Other non-plant items, such as furniture, fixtures, buildings and automobiles, have estimated useful lives ranging from 5 to 45 years, with a weighted average of 28 years.

CPC recorded before-tax asset impairment charges totaling $137 million in the period July 1, 2000 through December 31, 2000. Of these impairments, $135 million related to the non-cash write-down of the Puerto Rico facility, resulting from the outlook for future margin conditions and a recent shift in strategic direction for the facility. Discounted net cash flows were used to determine the fair value of the facility.

NOTE 7 -- ENVIRONMENTAL LIABILITIES
CPC is subject to federal, state and local environmental laws and regulations that may result in obligations to mitigate or remove the effects on the environment of the placement, storage, disposal or release of certain chemical, mineral and petroleum substances at our sites. CPC had accrued undiscounted environmental costs totaling $8 million at December 31, 2000, with $3 million classified as a current liability. No environmental costs were accrued that were associated with discontinued or sold operations.

NOTE 8 -- NOTE PAYABLE TO RELATED PARTY AND LONG-TERM DEBT
CPC has two separate $900 million revolving credit agreements with a syndicate of banks, with repayment of outstanding amounts required in July 2001 and July 2003. The July 2001 agreement provides that CPC may, at its option, extend the date for repayment by one year. At December 31, 2000, there were no borrowings outstanding under either credit agreement. Interest on borrowings is variable, based on quoted market rates. The rate of interest may also vary depending on CPC's long-term debt ratings. The agreements contain covenants and events of default typical of bank revolving credit facilities, such as restrictions on liens, with certain exceptions, and maintenance of ownership of CPC by Chevron and Phillips of at least 50% in the

CHEVRON PHILLIPS CHEMICAL COMPANY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

aggregate. Provisions under these agreements are not considered restrictive to normal operations.

Long-term debt outstanding at December 31, 2000 totaled $1,784 million, comprised of commercial paper borrowings supported by the bank credit agreements described above. The weighted average interest rate at December 31, 2000 was 7.54%. Notes are issued in the tier-2 commercial paper market with maturities of 90 days or less. These commercial paper borrowings are classified as Long-Term Debt on the consolidated balance sheet since CPC's intent is to refinance or replace the obligations on a long-term basis and CPC has the option to extend the July 2001 agreement by one year.

CPC also has a $100 million credit agreement with Chevron that expires in June 2001. Borrowings under this facility incur interest at variable rates based on LIBOR. At December 31, 2000, $50 million was outstanding under this facility at an interest rate of 6.90%. CPC is obligated to repay this facility from the proceeds of future financings. Commitment fees are paid on unused committed amounts.

NOTE 9 -- CONTINGENCIES
In the case of all known contingencies, CPC records an undiscounted liability when the loss is probable and the amount is reasonably estimable. These liabilities are not reduced for potential insurance recoveries. If applicable, undiscounted receivables are recorded for probable insurance or other third-party recoveries. Based on currently available information, CPC believes that it is remote that future costs related to known contingent liabilities will exceed current accruals by an amount that would have a material adverse impact on CPC.

As facts concerning contingencies become known, CPC reassesses its position both with respect to accrued liabilities and other potential exposures. Estimates that are particularly sensitive to future change include legal matters and contingent liabilities for environmental remediation. Estimated future environmental remediation costs are subject to change due to such factors as the unknown magnitude of clean-up costs, the unknown timing and extent of remedial actions that may be required, and the determination of CPC's liability in proportion to other responsible parties. Estimated future costs related to legal matters are subject to change as events occur and as additional information becomes available during the administrative and litigation process.

CPC is a party to a number of legal proceedings pending in various courts or agencies for which, in some instances, no provision has been made. While the final outcome of these proceedings cannot be predicted with certainty, it is the opinion of management that none of these proceedings, when resolved, will have a material adverse effect on results of operations, financial condition or cash flows.

NOTE 10 -- CREDIT RISK
Financial instruments that potentially subject CPC to concentrations of credit risk consist primarily of cash equivalents and trade receivables. Cash equivalents are comprised of bank accounts and short-term investments with several financial institutions that have high credit ratings. CPC's policy for short-term investments diversifies and limits exposure to credit risk. Trade receivables are dispersed among a broad customer base, both domestic and foreign, which results in limited concentrations of credit risk. CPC maintains credit policies and procedures that minimize credit risk and exposures. Letters of credit or negotiated sales contracts are utilized when customer financial strength is considered insufficient.

CHEVRON PHILLIPS CHEMICAL COMPANY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 11 -- OPERATING LEASES
CPC leases tank and hopper rail cars, computers, office buildings and other facilities and equipment. Total operating lease rental expense was $28 million for the period July 1, 2000 through December 31, 2000. Aggregate future minimum lease payments under non-cancelable leases at December 31, 2000 were as follows:

YEAR                                                  MILLIONS
----                                                  --------
2001                                                    $ 35
2002                                                      32
2003                                                      29
2004                                                      27
2005                                                      27
Thereafter                                               151

NOTE 12 -- BENEFIT PLANS
Substantially all employees of CPC are former employees of Chevron or Phillips. These individuals provided services to CPC pursuant to transition services agreements from the date on which operations began on July 1, 2000 through December 31, 2000. See Note 3 for further discussion. These individuals became employees of CPC on January 1, 2001. These individuals were covered by their respective former employers' employee benefit plans through December 31, 2000. Effective January 1, 2001, CPC established our own benefit plans, which include a health care and income protection benefit plan, a savings plan and retirement and retiree health care benefits plans. The retirement plan is a defined benefit plan.

CPC recorded charges of $9 million during the period July 1, 2000 through December 31, 2000 for severance benefits in connection with workforce reductions. These charges are included in Selling, General and Administrative costs in the consolidated statement of operations.

NOTE 13 -- TAXES
CPC is generally treated as a flow-through entity for U.S. income tax purposes whereby each member is taxable on its respective share of income. However, CPC and its subsidiaries are directly liable for U.S. and state income and franchise taxes on certain legal entities and for any foreign taxes incurred. CPC has a U.S. subsidiary operating in Puerto Rico which is subject to U.S. federal income tax, but has been granted an exemption from certain Puerto Rico taxes, including income taxes. The Puerto Rico income tax exemption expires in 2004 and the municipal license tax exemption expires in 2002. Limited tax reduction agreements also exist in Korea and Qatar. CPC is subject to state income tax in certain jurisdictions.

Income tax expense for the period July 1, 2000 through December 31, 2000 consisted of $1 million of current foreign income taxes and $27 million of deferred U.S. federal income taxes.

CHEVRON PHILLIPS CHEMICAL COMPANY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Deferred income tax assets and liabilities follows:

MILLIONS                                                     DECEMBER 31, 2000
--------                                                     -----------------
Deferred income tax assets
  U.S.                                                             $136
  Foreign                                                             2
                                                                   ----
Gross deferred income tax assets                                    138
  Valuation allowance                                               (92)
                                                                   ----
Deferred income tax assets                                           46
Deferred tax liabilities -- foreign                                  (2)
                                                                   ----
Net deferred income tax assets                                     $ 44
                                                                   ====

A valuation allowance of $92 million was established in December 2000. The purpose of the valuation allowance was to reduce deferred tax assets relating to Puerto Rico net operating loss carryforwards and tax depreciation differences to amounts that will more likely than not be realized. Uncertainties that may affect the realization of these assets include tax law changes and the future profitability of operations.

Deferred taxes have not been provided on temporary differences related to investments in certain foreign subsidiaries that are essentially permanent in duration. These temporary differences were $53 million at December 31, 2000. Determination of the amount of unrecognized deferred taxes on these temporary differences is not practicable due to uncertainties regarding foreign tax credits and exclusions.

Net deferred income tax assets related to the following:

MILLIONS                                                     DECEMBER 31, 2000
--------                                                     -----------------
Deferred income tax assets
  Loss carryforward (expires 2011-2020)                            $ 89
  Depreciation and amortization                                      42
  Foreign and other                                                   7
                                                                   ----
     Gross deferred income tax assets                               138
  Valuation allowance                                               (92)
                                                                   ----
     Deferred income tax assets                                      46
Deferred tax liabilities -- foreign                                  (2)
                                                                   ----
Net deferred income tax assets                                     $ 44
                                                                   ====

NOTE 14 -- SEGMENT AND GEOGRAPHIC INFORMATION
CPC's reporting structure is based on the grouping of similar products, resulting in the following three operating segments:

- OLEFINS AND POLYOLEFINS -- This segment gathers, buys, sells and fractionates natural gas liquids, manufactures and markets olefins products such as ethylene and propylene, and polyolefin products such as polyethylene, polypropylene and plastic pipe. CPC's five olefin and polyethylene production facilities are located in Texas. CPC has 12 domestic pipe facilities and two pipe fittings facilities in the U.S., and one pipe facility in Mexico. CPC also

CHEVRON PHILLIPS CHEMICAL COMPANY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    owns equity interests in a polypropylene facility at the Houston Chemical Complex in Texas, polyethylene facilities in Singapore and China, and a plastic pipe facility in Mexico. A major ethylene and polyethelyne facility, in which CPC has a 49% equity interest, is under construction in Qatar.

- AROMATICS -- This segment manufactures and markets aromatics products such as styrene, paraxylene and cyclohexane. Major production facilities are located in Mississippi, Louisiana, Texas and Puerto Rico. CPC also owns an equity interest in an aromatics facility in Saudi Arabia.

- SPECIALTY CHEMICALS AND PLASTICS -- This segment manufactures and markets a variety of specialty products such as K-Resin(R) styrene-butadiene copolymer, normal alpha olefins and polystyrene. Major U.S. production facilities are located in Texas and Ohio, with other operations located in Belgium and China. CPC also owns an equity interest in a K-Resin(R) facility in South Korea.

"Other" or "Corporate" includes items not directly attributable to CPC's operating segments. Interest expense and income are generally retained within the Corporate segment, as are special charges related to workforce reductions.

Financial information by segment for the periods presented on the consolidated financial statements follows. Inter-segment transactions are billed at prevailing market rates.

                                                                           SPECIALTY      CORPORATE,
                                                OLEFINS &                  CHEMICALS       OTHER &
MILLIONS                             TOTAL     POLYOLEFINS    AROMATICS    & PLASTICS    ELIMINATIONS
--------                             -----     -----------    ---------    ----------    ------------
Net sales -- external                $3,402      $1,915        $  949         $538          $  --
Net sales -- inter-segment               --         242            90           12           (344)
Equity in net earnings (loss) of
  affiliates                             (3)        (12)            7            2             --
Other income                             64          28            --           36             --
                                     ------      ------        ------         ----          -----
  Total revenue                       3,463       2,173         1,046          588           (344)
Operating & selling costs             3,333       2,035         1,066          539           (307)
Depreciation and amortization           151          90            22           39             --
Asset impairments                       137          --           135           --              2
                                     ------      ------        ------         ----          -----
Income (loss) before interest and
  taxes                                (158)         48          (177)          10            (39)
Interest expense (income), net           55          (1)           --           --             56
Income taxes                             28           1            25            2             --
                                     ------      ------        ------         ----          -----
Net income (loss)                    $ (241)     $   48        $ (202)        $  8          $ (95)
                                     ======      ======        ======         ====          =====
Property, plant & equipment, net     $4,129      $2,397        $  702         $936          $  94
Investments                             336         150           127           59             --

CHEVRON PHILLIPS CHEMICAL COMPANY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Geographic information for the periods presented on the consolidated financial statements was as follows. Net sales were attributed to countries based on the location of the operation generating the sale.

                                                          UNITED     FOREIGN
MILLIONS                                        TOTAL     STATES    COUNTRIES
--------                                        -----     ------    ---------
Net sales -- external                           $3,402    $3,146      $256
Property, plant & equipment, net                 4,129     3,992       137
Investments                                        336        77       259

NOTE 15 -- FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying amounts of cash and cash equivalents, trade receivables and trade payables approximate their estimated fair values. Due to the variable interest rate features of the note payable to related party and the long-term debt, the carrying amounts of these instruments also approximate their fair values.

CHEVRON PHILLIPS CHEMICAL COMPANY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 16 -- CONDENSED CONSOLIDATING FINANCIAL STATEMENTS
Condensed consolidating financial statements follow. This information is presented in accordance with registration requirements of the Securities and Exchange Commission for the $500 million of debt to be jointly issued by Chevron Phillips Chemical Company LLC (the "LLC") and its wholly-owned subsidiary, Chevron Phillips Chemical Company LP (the "LP"). The LLC is the non-operating parent holding company. The LP is the primary domestic operating company of CPC. "Other Entities" is comprised of mostly foreign operations and of the two companies that hold the direct ownership interests in the LP. These financial statements were prepared using the equity method of accounting for investments.

                     CHEVRON PHILLIPS CHEMICAL COMPANY LLC
                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
       FOR THE PERIOD JULY 1, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000

                                                              OTHER
MILLIONS                                   LLC       LP      ENTITIES    ELIMINATIONS    TOTAL
--------                                  -----    ------    --------    ------------    ------
Revenue
  Net sales                               $  --    $3,424     $  908        $(930)       $3,402
  Equity in earnings (loss) of
     affiliates                            (175)      (10)       (34)         216            (3)
  Other income                               --        55         35          (26)           64
                                          -----    ------     ------        -----        ------
     Total revenue                         (175)    3,469        909         (740)        3,463
                                          -----    ------     ------        -----        ------
Costs and Expenses
  Cost of goods sold                         --     3,227        874         (930)        3,171
  Selling, general and administrative         1       264         51          (26)          290
  Asset impairments                          --         2        135           --           137
  Research and development                   --        23         --           --            23
                                          -----    ------     ------        -----        ------
     Total costs and expenses                 1     3,516      1,060         (956)        3,621
                                          -----    ------     ------        -----        ------
Loss Before Interest and Taxes             (176)      (47)      (151)         216          (158)
  Interest income                            --         6          4           --            10
  Interest expense                           65        --         --           --            65
                                          -----    ------     ------        -----        ------
Loss Before Taxes                          (241)      (41)      (147)         216          (213)
  Income taxes                               --        --         28           --            28
                                          -----    ------     ------        -----        ------
Net Loss                                  $(241)   $  (41)    $ (175)       $ 216        $ (241)
                                          =====    ======     ======        =====        ======

CHEVRON PHILLIPS CHEMICAL COMPANY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 16 -- CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- CONTINUED

                     CHEVRON PHILLIPS CHEMICAL COMPANY LLC
                     CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 2000

                                                               OTHER
MILLIONS                                   LLC        LP      ENTITIES    ELIMINATIONS    TOTAL
--------                                  ------    ------    --------    ------------    ------
Current assets
  Cash and cash equivalents               $   --    $   75     $   81       $     --      $  156
  Accounts receivable -- trade                --       806         68             --         874
  Accounts receivable -- affiliates           12       211        184           (270)        137
  Inventories                                 --       736        142             --         878
  Other current assets                         1        15          4             --          20
                                          ------    ------     ------       --------      ------
     Total current assets                     13     1,843        479           (270)      2,065
Property, plant and equipment, net            --     3,464        665             --       4,129
Investment in affiliates                   5,776        76      4,802        (10,318)        336
Other assets                                   1        81         61             --         143
                                          ------    ------     ------       --------      ------
Total Assets                              $5,790    $5,464     $6,007       $(10,588)     $6,673
                                          ======    ======     ======       ========      ======
Current liabilities
  Accounts payable -- trade               $   --    $  517     $  132       $     --      $  649
  Accounts and note
     payable -- affiliates                   122       257         87           (270)        196
  Other current liabilities                   --        62          3             --          65
                                          ------    ------     ------       --------      ------
     Total current liabilities               122       836        222           (270)        910
Long-term debt                             1,784        --         --             --       1,784
Other liabilities and deferred credits        35        86         15             --         136
                                          ------    ------     ------       --------      ------
     Total liabilities                     1,941       922        237           (270)      2,830
Members' capital                           3,849     4,542      5,776        (10,318)      3,849
Accumulated other comprehensive loss          --        --         (6)            --          (6)
                                          ------    ------     ------       --------      ------
Total Liabilities and Members' Capital    $5,790    $5,464     $6,007       $(10,588)     $6,673
                                          ======    ======     ======       ========      ======

CHEVRON PHILLIPS CHEMICAL COMPANY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 16 -- CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- CONTINUED

                     CHEVRON PHILLIPS CHEMICAL COMPANY LLC
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
       FOR THE PERIOD JULY 1, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000

                                                                    OTHER
MILLIONS                                            LLC      LP    ENTITIES   ELIMINATIONS    TOTAL
--------                                          -------   ----   --------   ------------   -------
Cash Flows From Operating Activities
  Net loss                                        $  (241)  $(41)   $(175)       $ 216       $  (241)
  Adjustments to reconcile net loss to net cash
     flows provided by (used in) operating
     activities
     Depreciation, amortization and retirements        --    125       26           --           151
     Asset impairments                                 --      2      135           --           137
     Equity in earnings (losses) of affiliates,
       net                                            175     10       34         (216)            3
     Changes in non-cash working capital               51      7      (38)                        20
     Other operating cash flow activity                (1)     1       28           --            28
                                                  -------   ----    -----        -----       -------
       Net cash flows provided by (used in)
          operating activities                        (16)   104       10           --            98
                                                  -------   ----    -----        -----       -------
Cash Flows From Investing Activities
  Capital expenditures                                 --    (98)     (14)          --          (112)
  Increase in investment in affiliates                (82)    --      (66)         148            --
                                                  -------   ----    -----        -----       -------
       Net cash flows used in investing
          activities                                  (82)   (98)     (80)         148          (112)
                                                  -------   ----    -----        -----       -------
Cash Flows From Financing Activities
  Debt issuance                                     1,784     --       --           --         1,784
  Contribution from members                            --     66       82         (148)           --
  Distributions to members                         (1,692)    --       --           --        (1,692)
  Other financing cash flow activity                    6     --       (3)          --             3
                                                  -------   ----    -----        -----       -------
       Net cash flows provided by financing
          activities                                   98     66       79         (148)           95
                                                  -------   ----    -----        -----       -------
Net Increase in Cash and Cash Equivalents              --     72        9           --            81
Cash and Cash Equivalents at Beginning of Period       --      3       72           --            75
                                                  -------   ----    -----        -----       -------
Cash and Cash Equivalents at End of Period        $    --   $ 75    $  81        $  --       $   156
                                                  =======   ====    =====        =====       =======

                          PHILLIPS PETROLEUM COMPANY'S
                               CHEMICALS BUSINESS

                         COMBINED FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                      WITH REPORT OF INDEPENDENT AUDITORS

PHILLIPS PETROLEUM COMPANY'S CHEMICALS BUSINESS
INDEX TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                              Page
Combined Statement of Income for the six months ended June
  30, 2000                                                    F-24
Combined Balance Sheet at June 30, 2000                       F-25
Combined Statement of Cash Flows for the six months ended
  June 30, 2000                                               F-26
Combined Statement of Parent Company Investment and
  Accumulated Comprehensive Income                            F-27
Notes to Combined Financial Statements                        F-28

Report of Independent Auditors                                F-39

--------------------------------------------------------------------------------
COMBINED STATEMENT OF INCOME                        PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

                                                               Millions
                                                              of Dollars
Six Months Ended June 30, 2000                                ----------
REVENUES
Sales and other operating revenues                              $2,238
Equity in earnings of affiliated companies                          33
Other revenues                                                      17
------------------------------------------------------------------------
     Total Revenues                                              2,288
------------------------------------------------------------------------

COSTS AND EXPENSES
Purchased products                                               1,620
Operating expenses                                                 313
Selling, general and administrative expenses                       144
Depreciation and amortization                                       57
Taxes other than income taxes                                       20
Foreign currency transaction losses                                  1
------------------------------------------------------------------------
     Total Costs and Expenses                                    2,155
------------------------------------------------------------------------
Income before income taxes                                         133
Provision for income taxes                                          49
------------------------------------------------------------------------
NET INCOME                                                      $   84
========================================================================

See Notes to Combined Financial Statements.

--------------------------------------------------------------------------------
COMBINED BALANCE SHEET                              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

                                                               Millions
                                                              of Dollars
At June 30, 2000                                              ----------
ASSETS
Cash and cash equivalents                                       $   --
Accounts receivable -- trade (less allowance of $2 million)        418
Accounts receivable -- affiliates                                   75
Inventories                                                        321
Prepaid expenses and other current assets                           15
------------------------------------------------------------------------
     Total Current Assets                                          829
Investments and long-term receivables                              615
Properties, plants and equipment (net)                           1,883
Deferred charges                                                    75
------------------------------------------------------------------------
Total                                                           $3,402
========================================================================

LIABILITIES
Accounts payable -- trade                                       $  196
Accounts payable -- affiliates                                      88
Accrued taxes                                                       24
Other accruals                                                      26
------------------------------------------------------------------------
     Total Current Liabilities                                     334
Deferred income taxes                                              495
Other liabilities and deferred credits                             107
------------------------------------------------------------------------
     Total Liabilities                                             936
------------------------------------------------------------------------

PARENT COMPANY INVESTMENT AND ACCUMULATED COMPREHENSIVE
  INCOME
Parent company investment                                        2,448
Accumulated comprehensive income -- foreign currency
  translation adjustments                                           18
------------------------------------------------------------------------
                                                                 2,466
------------------------------------------------------------------------
Total                                                           $3,402
========================================================================

See Notes to Combined Financial Statements.

--------------------------------------------------------------------------------
COMBINED STATEMENT OF CASH FLOWS                    PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

                                                               Millions
                                                              of Dollars
Six Months Ended June 30, 2000                                ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                      $   84
Adjustments to reconcile net income to net cash provided by
  operating activities
  Non-working capital adjustments
     Depreciation and amortization                                  57
     Deferred taxes                                                  7
     Other                                                         (33)
  Working capital adjustments
     Increase in accounts receivable                               (36)
     Increase in inventories                                       (28)
     Decrease in prepaid expenses and other current assets           7
     Increase in accounts payable                                   81
     Decrease in taxes and other accruals                           (7)
------------------------------------------------------------------------
Net Cash Provided by Operating Activities                          132
------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                               (41)
Advances to affiliated companies                                   (64)
Investment purchases                                               (24)
Proceeds from asset dispositions                                     1
Proceeds from property insurance                                    14
------------------------------------------------------------------------
Net Cash Used for Investing Activities                            (114)
------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash change in parent company advances                         (18)
------------------------------------------------------------------------
Net Cash Used for Financing Activities                             (18)
------------------------------------------------------------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS
Cash and cash equivalents at beginning of period                    --
------------------------------------------------------------------------
Cash and Cash Equivalents at End of Period                      $   --
========================================================================

See Notes to Combined Financial Statements.

--------------------------------------------------------------------------------
COMBINED STATEMENT OF PARENT                        PHILLIPS PETROLEUM COMPANY'S
COMPANY INVESTMENT AND                                        CHEMICALS BUSINESS
ACCUMULATED COMPREHENSIVE INCOME

                                                                Millions
                                                               of Dollars
                                                               ----------
Parent company investment and accumulated comprehensive
  income at December 31, 1999                                        $2,427
Net income                                                     84
Foreign currency translation adjustments                       (5)
                                                              ---
Comprehensive income                                                     79
Net change in parent company advances                                   (40)
---------------------------------------------------------------------------
PARENT COMPANY INVESTMENT AND ACCUMULATED COMPREHENSIVE
  INCOME AT JUNE 30, 2000                                            $2,466
===========================================================================

See Notes to Combined Financial Statements.

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

NOTE 1 -- ACCOUNTING POLICIES
- BASIS OF FINANCIAL STATEMENTS -- These financial statements represent Phillips Petroleum Company's (Phillips or the parent company) worldwide chemicals business and include certain natural gas liquids and pipeline operations (hereinafter collectively referred to as Chemicals). The financial statements are presented as if Chemicals had existed as an entity separate from Phillips during the period presented. Chemicals is not and was not a separate legal entity during the period presented. References to Chemicals are to "Phillips Petroleum Company, with respect to its chemicals business." Phillips charges Chemicals a portion of its corporate support costs, including engineering, legal, treasury, planning, environmental, tax, auditing, information technology, research and development and other corporate services, based on usage, actual costs or other allocation methods considered reasonable by Phillips' Management.

    Chemicals manufactures and markets petrochemicals and plastics on a worldwide basis, with manufacturing facilities in the United States, Puerto Rico, Singapore, China, Mexico, South Korea and Belgium. Key products manufactured include ethylene, propylene, polyethylene, polypropylene, K-Resin(R) styrene-butadiene copolymer, paraxylene, Ryton polyphenylene sulfide, and plastic pipe. Chemicals also fractionates and markets natural gas liquids.

    On February 7, 2000, Phillips announced that it had signed a letter of intent to form a 50/50 joint venture with Chevron Corporation combining the two companies' worldwide chemicals businesses, excluding Chevron's Oronite additives business. The proposed joint venture was approved by the companies' Boards of Directors and the U.S. Federal Trade Commission, and definitive agreements were signed on May 23, 2000. The transaction closed July 1, 2000, forming Chevron Phillips Chemical Company LLC (CPC).

- CONSOLIDATION PRINCIPLES AND INVESTMENTS -- Majority-owned, controlled subsidiaries are consolidated. Investments in affiliates in which Chemicals owns 20 percent to 50 percent of voting control are accounted for using the equity method. Other securities and investments are generally carried at cost.

- REVENUE RECOGNITION -- Revenues associated with sales of petrochemicals, plastics, natural gas liquids, and all other items are recorded when title passes to the customer. Revenues associated with royalty fees from licensed technology are recorded periodically based upon volumes produced by the licensee.

- USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires Management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosures of contingent assets and liabilities. The estimates were made as if Phillips continued to own and operate Chemicals subsequent to June 30, 2000. Actual results could differ from the estimates and assumptions used.

- PARENT COMPANY INVESTMENT -- The parent company investment included in the balance sheet represents the net balances resulting from various transactions between Chemicals and Phillips. There are no terms of settlement or interest charges associated with most of the account balance. The balance includes Chemicals' participation in Phillips' central cash management program. Chemicals' cash receipts are remitted to Phillips and its cash disbursements are funded by Phillips. Other transactions include product purchases from and sales to Phillips, Chemicals' share of the current portion of Phillips' consolidated income

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

    tax liability, and other administrative and support expenses incurred by Phillips and allocated or charged to Chemicals.

- INVENTORIES -- Inventories are valued at cost, which is lower than market in the aggregate, on the first-in, first-out (FIFO) basis, the weighted-average basis, and last-in, first-out (LIFO) basis. Materials and supplies are valued at, or below, average cost.

- DERIVATIVE INSTRUMENTS -- In accordance with Phillips' risk-management policies, any derivative instruments held by Chemicals must relate to an underlying, offsetting position, probable anticipated transaction or firm commitment. Additionally, the hedging instrument used must be expected to be highly effective in achieving market value changes that offset the opposing market value changes of the underlying transaction. If an existing derivative position is terminated prior to expected maturity or re-pricing, any deferred or resultant gain or loss will continue to be deferred unless the underlying position has ceased to exist. During the six months ending June 30, 2000, Chemicals did not use any material derivative instruments.

- DEPRECIATION AND AMORTIZATION -- Depreciation and amortization of major operating units are determined using the group composite straight-line method over an estimated life of 25 years for most of these assets. Major operating units are grouped for this purpose based on their relative similarity and the degree of physical and economic interdependence between individual pieces of equipment. Other properties, plants and equipment are depreciated using the straight-line method over the estimated useful lives of the individual assets.

- IMPAIRMENT OF ASSETS -- Long-lived assets used in operations are assessed for impairment whenever changes in facts and circumstances indicate a possible significant deterioration in the future cash flows expected to be generated by an asset group. If, upon review, the sum of the undiscounted pretax cash flows are less than the carrying value of the asset group, the carrying value is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets -- generally at an entire complex level for Chemicals' assets. The fair value of impaired assets is determined based on quoted market prices in active markets, if available, or upon the present values of expected future cash flows using discount rates commensurate with the risks involved in the asset group. Long-lived assets committed by Management for disposal are accounted for at the lower of amortized cost or fair value, less cost to sell.

    The expected future cash flows used for impairment reviews and related fair value calculations are based on production volumes, prices and costs, considering all available evidence at the date of the review.

- MAINTENANCE AND REPAIRS -- Maintenance and repair costs incurred, which are not significant improvements, are expensed. The estimated turnaround costs of major producing units are accrued in other liabilities over the estimated interval between turnarounds.

- PROPERTY DISPOSITIONS -- When complete units of depreciable property are retired or sold, the asset cost and related accumulated depreciation are eliminated with any gain or loss reflected in income. When less-than-complete units of depreciable property are disposed of or retired, the difference between asset cost and salvage value is charged or credited to accumulated depreciation with no recognition of gain or loss. Retirements or sales of equipment, whether complete units of depreciable property or less-than-complete units of depreciable property, have not been significant to the financial statements.

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

- ENVIRONMENTAL COSTS -- Environmental costs are expensed or capitalized as appropriate, depending upon their future economic benefit. Costs that relate to an existing condition caused by past operations, and that do not have future economic benefit, are expensed. Liabilities are recorded on an undiscounted basis when environmental assessments or clean-ups are probable and the costs can be reasonably estimated.

- INCOME TAXES -- Chemicals' results of operations are included in the consolidated U.S. federal and state income tax returns of Phillips. Deferred taxes are provided on all temporary differences between the financial reporting basis and the tax basis of Chemicals' assets and liabilities, except for temporary differences related to investments in certain foreign subsidiaries and corporate joint ventures that are essentially permanent in duration. Income tax expense represents Chemicals on a separate-return basis using the same principles and elections used in Phillips' consolidated return. Any resulting current tax liability or refund is settled with Phillips on a current basis.

- COMPREHENSIVE INCOME -- Chemicals' only item of other comprehensive income results from the process of translating the financial statements of certain foreign subsidiaries and corporate joint ventures into U.S. dollars. Chemicals' investment in these subsidiaries and joint ventures is essentially permanent in duration so deferred taxes have not been provided on the related temporary differences.

NOTE 2 -- RELATED PARTY TRANSACTIONS
Significant transactions with affiliated parties for the six months ended June 30, 2000 were:

                                                               Millions
                                                              of Dollars
                                                              -----------
Sales and other operating revenues(a)                            $549
Purchased products(b)                                             810
Operating expenses(c)(d)(e)                                        10
Selling, general and administrative expenses(e)                    44
-------------------------------------------------------------------------

(a) Chemicals sells ethylene residue natural gas to Phillips' crude oil refining operations, as well as feedstocks to non-consolidated equity companies, at prices that approximate market.

(b) Chemicals purchases natural gas liquids feedstocks for its ethylene and propylene products from Phillips and its affiliates, and purchases finished products from non-consolidated equity companies, at prices that approximate market.

(c) Phillips' refining operations charge Chemicals for its use of facilities common to both operations, such as steam generation, waste and water treaters, pumps, gauges, etc.

(d) Chemicals purchases natural gas from Phillips and its affiliates for use as fuel at its manufacturing facilities at prices that approximate market. In addition, Phillips provides for and arranges liability, property and business interruption insurance coverage for Chemicals through its captive insurance subsidiary.

(e) Phillips charges Chemicals a portion of its corporate support costs, including engineering, legal, treasury, planning, environmental, tax, auditing, information technology, research and development, and other corporate services, based on usage, actual costs, or other allocation methods considered reasonable by Phillips' Management.

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

NOTE 3 -- INVENTORIES
Inventories at June 30, 2000, were as follows:

                                                               Millions
                                                              of Dollars
                                                              ----------
Chemical products                                                $ 175
Plastic products                                                   199
Natural gas liquids                                                 35
-------------------------------------------------------------------------
                                                                   409
LIFO adjustments                                                  (106)
Materials, supplies and other                                       18
-------------------------------------------------------------------------
                                                                 $ 321
=========================================================================

Included in the amounts above were inventories valued on a LIFO basis totaling $84 million at June 30, 2000. The remainder of Chemicals' inventories are valued under various other methods, including first-in, first-out (FIFO) and weighted average. The inventories valued under LIFO would have been approximately $106 million higher at June 30, 2000, had they been valued using the FIFO method.

NOTE 4 -- INVESTMENTS, LONG-TERM RECEIVABLES AND OTHER
Components of investments and long-term receivables at June 30, 2000, were as follows:

                                                                 Millions
                                                                of Dollars
                                                                ----------
Investments in and advances to affiliated equity companies         $544
Long-term receivables                                                71
--------------------------------------------------------------------------
                                                                   $615
==========================================================================

Long-term receivables include $40 million related to property and business interruption insurance claims made by Chemicals to Phillips' captive insurance subsidiary.

EQUITY INVESTMENTS
Chemicals owns investments in entities in the petrochemical and plastics industries. In the ordinary course of business, Chemicals has transactions with most of these equity investee companies. Summarized financial information for all entities accounted for using the equity method, except Sweeny Olefins Limited Partnership (see below), follows:

                                                                 Millions
                                                                of Dollars
SIX MONTHS ENDED JUNE 30, 2000                                  ----------

Revenues                                                           $321
Loss before income taxes                                            (28)
Net loss                                                            (28)
Current assets                                                      209
Other assets                                                        710
Current liabilities                                                 180
Other liabilities                                                   295
--------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

SWEENY OLEFINS LIMITED PARTNERSHIP (SOLP)
Chemicals is a general partner and has a 50 percent interest in SOLP, which owns and operates a 2-billion-pound-per-year ethylene facility located adjacent to Phillips' Sweeny, Texas, refinery. At June 30, 2000, Chemicals' net investment in SOLP was $325 million. During construction of the facility, Chemicals made advances to the partnership under a subordinated loan agreement to fund certain costs related to completing the project. The balance of the subordinated loan at June 30, 2000, was $28 million. During 1995, SOLP entered into a second subordinated loan agreement with Chemicals, with essentially the same terms as the first, for $120 million to fund three new furnaces for the ethylene plant. In November 1999, the second subordinated loan was increased by $20 million to fund expenditures to improve plant operating efficiency. The balance of the second subordinated loan at June 30, 2000, was $113 million.

On June 30, 2000, SOLP made a distribution to its partners that brought the total distribution to the other unrelated general partner to a target-specified after-tax internal rate of return on its investment. The partnership agreement states that once this general partner achieves the specified internal rate of return, its 49.49 percent general partnership interest is withdrawn in the subsequent month with no additional cash distribution required. Also, the remaining .51 percent limited partner investment interest converts to 1 percent following the withdrawal of the unrelated general partner. Accordingly, the other general partner withdrew from SOLP effective July 1, 2000, and its general partnership interest reverted to CPC, giving CPC a majority interest in SOLP. Also in July, CPC purchased, subject to the receipt of necessary approvals or clearances and the execution of required documentation, the combined remaining 1 percent limited partnership interests.

Summarized financial information for SOLP follows:

                                                               Millions
                                                              of Dollars
SIX MONTHS ENDED JUNE 30, 2000                                ----------
Revenues                                                         $380
Income before income taxes                                         67
Net income                                                         67
Current assets                                                     71
Other assets                                                      473
Current liabilities                                                60
Other liabilities                                                 139
------------------------------------------------------------------------

QATAR CHEMICAL COMPANY LTD. (Q-CHEM)
In 1997, Chemicals entered into an agreement with Qatar General Petroleum Corporation to form a joint venture to develop a major petrochemical complex in Qatar, at an estimated cost of $1.16 billion. During 1999, Q-Chem, the joint-venture company established by the co-venturers, signed a $750 million bank financing agreement for the construction of the complex. At June 30, 2000, $153 million (excluding accrued interest) had been drawn under this financing agreement. After the bank financing has been fully drawn, Chemicals will be required to fund any remaining construction costs under a subordinated loan agreement with Q-Chem. In connection with the bank financing, the co-venturers have agreed that, if the complex is not successfully completed by August 31, 2003 (which may be extended for up to one year due to force majeure), each will make, or cause to be made, capital contributions on a pro rata, several basis to the extent necessary to cover bank financing service requirements including, if demanded, repayment of

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

principal. After construction is successfully completed, the bank financing is non-recourse with respect to the two co-venturers and the lenders can look only to Q-Chem's cash flows for payment, except Chemicals has agreed to provide up to $75 million of credit support to the venture under a contingent equity loan agreement. Construction has begun, with start-up scheduled for the last half of 2002. Chemicals owns 49 percent of Q-Chem.

NOTE 5 -- PROPERTIES, PLANTS AND EQUIPMENT
Chemicals' investment in properties, plants and equipment, at cost, with accumulated depreciation and amortization, at June 30 was:

                                                                 Millions
                                                                of Dollars
                                                                ----------
Olefins and polyolefins                                          $ 2,031
Specialty chemicals and plastics                                     746
Aromatics                                                            458
--------------------------------------------------------------------------
Gross property, plant and equipment                                3,235
Accumulated depreciation and amortization                         (1,352)
--------------------------------------------------------------------------
Net property, plant and equipment                                $ 1,883
==========================================================================

The majority of the property, plant and equipment amounts are chemical plant assets, which are depreciated based on estimated useful lives of 25 years. Other non-plant items, such as furniture, fixtures, buildings and automobiles, have estimated useful lives ranging from 3 to 45 years.

NOTE 6 -- ENVIRONMENTAL COSTS
Chemicals had accrued environmental costs of $7 million at June 30, 2000. Chemicals did not have any accrued environmental costs associated with discontinued or sold operations, sites where Chemicals had been named a Potentially Responsible Party, or environmental litigation at June 30, 2000.

Of the total $7 million of accrued environmental costs at June 30, 2000, $4 million was classified as short-term on the balance sheet, under the caption "Other accruals."

NOTE 7 -- CONTINGENCIES
In the case of all known contingencies, Chemicals accrues an undiscounted liability when the loss is probable and the amount is reasonably estimable. These liabilities are not reduced for potential insurance recoveries. If applicable, undiscounted receivables are accrued for probable insurance or other third-party recoveries. Based on currently available information, Chemicals believes that it is remote that future costs related to known contingent liability exposures will exceed current accruals by an amount that would have a material adverse impact on Chemicals' financial statements.

As facts concerning contingencies become known, Chemicals reassesses its position both with respect to accrued liabilities and other potential exposures. Estimates that are particularly sensitive to future change include contingent liabilities recorded for environmental remediation and legal matters. Estimated future environmental remediation costs are subject to change due to such factors as the unknown magnitude of clean-up costs, the unknown time and extent of such remedial actions that may be required, and the determination of Chemicals' liability in proportion

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

to other responsible parties. Estimated future costs related to legal matters are subject to change as events evolve, and as additional information becomes available during the administrative and litigation process.

ENVIRONMENTAL -- Chemicals is subject to federal, state and local environmental laws and regulations. These may result in obligations to remove or mitigate the effects on the environment of the placement, storage, disposal or release of certain chemical, mineral and petroleum substances at various sites.

OTHER LEGAL PROCEEDINGS -- Chemicals is a party to a number of other legal proceedings pending in various courts or agencies for which, in some instances, no provision has been made.

NOTE 8 -- FINANCIAL INSTRUMENTS AND CREDIT RISK
Chemicals' financial instruments that are exposed to concentrations of credit risk consist primarily of cash equivalents and trade receivables. Phillips' cash equivalents are placed in high-quality time deposits with major international banks and financial institutions, limiting Chemicals' exposure to concentrations of credit risk. Chemicals' trade receivables reflect a broad customer base. Chemicals routinely assesses the financial strength of its customers.

NOTE 9 -- OPERATING LEASES
Chemicals leases tank and hopper railcars, computers, office buildings and other facilities and equipment. At June 30, 2000, future minimum payments due under non-cancelable operating leases were:

                                                                 Millions
                                                                of Dollars
                                                                ----------
July 1, 2000 through December 31, 2000                             $ 12
2001                                                                 24
2002                                                                 22
2003                                                                 21
2004                                                                 24
2005                                                                 19
Remaining years                                                     163
--------------------------------------------------------------------------
                                                                   $285
==========================================================================

Operating lease rental expense was $18 million for the six months ended June 30, 2000.

NOTE 10 -- EMPLOYEE BENEFIT PLANS
Chemicals employees are included in the various employee benefit plans of Phillips. These plans include the Retirement Income Plan, employee and retiree medical, dental and life insurance plans, the Thrift and Long-Term Stock Savings Plans of Phillips, and other such benefits. For the purpose of these separate financial statements, Chemicals is considered to be participating in multi-employer benefit plans. Chemicals' share of allocated parent company employee benefit plan expenses was $14 million for the six months ended June 30, 2000.

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

NOTE 11 -- TAXES
Taxes charged to income for the six months ended June 30, 2000, were:

                                                                 Millions
                                                                of Dollars
                                                                ----------
TAXES OTHER THAN INCOME TAXES
Property                                                           $10
Payroll                                                              9
Other                                                                1
--------------------------------------------------------------------------
                                                                    20
--------------------------------------------------------------------------
INCOME TAXES
Federal
  Current                                                           28
  Deferred                                                          10
Foreign
  Current                                                            7
  Deferred                                                          --
State and local
  Current                                                            2
  Deferred                                                           2
--------------------------------------------------------------------------
                                                                    49
--------------------------------------------------------------------------
Total taxes charged to income                                      $69
==========================================================================

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. Major components of deferred tax liabilities and assets at June 30, 2000, were:

                                                                 Millions
                                                                of Dollars
                                                                ----------
DEFERRED TAX LIABILITIES
Depreciation and amortization                                      $520
Other                                                                 3
--------------------------------------------------------------------------
Total deferred tax liabilities                                      523
--------------------------------------------------------------------------
DEFERRED TAX ASSETS
Benefit plan accruals                                                 5
Accrued environmental costs                                           2
Other financial accruals and deferrals                               11
Loss carryforwards                                                   81
--------------------------------------------------------------------------
Total deferred tax assets                                            99
--------------------------------------------------------------------------
Net deferred tax liabilities                                       $424
==========================================================================

Deferred taxes have not been provided on temporary differences related to investments in certain foreign subsidiaries and corporate joint ventures that are essentially permanent in duration. At June 30, 2000, these temporary differences were $28 million. Determination of the amount of

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

unrecognized deferred taxes on this temporary difference is not practicable due to foreign tax credits and exclusions. Any loss carryforwards that have not been utilized will begin expiring in 2011.

The amounts of U.S. income before income taxes, with a reconciliation of tax at the federal statutory rate with the provision for income taxes, for the six months ended June 30, 2000, were:

                                        Millions      Percent of
                                       of Dollars    Pretax Income
                                       ----------    -------------
Income before income taxes
  United States                           $98              74%
  Foreign                                  35              26
------------------------------------------------------------------
                                          133             100%
==================================================================
Federal statutory income tax               46              35%
State income tax                            3               2
Foreign taxes in excess of federal
  statutory rate                            1               1
Other                                      (1)             (1)
------------------------------------------------------------------
                                          $49              37%
==================================================================

Excise taxes accrued on the sale of chemical products were less than $1 million in the first six months of 2000. These taxes are excluded from reported revenues and expenses.

NOTE 12 -- CASH FLOW INFORMATION

                                        Millions
                                       of Dollars
SIX MONTHS ENDED JUNE 30, 2000         ----------
CASH PAYMENTS
  Income taxes                            $37
-------------------------------------------------

There were no material non-cash investing or financing activities in the six months ended June 30, 2000.

NOTE 13 -- OTHER FINANCIAL INFORMATION

                                        Millions
                                       of Dollars
SIX MONTHS ENDED JUNE 30, 2000         ----------
RESEARCH AND DEVELOPMENT
  EXPENDITURES --
  Expensed                                $16
-------------------------------------------------

NOTE 14 -- SEGMENT DISCLOSURES AND RELATED INFORMATION
Chemicals has organized its reporting structure based on the grouping of similar products, resulting in three operating segments:

(1) Olefins and Polyolefins -- This segment manufactures and markets olefins and polyolefins products, including ethylene, propylene, polyethylene, polypropylene, and plastic pipe. This segment also fractionates and markets natural gas liquids and has pipeline operations. Major production facilities are located at the Sweeny Complex and the Houston Chemical

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

    Complex, both in Texas. Chemicals also owns equity interests in an ethylene/propylene facility at the Sweeny Complex, a polypropylene facility at the Houston Chemical Complex, and polyethylene facilities in Singapore and China. Plastic pipe is manufactured at six regionally located U.S. plants and at a plant in Mexico. Natural gas liquids are fractionated at the Sweeny Complex.

(2) Specialty Chemicals and Plastics -- This segment manufactures and markets specialty chemicals and plastics, including K-Resin(R) styrene-butadiene copolymer, Ryton polyphenylene sulfide, and methyl mercaptans. Major production facilities are located at the Borger Complex and the Houston Chemical Complex, both located in Texas. Other manufacturing facilities are located in Belgium and Singapore. Chemicals also owns an equity interest in a K-Resin(R) production facility in South Korea.

(3) Aromatics -- This segment manufactures and markets aromatics, including paraxylene and cyclohexane. The major production facility is located in Puerto Rico.

Other includes all items not directly attributable to the operating segments. All interest revenue and expense is retained by the parent company. Chemicals evaluates performance and allocates resources based on net income. The segment accounting policies are the same as those in Note 1 -- Accounting Policies. Intersegment sales were not material.

ANALYSIS OF RESULTS BY OPERATING SEGMENT

                                                          Millions of Dollars
                                   ------------------------------------------------------------------
                                              Operating Segments
                                   -----------------------------------------
                                                    Specialty
                                   Olefins and    Chemicals and
                                   Polyolefins      Plastics       Aromatics    Other    Consolidated
SIX MONTHS ENDED JUNE 30, 2000     -----------    -------------    ---------    -----    ------------
SALES AND OTHER OPERATING
  REVENUES
External customers*                  $1,600            292            346        --         2,238
=====================================================================================================
OPERATING RESULTS                    $  132             48            (19)       --           161
  Depreciation and amortization         (37)           (15)            (5)       --           (57)
  Equity in earnings of
     affiliates                          31              2             --        --            33
  Other items                            --             --             --        (4)           (4)
  Income taxes                          (47)           (13)             9         2           (49)
-----------------------------------------------------------------------------------------------------
          Net income (loss)          $   79             22            (15)       (2)           84
=====================================================================================================
ASSETS
  Identifiable assets                $1,685            713            440        --         2,838
  Investments in and advances to
     affiliates                         485             59             --        --           544
-----------------------------------------------------------------------------------------------------
          Total assets               $2,170            772            440        --         3,382
=====================================================================================================
CAPITAL EXPENDITURES                 $   15             21              5        --            41
-----------------------------------------------------------------------------------------------------

* Includes sales to parent company's non-chemicals businesses.

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

GEOGRAPHIC INFORMATION

                                             Millions of Dollars
                                     -----------------------------------
                                     United     Foreign      Worldwide
                                     States    Countries    Consolidated
SIX MONTHS ENDED JUNE 30, 2000       ------    ---------    ------------
Outside Operating Revenues*          $2,009       229          2,238
------------------------------------------------------------------------
Long-Lived Assets**                  $2,242       185          2,427
------------------------------------------------------------------------

 * Revenues are attributable to countries based on the location of the operations generating the revenues.

** Includes property, plant and equipment and investments in equity affiliates.

NOTE 15 -- SUBSEQUENT EVENT
Subsequent to the contribution of Chemicals to CPC on July 1, 2000 (see Note
1 -- Basis of Financial Statements), the outlook for future paraxylene market conditions deteriorated. Paraxylene, along with gasoline and certain other petroleum and chemical products, was produced at Chemicals' Puerto Rico Core facility in Guayama, Puerto Rico. In response to market conditions and as part of a strategic review of CPC's businesses, CPC management decided to change the strategic direction of the facility, including a decision to shut down gasoline production, and revised the facility's estimated remaining economic life. As a result of these subsequent changes and developments, a property impairment related to the Puerto Rico Core facility was recorded in the fourth quarter of 2000 by CPC. In addition, a valuation allowance was recorded against a related deferred tax asset. Combined, these two items resulted in a non-cash $180 million after-tax charge for CPC.

REPORT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS
PHILLIPS PETROLEUM COMPANY

We have audited the accompanying combined balance sheet of Phillips Petroleum Company's Chemicals Business as of June 30, 2000, and the related combined statements of income, parent company investment and accumulated comprehensive income, and cash flows for the six months then ended. These financial statements are the responsibility of the company's Management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Phillips Petroleum Company's Chemicals Business at June 30, 2000, and the combined results of its operations and its cash flows for the six months then ended, in conformity with accounting principles generally accepted in the United States.

                                          /s/ ERNST & YOUNG LLP

                                          ERNST & YOUNG LLP

Tulsa, Oklahoma
February 22, 2001

                          PHILLIPS PETROLEUM COMPANY'S
                               CHEMICALS BUSINESS

                         COMBINED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                      WITH REPORT OF INDEPENDENT AUDITORS

                          PHILLIPS PETROLEUM COMPANY'S
                               CHEMICALS BUSINESS

                     INDEX TO COMBINED FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
Combined Statement of Income for the years ended December
  31, 1999, 1998 and 1997                                       F-42
Combined Balance Sheet at December 31, 1999 and 1998            F-43
Combined Statement of Cash Flows for the years ended
  December 31, 1999, 1998 and 1997                              F-44
Combined Statement of Parent Company Investment and
  Accumulated
  Comprehensive Income                                          F-45
Notes to Combined Financial Statements                          F-46
Report of Independent Auditors                                  F-59

--------------------------------------------------------------------------------
COMBINED STATEMENT OF INCOME                        PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

                                                         Millions of Dollars
                                                       ------------------------
                                                        1999     1998     1997
YEARS ENDED DECEMBER 31                                ------------------------
REVENUES
Sales and other operating revenues                     $3,117    2,800    3,429
Equity in earnings of affiliated companies                 31       15       65
Other revenues                                             23       --       (1)
-------------------------------------------------------------------------------
     Total Revenues                                     3,171    2,815    3,493
-------------------------------------------------------------------------------

COSTS AND EXPENSES
Purchased products                                      1,916    1,518    1,991
Operating expenses                                        601      670      692
Selling, general and administrative expenses              276      260      251
Depreciation and amortization                             103       97       94
Taxes other than income taxes                              37       33       35
Foreign currency transaction losses/(gains)                 1       (2)       1
-------------------------------------------------------------------------------
     Total Costs and Expenses                           2,934    2,576    3,064
-------------------------------------------------------------------------------
Income before income taxes                                237      239      429
Provision for income taxes                                 90       92      153
-------------------------------------------------------------------------------
NET INCOME                                             $  147      147      276
===============================================================================

See Notes to Combined Financial Statements.

--------------------------------------------------------------------------------
COMBINED BALANCE SHEET                              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

                                                              Millions of Dollars
                                                              -------------------
                                                               1999         1998
AT DECEMBER 31                                                -------------------
ASSETS
Cash and cash equivalents                                     $   --          --
Accounts receivable (less allowances: 1999 and 1998 --
  $2 million)                                                    403         285
Accounts receivable -- affiliates                                 55          30
Inventories                                                      296         285
Prepaid expenses and other current assets                         16          22
---------------------------------------------------------------------------------
     Total Current Assets                                        770         622
Investments and long-term receivables                            473         454
Properties, plants and equipment (net)                         1,905       1,886
Deferred charges                                                  66          59
---------------------------------------------------------------------------------
Total                                                         $3,214       3,021
=================================================================================

LIABILITIES
Accounts payable                                              $  152         117
Accounts payable -- affiliates                                    44          29
Accrued taxes                                                     22          22
Other accruals                                                    34          36
---------------------------------------------------------------------------------
     Total Current Liabilities                                   252         204
Deferred income taxes                                            474         447
Other liabilities and deferred credits                            61          41
---------------------------------------------------------------------------------
Total Liabilities                                                787         692
---------------------------------------------------------------------------------
PARENT COMPANY INVESTMENT AND ACCUMULATED COMPREHENSIVE
  INCOME
Parent company investment                                      2,404       2,291
Accumulated comprehensive income -- foreign currency
  translation adjustments                                         23          38
---------------------------------------------------------------------------------
                                                               2,427       2,329
---------------------------------------------------------------------------------
Total                                                         $3,214       3,021
=================================================================================

See Notes to Combined Financial Statements.

--------------------------------------------------------------------------------
COMBINED STATEMENT OF CASH FLOWS                    PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

                                                               Millions of Dollars
                                                              ---------------------
                                                              1999     1998    1997
YEARS ENDED DECEMBER 31                                       ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                    $ 147     147     276
Adjustments to reconcile net income to net cash provided by
  operating activities
  Non-working capital adjustments
     Depreciation and amortization                              103      97      94
     Deferred taxes                                              31      23      (3)
     Other                                                        5     (16)    (34)
  Working capital adjustments
     Decrease (increase) in accounts receivable                (142)    124     (36)
     Increase in inventories                                    (21)     (4)    (15)
     Decrease (increase) in prepaid expenses and other
      current assets                                             12       2      (2)
     Increase (decrease) in accounts payable                     50     (60)     26
     Increase (decrease) in taxes and other accruals             (3)      1      (1)
-----------------------------------------------------------------------------------
Net Cash Provided by Operating Activities                       182     314     305
-----------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                           (105)   (237)   (265)
Investment purchases                                             --      (1)     (6)
Proceeds from asset dispositions                                  2       1       2
Long-term advances to affiliates                                 --      --     (10)
-----------------------------------------------------------------------------------
Net Cash Used for Investing Activities                         (103)   (237)   (279)
-----------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash change in parent company advances                      (79)    (77)    (26)
-----------------------------------------------------------------------------------
Net Cash Used for Financing Activities                          (79)    (77)    (26)
-----------------------------------------------------------------------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                          --      --      --
Cash and cash equivalents at beginning of year                   --      --      --
-----------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Year                      $  --      --      --
===================================================================================

See Notes to Combined Financial Statements.

--------------------------------------------------------------------------------
COMBINED STATEMENT OF PARENT COMPANY INVESTMENT     PHILLIPS PETROLEUM COMPANY'S
AND ACCUMULATED COMPREHENSIVE INCOME                          CHEMICALS BUSINESS

                                                                 Millions
                                                                of Dollars
                                                                ----------
Parent company investment and accumulated comprehensive
  income at December 31, 1996                                          $2,029
Net income                                                    $276
Foreign currency translation adjustments                       (28)
                                                              ----
Comprehensive income                                                      248
Net change in parent company advances                                     (31)
-----------------------------------------------------------------------------
Parent company investment and accumulated comprehensive
  income at December 31, 1997                                           2,246
Net income                                                     147
Foreign currency translation adjustments                         7
                                                              ----
Comprehensive income                                                      154
Net change in parent company advances                                     (71)
-----------------------------------------------------------------------------
Parent company investment and accumulated comprehensive
  income at December 31, 1998                                           2,329
Net income                                                     147
Foreign currency translation adjustments                       (15)
                                                              ----
Comprehensive Income                                                      132
Net change in parent company advances                                     (34)
-----------------------------------------------------------------------------
PARENT COMPANY INVESTMENT AND ACCUMULATED COMPREHENSIVE
  INCOME AT DECEMBER 31, 1999                                          $2,427
=============================================================================

See Notes to Combined Financial Statements.

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

NOTE 1 -- ACCOUNTING POLICIES
- BASIS OF FINANCIAL STATEMENTS -- These financial statements represent Phillips Petroleum Company's (Phillips or the parent company) worldwide chemicals business and include certain natural gas liquids operations (hereinafter collectively referred to as Chemicals). The financial statements are presented as if Chemicals had existed as an entity separate from Phillips during the periods presented. Chemicals is not and was not a separate legal entity during the periods presented. References to Chemicals are to "Phillips Petroleum Company, with respect to its chemicals business." Phillips charges Chemicals a portion of its corporate support costs, including engineering, legal, treasury, planning, environmental, tax, auditing, information technology, research and development and other corporate services, based on usage, actual costs or other allocation methods considered reasonable by Phillips' Management.

    Chemicals manufactures and markets petrochemicals and plastics on a worldwide basis, with manufacturing facilities in the United States, Puerto Rico, Singapore, China, South Korea and Belgium. Key products manufactured include ethylene, propylene, polyethylene, polypropylene, K-Resin(R) styrene-butadiene copolymer, paraxylene, Ryton(R) polyphenylene sulfide, and plastic pipe. Chemicals also fractionates and markets natural gas liquids.

    On February 7, 2000, Phillips announced that it had signed a letter of intent to form a 50/50 joint venture with Chevron Corporation combining the two companies' worldwide chemicals businesses, excluding Chevron's Oronite additives business. The proposed joint venture has been approved by the companies' Boards of Directors and the U.S. Federal Trade Commission, and definitive agreements were signed on May 23, 2000. Subject to other regulatory review and approval, primarily the European Commission, the transaction is expected to close in mid-2000. The accompanying financial statements do not include any adjustments that might result from the proposed combination.

- CONSOLIDATION PRINCIPLES AND INVESTMENTS -- Majority-owned, controlled subsidiaries are consolidated. Investments in affiliates in which Chemicals owns 20 percent to 50 percent of voting control are accounted for using the equity method. Other securities and investments are generally carried at cost.

- REVENUE RECOGNITION -- Revenues associated with sales of petrochemicals, plastics, natural gas liquids, and all other items are recorded when title passes to the customer. Revenues associated with royalty fees from licensed technology are recorded periodically based upon volumes produced by the licensee.

- USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires Management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosures of contingent assets and liabilities. Actual results could differ from the estimates and assumptions used.

- PARENT COMPANY INVESTMENT -- The parent company investment included in the balance sheet represents the net balances resulting from various transactions between Chemicals and Phillips. There are no terms of settlement or interest charges associated with most of the account balance. The balance includes Chemicals' participation in Phillips' central cash management program. Chemicals' cash receipts are remitted to Phillips and its cash disbursements are funded by Phillips. Other transactions include product purchases from

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

    and sales to Phillips, Chemicals' share of the current portion of Phillips' consolidated income tax liability, and other administrative and support expenses incurred by Phillips and allocated or charged to Chemicals.

- INVENTORIES -- Inventories are valued at cost, which is lower than market in the aggregate, primarily on the last-in, first-out (LIFO) basis. Materials and supplies are valued at, or below, average cost.

- DERIVATIVE INSTRUMENTS -- In accordance with Phillips' risk-management policies, any derivative instruments held by Chemicals must relate to an underlying, offsetting position, probable anticipated transaction or firm commitment. Additionally, the hedging instrument used must be expected to be highly effective in achieving market value changes that offset the opposing market value changes of the underlying transaction. If an existing derivative position is terminated prior to expected maturity or re-pricing, any deferred or resultant gain or loss will continue to be deferred unless the underlying position has ceased to exist. During the three years ending December 31, 1999, Chemicals did not use any material derivative instruments.

- DEPRECIATION AND AMORTIZATION -- Depreciation and amortization of properties, plants and equipment are determined by the group-straight-line method or the individual-unit-straight-line method, applying the method considered most appropriate for each type of property.

- IMPAIRMENT OF ASSETS -- Long-lived assets used in operations are assessed for impairment whenever changes in facts and circumstances indicate a possible significant deterioration in the future cash flows expected to be generated by an asset group. If, upon review, the sum of the undiscounted pretax cash flows are less than the carrying value of the asset group, the carrying value is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets -- generally at an entire complex level for Chemicals' assets. The fair value of impaired assets is determined based on quoted market prices in active markets, if available, or upon the present values of expected future cash flows using discount rates commensurate with the risks involved in the asset group. Long-lived assets committed by Management for disposal are accounted for at the lower of amortized cost or fair value, less cost to sell.

    The expected future cash flows used for impairment reviews and related fair value calculations are based on production volumes, prices and costs, considering all available evidence at the date of the review.

- MAINTENANCE AND REPAIRS -- Maintenance and repair costs incurred, which are not significant improvements, are expensed. The estimated turnaround costs of major producing units are accrued in other liabilities over the estimated interval between turnarounds.

- PROPERTY DISPOSITIONS -- When complete units of depreciable property are retired or sold, the asset cost and related accumulated depreciation are eliminated with any gain or loss reflected in income. When less-than-complete units of depreciable property are disposed of or retired, the difference between asset cost and salvage value is charged or credited to accumulated depreciation with no recognition of gain or loss. Retirements or sales of equipment, whether complete units of depreciable property or less-than-complete units of depreciable property, have not been significant to the financial statements.

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

- ENVIRONMENTAL COSTS -- Environmental expenditures are expensed or capitalized as appropriate, depending upon their future economic benefit. Expenditures that relate to an existing condition caused by past operations, and that do not have future economic benefit, are expensed. Liabilities for these expenditures are recorded on an undiscounted basis when environmental assessments or clean-ups are probable and the costs can be reasonably estimated.

- INCOME TAXES -- Chemicals' results of operations are included in the consolidated U.S. federal and state income tax returns of Phillips. Deferred taxes are provided on all temporary differences between the financial reporting basis and the tax basis of Chemicals' assets and liabilities, except for temporary differences related to investments in certain foreign subsidiaries and corporate joint ventures that are essentially permanent in duration. Income tax expense represents Chemicals on a separate-return basis using the same principles and elections used in Phillips' consolidated return. Any resulting current tax liability or refund is settled with Phillips on a current basis.

- COMPREHENSIVE INCOME -- Chemicals' only item of other comprehensive income results from the process of translating the financial statements of certain foreign subsidiaries and corporate joint ventures into U.S. dollars. Chemicals' investment in these subsidiaries and joint ventures is essentially permanent in duration so deferred taxes have not been provided on the related temporary differences.

NOTE 2 -- RELATED PARTY TRANSACTIONS
Significant transactions with affiliated parties were:

                                                        Millions of Dollars
                                                     -------------------------
                                                      Years Ended December 31
                                                     -------------------------
                                                      1999      1998     1997
                                                     -------------------------
Sales and other operating revenues(a)                $  694     636        768
Purchased products(b)                                 1,036     834      1,102
Operating expenses(c)(d)(e)                              21      25         27
Selling, general and administrative expenses(e)         108     129        109
------------------------------------------------------------------------------

(a) Chemicals sells ethylene residue natural gas to Phillips' crude oil refining operations, as well as feedstocks to non-consolidated equity companies, at prices that approximate market.

(b) Chemicals purchases natural gas liquids feedstocks for its ethylene and propylene products from Phillips, and purchases finished products from non-consolidated equity companies, at prices that approximate market.

(c) Phillips' refining operations charge Chemicals for its use of facilities common to both operations, such as steam generation, waste and water treaters, pumps, gauges, etc.

(d) Chemicals purchases natural gas from Phillips for use as fuel at its manufacturing facilities at prices that approximate market. In addition, Phillips provides for and arranges liability, property and business interruption insurance coverage for Chemicals through its captive insurance subsidiary.

(e) Phillips charges Chemicals a portion of its corporate support costs, including engineering, legal, treasury, planning, environmental, tax, auditing, information technology, research and development, and other corporate services, based on usage, actual costs, or other allocation methods considered reasonable by Phillips' Management.

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

NOTE 3 -- INVENTORIES
Inventories were as follows:

                                                              Millions of Dollars
                                                              --------------------
                                                                  December 31
                                                              --------------------
                                                               1999         1998
                                                              --------------------
Chemical products                                              $141          109
Plastic products                                                191          164
Natural gas liquids                                              35           17
----------------------------------------------------------------------------------
                                                                367          290
LIFO adjustments                                                (90)         (36)
Materials, supplies and other                                    19           31
----------------------------------------------------------------------------------
                                                               $296          285
==================================================================================

Included in the amounts above were inventories valued on a LIFO basis totaling $111 million and $170 million at December 31, 1999 and 1998, respectively. The remainder of Chemicals' inventories are valued under various other methods, including first-in, first-out (FIFO) and weighted average. The inventories valued under LIFO would have been approximately $90 million and $36 million higher at December 31, 1999 and 1998, respectively, had they been valued using the FIFO method.

NOTE 4 -- INVESTMENTS, LONG-TERM RECEIVABLES AND OTHER
Components of investments and long-term receivables were as follows:

                                                              Millions of Dollars
                                                              -------------------
                                                                  December 31
                                                              -------------------
                                                               1999         1998
                                                              -------------------
Investments in and advances to affiliated equity companies     $ 449         445
Long-term receivables                                             24           9
---------------------------------------------------------------------------------
                                                               $ 473         454
=================================================================================

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

EQUITY INVESTMENTS
Chemicals owns investments in entities in the petrochemical and plastics industries. In the ordinary course of business, Chemicals has transactions with most of these equity investee companies. Summarized financial information for all entities accounted for using the equity method, except Sweeny Olefins Limited Partnership (see below), follows:

                                        Millions of Dollars
                                     -------------------------
                                      Years Ended December 31
                                     -------------------------
                                     1999       1998      1997
                                     -------------------------
Revenues                             $ 475      450       411
Loss before income taxes               (26)     (63)      (33)
Net Loss                               (26)     (63)      (33)
Current assets                         222      158       170
Other assets                           580      549       577
Current liabilities                    122       73        62
Other liabilities                      202      171       165
--------------------------------------------------------------

SWEENY OLEFINS LIMITED PARTNERSHIP (SOLP)
Chemicals is a general partner and has a 50 percent interest in SOLP, which owns and operates a 2-billion-pound-per-year ethylene facility located adjacent to Phillips' Sweeny, Texas, refinery. At December 31, 1999, Chemicals' net investment in SOLP was $270 million. During construction of the facility, Chemicals made advances to the partnership under a subordinated loan agreement to fund certain costs related to completing the project. In 1992, Chemicals sold participating interests in the subordinated loan agreement to a syndicate of banks for $211 million under a participation agreement. The sale of this receivable is subject to recourse, in that Chemicals has a contingent obligation to pay the amounts due to the participating banks if SOLP fails to pay. The fair value of the recourse guarantee to the participating banks is not significant. The balance of the subordinated loan at December 31, 1999, was $110 million. During 1995, SOLP entered into a second subordinated loan agreement with Chemicals, with essentially the same terms as the first, for $120 million to fund three new furnaces for the ethylene plant. In November 1999, the second subordinated loan was increased by $20 million to fund expenditures to improve plant operating efficiency. The balance of the second subordinated loan at December 31, 1999, was $105 million.

The SOLP partnership agreement contains certain conditions for the withdrawal of the second general partner. Once this general partner has achieved a target-specified, after-tax internal rate of return on its investment, its 49.49 percent general partnership interest is withdrawn with no additional cash distribution required. Subsequently, the other partner's remaining 0.51 percent limited partnership interest would continue, but Chemicals has an option to purchase the 0.51 percent interest at a formula-based fair value. After the withdrawal of the other general partner, Chemicals will control SOLP and begin consolidation.

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

Summarized financial information for SOLP follows:

                                                      Millions of Dollars
                                                    ------------------------
                                                    Years Ended December 31
                                                    ------------------------
                                                    1999      1998      1997
                                                    ------------------------
Revenues                                            $482      403       530
Income before income taxes                            78       71       145
Net income                                            78       71       145
Current assets                                       104       77        67
Other assets                                         485      514       553
Current liabilities                                   56       45        87
Other liabilities                                    204      227       263
----------------------------------------------------------------------------

QATAR CHEMICAL COMPANY LTD. (Q-CHEM)
In 1997, Chemicals entered into an agreement with Qatar General Petroleum Corporation to form a joint venture to develop a major petrochemical complex in Qatar, at an estimated cost of $1.16 billion. During 1999, Q-Chem, the joint-venture company established by the co-venturers, signed a $750 million bank financing agreement for the construction of the complex. At December 31, 1999, $51 million (excluding accrued interest) had been drawn under this financing agreement. After the bank financing has been fully drawn, Chemicals will be required to fund any remaining construction costs under a subordinated loan agreement with Q-Chem. In connection with the bank financing, the co-venturers have agreed that, if the complex is not successfully completed by August 31, 2003 (which may be extended for up to one year due to force majeure), each will make, or cause to be made, capital contributions on a pro rata, several basis to the extent necessary to cover bank financing service requirements including, if demanded, repayment of principal. After construction is successfully completed, the bank financing is non-recourse with respect to the two co-venturers and the lenders can look only to Q-Chem's cash flows for payment, except Chemicals has agreed to provide up to $75 million of credit support to the venture under a contingent equity loan agreement. Construction has begun, with start-up scheduled for mid-2002. Chemicals owns 49 percent of Q-Chem.

NOTE 5 -- PROPERTIES, PLANTS AND EQUIPMENT
Chemicals' investment in properties, plants and equipment, at cost, with accumulated depreciation and amortization, at December 31 was:

                                                              Millions of Dollars
                                                              -------------------
                                                               1999         1998
                                                              -------------------
Olefins/polyolefins                                           $ 1,985       1,931
Specialty chemicals and plastics                                  768         757
Aromatics                                                         453         421
---------------------------------------------------------------------------------
Gross property, plant and equipment                             3,206       3,109
Accumulated depreciation and amortization                      (1,301)     (1,223)
---------------------------------------------------------------------------------
Net property, plant and equipment                             $ 1,905       1,886
=================================================================================

The majority of the property, plant and equipment amounts are chemical plant assets, which are depreciated based on estimated useful lives of 25 years. Other non-plant items, such as

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

furniture, fixtures, buildings and automobiles, have estimated useful lives ranging from 3 to 45 years.

NOTE 6 -- IMPAIRMENTS
During 1999, 1998 and 1997, Chemicals recognized the following impairments as additions to depreciation expense:

                                        Millions of Dollars
                                     -------------------------
                                      Years Ended December 31
                                     -------------------------
                                     1999      1998      1997
                                     -------------------------
Before-tax                            $--       --         4
--------------------------------------------------------------
After-tax                             $--       --         3
--------------------------------------------------------------

The 1997 impairment was the result of a decision to exit a pipe compounding business in Singapore.

NOTE 7 -- ENVIRONMENTAL COSTS
Chemicals had accrued environmental costs of $8 million at both December 31, 1999 and 1998. Chemicals did not have any accrued environmental costs associated with discontinued or sold operations, sites where Chemicals had been named a Potentially Responsible Party, or environmental litigation at either December 31, 1999 or 1998.

Of the total $8 million of accrued environmental costs at December 31, 1999, $5 million was classified as short-term on the balance sheet, under the caption "Other accruals." At year-end 1998, $3 million was classified as short-term.

NOTE 8 -- CONTINGENCIES
In the case of all known contingencies, Chemicals accrues an undiscounted liability when the loss is probable and the amount is reasonably estimable. These liabilities are not reduced for potential insurance recoveries. If applicable, undiscounted receivables are accrued for probable insurance or other third-party recoveries. Based on currently available information, Chemicals believes that it is remote that future costs related to known contingent liability exposures will exceed current accruals by an amount that would have a material adverse impact on Chemicals' financial statements.

As facts concerning contingencies become known, Chemicals reassesses its position both with respect to accrued liabilities and other potential exposures. Estimates that are particularly sensitive to future change include contingent liabilities recorded for environmental remediation and legal matters. Estimated future environmental remediation costs are subject to change due to such factors as the unknown magnitude of clean-up costs, the unknown time and extent of such remedial actions that may be required, and the determination of Chemicals' liability in proportion to other responsible parties. Estimated future costs related to legal matters are subject to change as events evolve, and as additional information becomes available during the administrative and litigation process.

ENVIRONMENTAL -- Chemicals is subject to federal, state and local environmental laws and regulations. These may result in obligations to remove or mitigate the effects on the environment of the placement, storage, disposal or release of certain chemical, mineral and petroleum substances at various sites.

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

OTHER LEGAL PROCEEDINGS -- Chemicals is a party to a number of other legal proceedings pending in various courts or agencies for which, in some instances, no provision has been made.

NOTE 9 -- FINANCIAL INSTRUMENTS AND CREDIT RISK
Chemicals' financial instruments that are exposed to concentrations of credit risk consist primarily of cash equivalents and trade receivables. Phillips' cash equivalents are placed in high-quality time deposits with major international banks and financial institutions, limiting Chemicals' exposure to concentrations of credit risk. Chemicals' trade receivables reflect a broad customer base. Chemicals routinely assesses the financial strength of its customers.

NOTE 10 -- OPERATING LEASES
Chemicals leases tank and hopper railcars, computers, office buildings and other facilities and equipment. At December 31, 1999, future minimum payments due under non-cancelable operating leases were:

                                                              Millions of
                                                                Dollars
                                                              -----------
2000                                                             $ 24
2001                                                               24
2002                                                               22
2003                                                               21
2004                                                               24
Remaining years                                                   183
-------------------------------------------------------------------------
                                                                 $298
=========================================================================

Operating lease rental expense was $21 million, $24 million and $21 million for the years ended December 31, 1999, 1998 and 1997, respectively.

NOTE 11 -- EMPLOYEE BENEFIT PLANS
Chemicals employees are included in the various employee benefit plans of Phillips. These plans include the Retirement Income Plan, employee and retiree medical, dental and life insurance plans, the Thrift and Long-Term Stock Savings Plans of Phillips, and other such benefits. For the purpose of these separate financial statements, Chemicals is considered to be participating in multi-employer benefit plans. Chemicals' share of allocated parent company employee benefit plan expenses was $24 million, $22 million, and $21 million for the years ended December 31, 1999, 1998 and 1997, respectively.

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

NOTE 12 -- TAXES
Taxes charged to income were:

                                               Millions of Dollars
                                             -----------------------
                                             Years Ended December 31
                                             -----------------------
                                             1999      1998     1997
                                             -----------------------
TAXES OTHER THAN INCOME TAXES
Property                                     $  21      20       20
Payroll                                         15      15       13
Other                                            1      (2)       2
--------------------------------------------------------------------
                                                37      33       35
--------------------------------------------------------------------
INCOME TAXES
Federal
  Current                                       42      61      133
  Deferred                                      28      15       (4)
Foreign
  Current                                       11       8        7
  Deferred                                       1      (1)      (2)
State and local
  Current                                       16       5       17
  Deferred                                      (8)      4        2
--------------------------------------------------------------------
                                                90      92      153
--------------------------------------------------------------------
Total taxes charged to income                $ 127     125      188
====================================================================

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. Major components of deferred tax liabilities and assets were:

                                             Millions of Dollars
                                             --------------------
                                                 December 31
                                             --------------------
                                               1999        1998
                                             --------------------
DEFERRED TAX LIABILITIES
Depreciation and amortization                 $ 496         475
Other                                             4           2
-----------------------------------------------------------------
Total deferred tax liabilities                  500         477
-----------------------------------------------------------------
DEFERRED TAX ASSETS
Contingency accruals                             --           5
Benefit plan accruals                             7           6
Accrued environmental costs                       2           3
Other financial accruals and deferrals           12          31
Loss carryforwards                               67          41
-----------------------------------------------------------------
Total deferred tax assets                        88          86
-----------------------------------------------------------------
Net deferred tax liabilities                  $ 412         391
=================================================================

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

Deferred taxes have not been provided on temporary differences related to investments in certain foreign subsidiaries and corporate joint ventures that are essentially permanent in duration. At December 31, 1999 and 1998, these temporary differences were $144 million and $187 million, respectively. Determination of the amount of unrecognized deferred taxes on these temporary differences is not practicable due to foreign tax credits and exclusions. Any loss carryforwards that have not been utilized will begin expiring in 2011.

The amounts of U.S. income before income taxes, with a reconciliation of tax at the federal statutory rate with the provision for income taxes, were:

                                       Millions of Dollars     Percent of Pretax Income
                                    -------------------------  -------------------------
                                     Years Ended December 31    Years Ended December 31
                                    -------------------------  -------------------------
                                     1999     1998     1997     1999     1998     1997
                                    -------------------------  -------------------------
Income before income taxes
  United States                       $182     207      391       77%      87       91
  Foreign                               55      32       38       23       13        9
----------------------------------------------------------------------------------------
                                      $237     239      429      100%     100      100
========================================================================================
Federal statutory income tax          $ 83      84      150       35%      35       35
State income tax                         6       6       12        3        2        3
Foreign taxes in excess of federal
  statutory rate                         2       5       (7)       1        2       (2)
Other                                   (1)     (3)      (2)      (1)      (1)      --
----------------------------------------------------------------------------------------
                                      $ 90      92      153       38%      38       36
========================================================================================

Excise taxes accrued on the sale of chemical products were less than $1 million in 1999, 1998 and 1997. These taxes are excluded from reported revenues and expenses.

NOTE 13 -- CASH FLOW INFORMATION

                                                                Millions of Dollars
                                                              ------------------------
                                                              Years Ended December 31
                                                              ------------------------
                                                              1999      1998      1997
                                                              ------------------------
NON-CASH INVESTING AND FINANCING ACTIVITIES
Investment in joint venture in exchange for non-cash assets   $  8        1        --
Parent company contribution of non-cash assets                  37       --        --
--------------------------------------------------------------------------------------
CASH PAYMENTS
  Income taxes                                                $ 69       74       157
--------------------------------------------------------------------------------------

NOTE 14 -- OTHER FINANCIAL INFORMATION

                                                                Millions of Dollars
                                                              ------------------------
                                                              Years Ended December 31
                                                              ------------------------
                                                              1999      1998      1997
                                                              ------------------------
RESEARCH AND DEVELOPMENT EXPENDITURES --
  expensed                                                    $32        38        36
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

NOTE 15 -- SEGMENT DISCLOSURES AND RELATED INFORMATION
Chemicals has organized its reporting structure based on the grouping of similar products, resulting in three operating segments:

(1) Olefins/Polyolefins -- This segment manufactures and markets olefins and polyolefins products, including ethylene, propylene, polyethylene, polypropylene, and plastic pipe. This segment also fractionates natural gas liquids. Major production facilities are located at the Sweeny Complex and the Houston Chemical Complex, both in Texas. Chemicals also owns equity interests in an ethylene/propylene facility at the Sweeny Complex, a polypropylene facility at the Houston Chemical Complex, and polyethylene facilities in Singapore and China. Plastic pipe is manufactured at six regionally located U.S. plants. Natural gas liquids are fractionated at the Sweeny Complex.

(2) Specialty Chemicals and Plastics -- This segment manufactures and markets specialty chemicals and plastics, including K-Resin(R) styrene-butadiene copolymer, Ryton(R) polyphenylene sulfide, and methyl mercaptans. Major production facilities are located at the Borger Complex and the Houston Chemical Complex, both located in Texas. Compounding facilities are located in Belgium and Singapore.

(3) Aromatics -- This segment manufactures and markets aromatics, including paraxylene and cyclohexane. The major production facility is located in Puerto Rico.

Other includes all items not directly attributable to the operating segments. All interest revenue and expense is retained by the parent company. Chemicals evaluates performance and allocates resources based on net income. The segment accounting policies are the same as those in Note 1 -- Accounting Policies. Intersegment sales were not material.

ANALYSIS OF RESULTS BY OPERATING SEGMENT

                                                           Millions of Dollars
                                    -----------------------------------------------------------------
                                               Operating Segments
                                    ----------------------------------------
                                                    Specialty
                                    Olefins and     Chemicals
                                    Polyolefins    and Plastics    Aromatics    Other    Consolidated
                                    -----------------------------------------------------------------
1999
SALES AND OTHER OPERATING REVENUES
  External customers*                 $2,170           558            389         --        3,117
=====================================================================================================
OPERATING RESULTS                     $  231            99            (15)        --          315
  Depreciation and amortization          (66)          (26)           (11)        --         (103)
  Equity in earnings of affiliates        32            (1)            --         --           31
  Other items                             --            --             --         (6)          (6)
  Income taxes                           (75)          (27)            10          2          (90)
-----------------------------------------------------------------------------------------------------
          Net income (loss)           $  122            45            (16)        (4)         147
=====================================================================================================
ASSETS
  Identifiable assets                 $1,682           677            406         --        2,765
  Investments in and advances to
     affiliates                          449            --             --         --          449
-----------------------------------------------------------------------------------------------------
          Total assets                $2,131           677            406         --        3,214
=====================================================================================================
CAPITAL EXPENDITURES                  $   40            49             16         --          105
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

                                                           Millions of Dollars
                                    -----------------------------------------------------------------
                                               Operating Segments
                                    ----------------------------------------
                                                    Specialty
                                     Olefins/       Chemicals
                                    Polyolefins    and Plastics    Aromatics    Other    Consolidated
                                    -----------------------------------------------------------------
1998
SALES AND OTHER OPERATING REVENUES
  External customers*                 $1,888           556            356         --        2,800
=====================================================================================================
OPERATING RESULTS                     $  237           115            (24)        --          328
  Depreciation and amortization          (62)          (23)           (12)        --          (97)
  Equity in earnings of affiliates        15            --             --         --           15
  Other items                             --            --             --         (7)          (7)
  Income taxes                           (73)          (36)            14          3          (92)
-----------------------------------------------------------------------------------------------------
          Net income (loss)           $  117            56            (22)        (4)         147
=====================================================================================================
ASSETS
  Identifiable assets                 $1,490           717            369         --        2,576
  Investments in and advances to
     affiliates                          442             3             --         --          445
-----------------------------------------------------------------------------------------------------
          Total assets                $1,932           720            369         --        3,021
=====================================================================================================
CAPITAL EXPENDITURES                  $   92           130             15         --          237
-----------------------------------------------------------------------------------------------------
1997
SALES AND OTHER OPERATING REVENUES
  External customers*                 $2,397           594            438         --        3,429
=====================================================================================================
OPERATING RESULTS                     $  412           140            (67)        --          485
  Depreciation and amortization          (65)          (20)            (9)        --          (94)
  Equity in earnings of affiliates        65            --             --         --           65
  Other items                             --            --             --        (27)         (27)
  Income taxes                          (147)          (43)            27         10         (153)
-----------------------------------------------------------------------------------------------------
          Net income (loss)           $  265            77            (49)       (17)         276
=====================================================================================================
ASSETS
  Identifiable assets                 $1,563           575            394          6        2,538
  Investments in and advances to
     affiliates                          436             3             --         --          439
-----------------------------------------------------------------------------------------------------
          Total assets                $1,999           578            394          6        2,977
=====================================================================================================
CAPITAL EXPENDITURES                  $  122           119             24         --          265
-----------------------------------------------------------------------------------------------------

* Includes sales to parent company's non-chemicals businesses.

--------------------------------------------------------------------------------
NOTES TO COMBINED FINANCIAL STATEMENTS              PHILLIPS PETROLEUM COMPANY'S
                                                              CHEMICALS BUSINESS

GEOGRAPHIC INFORMATION

                                              Millions of Dollars
                                  -------------------------------------------
                                  United                          Worldwide
                                  States    Foreign Countries    Consolidated
                                  -------------------------------------------
1999
Outside Operating Revenues*       $2,738           379              3,117
-----------------------------------------------------------------------------
Long-Lived Assets**               $2,221           133              2,354
-----------------------------------------------------------------------------
1998
Outside Operating Revenues*       $2,413           387              2,800
-----------------------------------------------------------------------------
Long-Lived Assets**               $2,193           138              2,331
-----------------------------------------------------------------------------
1997
Outside Operating Revenues*       $2,973           456              3,429
-----------------------------------------------------------------------------
Long-Lived Assets**               $2,050           137              2,187
-----------------------------------------------------------------------------

* Revenues are attributable to countries based on the location of the operations generating the revenues.
** Includes property, plant and equipment and investments in equity affiliates.

NOTE 16 -- SUBSEQUENT EVENT

On March 27, 2000, an explosion and fire occurred at the K-Resin(R) styrene-butadiene copolymer plant at the Houston Chemical Complex in Texas, resulting in a shutdown of all K-Resin(R) production at the complex. Both internal and external investigations into the incident are ongoing, and the timing required to complete all investigations is currently unknown. This loss is subject to Chemicals' property, liability, and business interruption insurance coverage. Chemicals has notified its K-Resin(R) customers that it will continue the force majeure declared as a result of an unrelated incident in June 1999. At this time, it is unknown when the K-Resin(R) facility at the Houston Chemical Complex will resume production.

REPORT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS
PHILLIPS PETROLEUM COMPANY

We have audited the accompanying combined balance sheets of Phillips Petroleum Company's Chemicals Business as of December 31, 1999 and 1998, and the related combined statements of income, parent company investment and accumulated comprehensive income, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the company's Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Phillips Petroleum Company's Chemicals Business at December 31, 1999 and 1998, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                          /s/ ERNST & YOUNG LLP

                                          ERNST & YOUNG LLP

Tulsa, Oklahoma
June 15, 2000

                            CHEVRON CHEMICAL COMPANY
                                C CHEM BUSINESS

                              FINANCIAL STATEMENTS

                AS OF JUNE 30, 2000 AND FOR THE SIX MONTH PERIOD
                                   THEN ENDED

CHEVRON CHEMICAL COMPANY C CHEM BUSINESS
TABLE OF CONTENTS
JUNE 30, 2000
--------------------------------------------------------------------------------

                                                              Pages
Report of Independent Accountants                             F-62
Combined Balance Sheet                                        F-63
Combined Statement of Income                                  F-64
Combined Statement of Changes in Owner's Net Investment       F-65
Combined Statement of Cash Flows                              F-66
Notes to Combined Financial Statements                        F-67

REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS
OF CHEVRON CHEMICAL COMPANY

In our opinion, the accompanying combined balance sheet and the related combined statements of income, of changes in owner's net investment and of cash flows present fairly, in all material respects, the financial position of Chevron Chemical Company C Chem Business at June 30, 2000 and the results of its operations and its cash flows for the six month period then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Business' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
February 1, 2001

CHEVRON CHEMICAL COMPANY C CHEM BUSINESS
COMBINED BALANCE SHEET
JUNE 30, 2000
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

ASSETS
Current assets
  Cash                                                        $   31,944
  Accounts receivable, net of allowance for doubtful
     accounts of $1,124                                          513,594
  Inventories                                                    397,973
  Prepaid expenses and other current assets                        8,070
                                                              ----------

          Total current assets                                   951,581
Property, plant and equipment, net                             2,108,128
Equity investments                                               115,534
Other assets                                                      22,473
                                                              ----------

          Total assets                                        $3,197,716
                                                              ==========

LIABILITIES AND OWNER'S NET INVESTMENT
Current liabilities
  Accounts payable                                            $  314,178
  Accrued liabilities                                             16,271
  Deferred income and other taxes payable                         89,568
                                                              ----------

          Total current liabilities                              420,017
Deferred credits and other noncurrent obligations                 11,359
Noncurrent deferred income taxes                                 403,055
                                                              ----------

          Total liabilities                                      834,431
                                                              ----------
Owner's net investment                                         2,363,285
                                                              ----------

          Total liabilities and owner's net investment        $3,197,716
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

CHEVRON CHEMICAL COMPANY C CHEM BUSINESS
COMBINED STATEMENT OF INCOME
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2000
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

REVENUES AND OTHER INCOME
  Sales and other operating revenues (see Note 7)             $1,834,276
  Other income                                                     1,703
                                                              ----------

          Total revenues and other income                      1,835,979
                                                              ----------

COSTS AND OTHER DEDUCTIONS
  Purchased products (see Note 7)                              1,129,014
  Operating expenses                                             387,351
  Selling, general and administrative expenses                    97,050
  Depreciation and amortization                                   54,468
  Taxes other than income                                         18,398
                                                              ----------

          Total costs and other deductions                     1,686,281
                                                              ----------
Income before income tax expense                                 149,698
Income tax expense                                                54,177
                                                              ----------

          Net income                                          $   95,521
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

CHEVRON CHEMICAL COMPANY C CHEM BUSINESS
COMBINED STATEMENT OF CHANGES IN OWNER'S NET INVESTMENT
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2000
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

Balance at January 1, 2000                                    $2,334,015
Net income                                                        95,521
Net transfers to owner                                           (66,251)
                                                              ----------
Balance at June 30, 2000                                      $2,363,285
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

CHEVRON CHEMICAL COMPANY C CHEM BUSINESS
COMBINED STATEMENT OF CASH FLOWS
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2000
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                  $ 95,521
  Add (deduct) adjustments to net income
     Depreciation and amortization                              54,468
     Deferred income taxes                                      35,236
     Changes in working capital:
       Accounts receivable                                     (75,274)
       Inventories                                              (7,067)
       Prepaid expenses and other current assets                 1,383
       Accounts payable                                         84,744
       Accrued liabilities                                     (10,703)
       Deferred income and other taxes payable                 (11,806)
                                                              --------
          Net cash provided by operating activities            166,502
                                                              --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                         (80,859)
                                                              --------
          Net cash used in investing activities                (80,859)
                                                              --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net transfers to owner                                       (66,251)
                                                              --------
          Net cash used for financing activities               (66,251)
                                                              --------
Net change in cash                                              19,392
Cash, beginning of period                                       12,552
                                                              --------
Cash, end of period                                           $ 31,944
                                                              ========

   The accompanying notes are an integral part of these financial statements.

CHEVRON CHEMICAL COMPANY C CHEM BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

1.   OVERVIEW AND BASIS OF PRESENTATION

     On May 23, 2000, Chevron Corporation (Chevron) and Phillips Petroleum Company (Phillips) signed a Contribution Agreement to form a joint venture, Chevron Phillips Chemical Company LLC (the Venture), to combine certain chemical operations of Chevron and Phillips effective July 1, 2000.

     These financial statements include the assets, liabilities, operating results and cash flows of the businesses of Chevron (the Business) that were contributed to the joint venture. The results of operations include revenues and costs directly attributable to the Business, including costs for certain functions and services performed by centralized Chevron organizations and charged to the Business. Also included are allocations of certain Chevron corporate expenses in such areas as legal, accounting, employee benefits, real estate, insurance, information technology, treasury and other corporate and infrastructure costs. The expense allocations have been determined on bases that the Business consider to be a reasonable reflection of the utilization of services provided or the benefit received by the Business. Principle allocation methods include proportionate allocation on the basis of assets, usage, revenues and employees. However, the financial information included herein may not reflect the financial position, operating results, changes in owner's net investment and cash flows of the Business in the future or what would have resulted if the Business had operated as a separate, stand-alone entity during the periods presented.

     Throughout the period covered by these financial statements, Chevron provided cash management services to the Business through centralized treasury systems. As a result, all charges and cost allocations for facilities, functions and services performed by Chevron organizations for the Business are deemed to have been paid by the Business to Chevron, in cash, during the period in which the cost was recorded in the financial statements. Current income taxes receivable or payable are deemed remitted, in cash, by or to Chevron in the year in which the related income taxes were recorded.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          BASIS OF COMBINATION

        The financial statements include the accounts of the Business. Investments in and advances to affiliates in which the Business has a substantial ownership interest of approximately 20 to 50 percent are accounted for by the equity method.

          USE OF ESTIMATES

        The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

          REVENUE RECOGNITION

        Revenues associated with sales of chemicals products are recorded when title passes to the customer.

CHEVRON CHEMICAL COMPANY C CHEM BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

          INVENTORIES

        Product inventories are stated at the lower of cost, using a Last-In, First-Out (LIFO) method, or net realizable value. Materials and supplies generally are stated at average cost. Other merchandise is stated at cost, using a First-In, First-Out (FIFO) method.

          PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is determined over the assets' useful lives, generally using the declining-balance method. Generally, the estimated useful life of plant and equipment is 20 years, and of buildings is 45 years.

        Gains or losses for normal retirements or sales of property, plant and equipment are included in income and are immaterial.

        Expenditures for maintenance, repairs, turnaround costs and minor renewals to maintain facilities in operating condition are expensed as incurred. Major replacements and renewals are capitalized.

        The carrying values of long-lived assets and intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the carrying value of an asset is assessed by reference to an estimate of the asset's undiscounted future net cash flows. Measurement of any impairment would include a comparison of discounted estimated future net cash flows to the net carrying value of the related assets.

          PATENTS AND LICENSES

        Patents and licenses are amortized on a straight line basis over periods ranging from 2 to 20 years.

          ENVIRONMENTAL LIABILITIES

        Environmental expenditures that relate to current ongoing operations or to conditions caused by past operations are expensed. Expenditures that create future benefits or contribute to future revenue generation are capitalized.

        Liabilities related to future remediation costs are recorded when environmental assessments and/or cleanups are probable and the costs can be reasonably estimated. Other than for assessments, the timing and magnitude of these accruals are generally based on the Company's commitment to a formal plan of action, such as an approved remediation plan or the sale or disposal of an asset.

        The Company records the gross amount of its liability based on its best estimate of future costs using currently available technology and applying current regulations as well as the company's own internal environmental policies. Future amounts are not discounted. Recoveries or reimbursements are recorded as an asset when receipt is reasonably ensured.

CHEVRON CHEMICAL COMPANY C CHEM BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

          INCOME TAXES

        Historically, the Business' results have been included in the consolidated federal and state income tax returns of Chevron. The income tax provisions in these financial statements have been determined as if the Business were a stand-alone taxable entity filing its own tax returns. Accordingly, the calculation of the tax provisions and related balances necessarily require certain assumptions, allocations and estimates which management believes are reasonable to reflect the tax amounts of the Business as a stand-alone entity. Deferred taxes result from differences between the financial and tax bases of Business' assets and liabilities.

          FAIR VALUE OF FINANCIAL INSTRUMENTS

        The carrying amounts of the Company's financial instruments, which include cash, accounts receivable, accounts payable and other accrued liabilities approximate their fair values because of their short maturities.

          CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

        The company does not believe it is vulnerable to the risk of a near-term severe impact as a result of any concentration of its activities.

3.   INVENTORIES

     Inventories consist of the following:

Chemical products                      $345,235
Other merchandise                        26,586
Materials and supplies                   26,152
                                       --------
                                       $397,973
                                       ========

     Substantially all chemical product inventories are accounted for on the LIFO method. The current cost (based on average acquisition costs for the year) of such inventories at June 30, 2000 was $339,510.

     The Business reduced certain inventory quantities which were valued at lower LIFO costs prevailing in prior periods. The effect of this reduction was to increase net income by approximately $6,100 for the six month period ended June 30, 2000.

CHEVRON CHEMICAL COMPANY C CHEM BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

4.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists primarily of manufacturing assets as follows:

Land                                                                      $    13,488
Machinery and equipment                                                     2,866,211
Buildings                                                                      61,283
Assets under construction                                                     308,194
                                                                          -----------
                                                                            3,249,176
Accumulated depreciation                                                   (1,141,048)
                                                                          -----------
                                                                          $ 2,108,128
                                                                          ===========

5.   INCOME TAXES

     Income tax expense consists of the following:

U.S. federal
  Current                                                                 $15,278
  Deferred                                                                 35,236
State and local                                                             3,663
                                                                          -------
          Total taxes on income                                           $54,177
                                                                          =======

     The Company's effective income tax rate varied from the U.S. statutory federal income tax rate because of the following:

Statutory U.S. federal income tax rate                                    35.0%
Effect of Foreign Sales Corporation                                       (2.0)
Losses of equity investee                                                  0.6
State and local taxes on income, net of U.S.
  federal income tax benefit                                               2.4
Other                                                                      0.2
                                                                          ----
  Effective tax rate                                                      36.2%
                                                                          ====

     Through June 2000, before-tax income for U.S. operations was $146,873. For international operations, before tax-income was $2,825 through June 2000.

     At June 30, 2000, deferred taxes were classified in the consolidated balance sheet as follows:

Deferred income and other taxes payable                                   $ 74,154
Noncurrent deferred income taxes                                           403,055
                                                                          --------
          Total deferred income taxes                                     $477,209
                                                                          ========

CHEVRON CHEMICAL COMPANY C CHEM BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

     The reported deferred tax balances are composed of the following amounts:

     Property, plant and equipment                                   $403,055
     Inventory                                                         75,717
     Other                                                             (1,563)
                                                                     --------
               Total deferred tax liabilities                        $477,209
                                                                     ========

6.   EMPLOYEE BENEFIT PLANS

     Chevron has defined benefit pension plans that covered substantially all employees of the Business. Benefits under these plans are based primarily upon years of service and final earnings. Chevron also provides for certain health care and life insurance plans for active and qualifying retired employees. For purposes of these financial statements, the Business is considered to be participating in the multi-employer benefit plans of Chevron. Charges from Chevron associated with these benefits were $8,940 for the six months ended June 30, 2000.

     Eligible employees of the Business also participated in various defined benefit plans of Chevron, including the Profit Sharing/Savings Plan, the Employee Stock Ownership Plan, the Management Incentive Plan, Chevron Success Sharing and the Stock Option Plan. Charges from Chevron associated with these plans were $19,209 for the six months ended June 30, 2000.

     After formation, the Venture established its own employee benefit plans.

7.   RELATED PARTY TRANSACTIONS

     A summary of transactions with Chevron and affiliated companies is shown below:

     Purchases from equity investee of Chevron                       $181,026
     Purchases from affiliated companies                               76,678
     Sales to affiliated companies                                     80,263
     Corporate, general and administrative charges                     36,760
     Benefit plan costs                                                28,149
     Current income taxes                                              15,278

     Intercompany receivable, payable and other balances are non-interest bearing. Purchases and sales from/to Chevron were recorded at prices that management believes approximate prices an unrelated third party would pay.

     Accounts payable include payables to an equity investee of Chevron of approximately $39,000 at June 30, 2000.

8.   SEGMENT AND GEOGRAPHIC DATA AND OTHER DATA

     The Business' primary country of operation is the United States. The Business operates in one segment, the manufacture and marketing of commodity petrochemicals and plastics.

CHEVRON CHEMICAL COMPANY C CHEM BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

     Information about geographic areas is as follows:

REVENUES
  United States                                                 $1,815,595
  International                                                     18,681
                                                                ----------
                                                                $1,834,276
                                                                ==========
LONG-LIVED ASSETS                                               $2,048,926
  United States                                                    197,209
                                                                ----------
  Other*                                                        $2,246,135
                                                                ==========

     * Includes equity investment in a 50 percent owned joint venture, Saudi Chevron Petrochemical Company (SCPC), which began operations in late 1999.

     Summarized financial information of SCPC at June 30, 2000 is as follows:

Current assets                                                  $ 69,930
Non current assets                                               616,256
Current liabilities                                               75,483
Non current liabilities                                          452,820
Net loss for period                                               (4,784)

     Revenue for the six month period through June 30, 2000 was $92,887. The Business' 50% of the net loss for the six month period is included in operating expenses.

     Research and development costs expensed by the Business through the six months ended June 30, 2000 were $15,987.

9.   EMPLOYEE TERMINATION BENEFITS

     The Business recorded before-tax charges to income of $7,923 in 1999 for employee termination benefits as part of a Chevron corporatewide staff reduction program. The charge included severance and other termination benefits of $13,993 for 200 US-based employees. These charges were offset partly by $6,070 of restructuring-related net pension settlement/ curtailment gains for payments made to terminated employees. All amounts were paid as of June 30, 2000.

10. COMMITMENTS AND CONTINGENCIES

     In the ordinary course of business, the Business is subject to various laws and regulations. In the opinion of management, compliance with existing laws and regulations will not materially affect the financial position or results of operations of the Business. There are certain pending legal actions which have arisen in the ordinary course of business with respect to the assets and operations of the Business. Management believes that the ultimate disposition of these actions, either individually or in the aggregate, will not have a material, adverse effect on the financial position, cash flows or results of operations of the Business.

     The Business is also subject to various environmental laws and regulations and incurs costs for preventive and corrective actions at facilities and waste disposal sites, and those

CHEVRON CHEMICAL COMPANY C CHEM BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

     environmental costs of operations and remediation activities are accrued on a basis consistent with the accounting policy set forth in Note 2. The Business may be obligated to take remedial action as a result of the enactment of laws or the issuance of new regulations or to correct the effects on the environment of disposal practices or release of chemical substances. Expensed environmental costs and related accruals at June 30, 2000 were not significant.

     At June 30, 2000, Chevron USA, a subsidiary of Chevron, had a guarantee related to a bank term loan facility of SCPC in the amount of approximately $137,000. In September 2000 SCPC was advised by Gulf International Bank
     (GIB) that SCPC was in default on the facility due to certain covenant violations. The Business believes that it is remote that GIB would invoke the guarantee of the indebtedness by Chevron USA.

     Future minimum lease payments under noncancelable operating leases at June 30, 2000 are as follows:

     YEAR ENDING JUNE 30,
          2001                                                       $10,876
          2002                                                         9,917
          2003                                                         6,453
          2004                                                         3,076
          2005                                                         1,471
          Thereafter                                                  12,856
                                                                     -------
                                                                     $44,649
                                                                     =======

     Rental expense under operating leases was $10,190 through June 30, 2000.

                            CHEVRON CHEMICAL COMPANY
                                C CHEM BUSINESS

                              FINANCIAL STATEMENTS

                     AS OF DECEMBER 31, 1999 AND 1998, AND
                    FOR THE THREE YEARS IN THE PERIOD ENDED
                               DECEMBER 31, 1999

CHEVRON CHEMICAL COMPANY-C CHEM BUSINESS
TABLE OF CONTENTS
DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                              Pages
Report of Independent Accountants                             F-76
Combined Balance Sheet                                        F-77
Combined Statement of Income                                  F-78
Combined Statement of Changes in Owner's Net Investment       F-79
Combined Statement of Cash Flows                              F-80
Notes to Combined Financial Statements                        F-81

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Chevron Corporation

In our opinion, the accompanying combined balance sheets and the related combined statements of income, of changes in owner's net investment and of cash flows present fairly, in all material respects, the financial position of Chevron Chemical Company-C Chem Business at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Business' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
June 15, 2000

CHEVRON CHEMICAL COMPANY-C CHEM BUSINESS
COMBINED BALANCE SHEET
DECEMBER 31, 1999 AND 1998
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

                                                                 1999          1998
ASSETS
Current assets
  Cash                                                        $   12,552    $    9,710
  Accounts receivable, net of allowance for doubtful
     accounts of $1,227 and $1,025 at December 31, 1999 and
     1998, respectively                                          438,320       277,071
  Inventories                                                    390,906       343,123
  Prepaid expenses and other current assets                        9,453        10,532
                                                              ----------    ----------

          Total current assets                                   851,231       640,436
Property, plant and equipment, net                             2,081,024     1,904,813
Investments and advances                                         117,926       117,341
Other assets                                                      21,374        21,777
                                                              ----------    ----------

          Total assets                                        $3,071,555    $2,684,367
                                                              ==========    ==========

LIABILITIES AND OWNER'S NET INVESTMENT
Current liabilities
  Accounts payable                                            $  229,434    $  167,416
  Accrued liabilities                                             26,974        14,494
  Deferred income and other taxes payable                         66,220        37,184
                                                              ----------    ----------

          Total current liabilities                              322,628       219,094
Deferred credits and other noncurrent obligations                 11,939        23,042
Noncurrent deferred income taxes                                 402,973       360,237
                                                              ----------    ----------

          Total liabilities                                      737,540       602,373
                                                              ----------    ----------
Owner's net investment                                         2,334,015     2,081,994
                                                              ----------    ----------

          Total liabilities and owner's net investment        $3,071,555    $2,684,367
                                                              ==========    ==========

   The accompanying notes are an integral part of these financial statements.

CHEVRON CHEMICAL COMPANY-C CHEM BUSINESS
COMBINED STATEMENT OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

                                                        1999          1998          1997
REVENUES AND OTHER INCOME
Sales and other operating revenues (see Note 7)      $2,695,592    $2,288,574    $2,695,348
  Other income                                            4,792         5,163         1,749
                                                     ----------    ----------    ----------

          Total revenues and other income             2,700,384     2,293,737     2,697,097
                                                     ----------    ----------    ----------

COSTS AND OTHER DEDUCTIONS
  Purchased products (see Note 7)                     1,497,451     1,175,627     1,550,581
  Inventory writedown (recovery)                        (80,820)       80,820            --
  Operating expenses                                    680,986       691,470       627,506
  Selling, general and administrative expenses          173,754       186,863       168,188
  Depreciation and amortization                         110,453        95,112        79,877
  Taxes other than on income                             36,371        37,939        29,730
                                                     ----------    ----------    ----------

          Total costs and other deductions            2,418,195     2,267,831     2,455,882
                                                     ----------    ----------    ----------
Income before income tax expense                        282,189        25,906       241,215
Income tax expense                                      105,594         4,272        85,767
                                                     ----------    ----------    ----------

          Net income                                 $  176,595    $   21,634    $  155,448
                                                     ==========    ==========    ==========

   The accompanying notes are an integral part of these financial statements.

CHEVRON CHEMICAL COMPANY-C CHEM BUSINESS
COMBINED STATEMENT OF CHANGES IN OWNER'S NET INVESTMENT
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

Balance at January 1, 1997                                    $1,597,444
Net income                                                       155,448
Net transfers from owner                                         241,682
                                                              ----------

Balance at December 31, 1997                                   1,994,574
Net income                                                        21,634
Net transfers from owner                                          65,786
                                                              ----------

Balance at December 31, 1998                                   2,081,994
Net income                                                       176,595
Net transfers from owner                                          75,426
                                                              ----------

Balance at December 31, 1999                                  $2,334,015
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

CHEVRON CHEMICAL COMPANY-C CHEM BUSINESS
COMBINED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

                                       1999         1998         1997
CASH FLOWS FROM OPERATING
  ACTIVITIES
  Net income                         $ 176,595    $  21,634    $155,448
  Add (deduct) adjustments to net
     income
     Depreciation and amortization     110,453       95,112      79,877
     Inventory writedown (recovery)    (80,820)      80,820          --
     Deferred income taxes              74,736       35,536      34,300
     Other, net                         (5,961)         (43)       (309)
     Changes in working capital:
       Accounts receivable            (161,249)      67,500      53,026
       Inventories                      33,037        7,732     (54,564)
       Prepaid expenses and other
          current assets                 1,079          528      (1,390)
       Accounts payable                 62,018      (44,765)    (63,344)
       Accrued liabilities              12,480       (3,109)      7,902
       Deferred income and other
          taxes payable                 (2,964)         577       9,950
                                     ---------    ---------    --------

          Net cash provided by
            operating activities       219,404      261,522     220,896
                                     ---------    ---------    --------

CASH FLOWS FROM INVESTING
  ACTIVITIES
  Capital expenditures                (285,437)    (315,193)   (431,989)
  Investments and advances              (6,551)      (4,600)    (35,062)
                                     ---------    ---------    --------

          Net cash used in
            investing activities      (291,988)    (319,793)   (467,051)
                                     ---------    ---------    --------

CASH FLOWS FROM FINANCING
  ACTIVITIES
  Net transfers from owner              75,426       65,786     241,682
                                     ---------    ---------    --------

          Net cash provided by
            financing activities        75,426       65,786     241,682
                                     ---------    ---------    --------
Net change in cash                       2,842        7,515      (4,473)
Cash, beginning of period                9,710        2,195       6,668
                                     ---------    ---------    --------
Cash, end of period                  $  12,552    $   9,710    $  2,195
                                     =========    =========    ========

   The accompanying notes are an integral part of these financial statements.

CHEVRON CHEMICAL COMPANY-C CHEM BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

1.   OVERVIEW AND BASIS OF PRESENTATION
     On May 23, 2000, Chevron Corporation (Chevron) and Phillips Petroleum Company (Phillips) signed a Contribution Agreement to form a joint venture, Chevron Phillips Chemical Company LLC (the Venture), to combine certain chemical operations of Chevron and Phillips effective July 1, 2000.

     These financial statements include the assets, liabilities, operating results and cash flows of the businesses of Chevron (the Business) that will be contributed to the joint venture. The results of operations include revenues and costs directly attributable to the Business, including costs for certain functions and services performed by centralized Chevron organizations and charged to the Business. Also included are allocations of certain Chevron corporate expenses in such areas as legal, accounting, employee benefits, real estate, insurance, information technology, treasury and other corporate and infrastructure costs. The expense allocations have been determined on bases that the Business considers to be a reasonable reflection of the utilization of services provided or the benefit received by the Business. Principal allocation methods include proportionate allocation on the basis of identifiable assets, usage, revenues and employees. However, the financial information included herein may not reflect the financial position, operating results, changes in owner's net investment and cash flows of the Business in the future or what would have resulted if the Business had operated as a separate, stand-alone entity during the periods presented.

     Throughout the period covered by these financial statements, Chevron provided cash management services to the Business through centralized treasury systems. As a result, all charges and cost allocations for facilities, functions and services performed by Chevron organizations for the Business are deemed to have been paid by the Business to Chevron, in cash, during the period in which the cost was recorded in the financial statements. Current income taxes receivable or payable are deemed remitted, in cash, by or to Chevron in the year in which the related income taxes were recorded. Owner's net investment represents the balance resulting from transactions between the Business and Chevron.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          BASIS OF COMBINATION

        The financial statements include the accounts of the Business. Investments in and advances to affiliates in which the Business has a substantial ownership interest of approximately 20 to 50 percent are accounted for by the equity method.

          USE OF ESTIMATES

        The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

          REVENUE RECOGNITION

        Revenues associated with sales of chemicals products are recorded when title passes to the customer, net of discounts and allowances as applicable.

CHEVRON CHEMICAL COMPANY-C CHEM BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

          INVENTORIES

        Product inventories are stated at the lower of cost, using a Last-In, First-Out (LIFO) method, or net realizable value. Materials and supplies generally are stated at average cost. Other merchandise is stated at cost, using a First-In, First-Out (FIFO) method.

          PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is determined over the assets' useful lives, generally using the declining-balance method. Generally, the estimated useful life of plant and equipment is 20 years, and of buildings is 45 years.

        Gains or losses for normal retirements or sales of property, plant and equipment are included in income and are immaterial.

        Expenditures for maintenance, repairs, turnaround costs and minor renewals to maintain facilities in operating condition are expensed as incurred. Major replacements and renewals are capitalized.

        Long-lived assets are assessed for possible impairment by comparing their carrying values to the undiscounted future net before-tax cash flows. Impaired assets are written down to their estimated fair values, generally their discounted cash flows. Impairment amounts are recorded as incremental depreciation expense in the period in which the event occurs.

          PATENTS AND LICENSES

        Patents and licenses are amortized on a straight line basis over periods ranging from 2 to 20 years.

          ENVIRONMENTAL LIABILITIES

        Environmental expenditures that relate to current ongoing operations or to conditions caused by past operations are expensed. Expenditures that create future benefits or contribute to future revenue generation are capitalized.

        Liabilities related to future remediation costs are recorded when environmental assessments and/or cleanups are probable and the costs can be reasonably estimated. Other than for assessments, the timing and magnitude of these accruals are generally based on the Business' commitment to a formal plan of action, such as an approved remediation plan or the sale or disposal of an asset.

        The Business records the gross amount of its liability based on its best estimate of future costs using currently available technology and applying current regulations as well as the Business' own internal environmental policies. Future amounts are not discounted. Recoveries or reimbursements are recorded as an asset when receipt is reasonably ensured.

CHEVRON CHEMICAL COMPANY-C CHEM BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

          INCOME TAXES

        Historically, the Business' results have been included in the consolidated federal and state income tax returns of Chevron. The income tax provisions in these financial statements have been determined as if the Business were a stand-alone taxable entity filing its own tax returns. Accordingly, the calculation of the tax provisions and related balances necessarily require certain assumptions, allocations and estimates which management believes are reasonable to reflect the tax amounts of the Business as a stand-alone entity. Deferred taxes result from differences between the financial and tax bases of the Business' assets and liabilities.

          FAIR VALUE OF FINANCIAL INSTRUMENTS

        The carrying amounts of the Business' financial instruments, which include cash, accounts receivable, accounts payable and other accrued liabilities approximate their fair values because of their short maturities.

          CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

        The Business does not believe it is vulnerable to the risk of a near-term severe impact as a result of any concentration of its activities.

3.   INVENTORIES

     Inventories consist of the following:

                                                                    1999        1998
    Chemical products                                             $346,165    $303,737
    Other merchandise                                               18,807      16,589
    Materials and supplies                                          25,934      22,797
                                                                  --------    --------
                                                                  $390,906    $343,123
                                                                  ========    ========

     Substantially all chemical product inventories are accounted for on the LIFO method. The current cost (based on average acquisition costs for the year) of such inventories at December 31, 1999 was $283,030. Inventories at December 31, 1998 were written down to estimated net realizable value, resulting in a before tax charge of $80,820. As a result of improved prices and the sale of the related products, this reserve was reversed in 1999.

     During 1999 and 1998, the Business reduced certain inventory quantities which were valued at higher LIFO costs prevailing in prior years. The effect of these reductions was to decrease net income by approximately $3,177 and $4,573 in 1999 and 1998, respectively.

CHEVRON CHEMICAL COMPANY-C CHEM BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

4.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists primarily of manufacturing assets as follows:

                                                                 1999           1998
    Land                                                      $    13,487    $   13,148
    Machinery and equipment                                     2,813,906     2,606,710
    Buildings                                                      62,679        62,279
    Assets under construction                                     280,952       213,084
                                                              -----------    ----------
                                                                3,171,024     2,895,221
    Accumulated depreciation                                   (1,090,000)     (990,408)
                                                              -----------    ----------
                                                              $ 2,081,024    $1,904,813
                                                              ===========    ==========

5.   INCOME TAXES

     Income tax expense consists of the following:

                                                            YEAR ENDED DECEMBER 31,
                                                        -------------------------------
                                                          1999        1998       1997
    U.S. Federal
      Current                                           $ 20,327    $(32,014)   $41,467
      Deferred                                            74,736      35,536     34,300
    State and local                                       10,531         750     10,000
                                                        --------    --------    -------
              Total taxes on income                     $105,594    $  4,272    $85,767
                                                        ========    ========    =======

     The Business' effective income tax rate varied from the U.S. statutory federal income tax rate because of the following:

                                                                  YEAR ENDED DECEMBER 31,
                                                                  ------------------------
                                                                  1999      1998     1997
    Statutory U.S. federal income tax rate                        35.0%     35.0%    35.0%
    Effect of Foreign Sales Corporation                           (2.2)    (23.2)    (1.5)
    Losses of foreign equity investee                              1.1       6.2      0.0
    State and local taxes on income, net of U.S. federal income
      tax benefit                                                  2.4       1.9      2.7
    Other                                                          1.1      (3.4)    (0.6)
                                                                  ----     -----     ----
    Effective tax rate                                            37.4%     16.5%    35.6%
                                                                  ====     =====     ====

     In 1999, before-tax income, for U.S. operations was $264,580, compared with $19,290 in 1998 and $225,394 in 1997. For international operations, before tax-income was $17,609, $6,616 and $15,821 in 1999, 1998 and 1997,
     respectively.

CHEVRON CHEMICAL COMPANY-C CHEM BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

     At December 31, 1999 and 1998, deferred taxes were classified in the consolidated balance sheet as follows:

                                                                     1999        1998
     Deferred income and other taxes payable                       $ 39,000    $  7,000
     Noncurrent deferred income taxes                               402,973     360,237
                                                                   --------    --------
               Total deferred income taxes                         $441,973    $367,237
                                                                   ========    ========

     Deferred tax balances relate to the following:

                                                                     1999        1998
     Property, plant and equipment                                 $371,142    $327,155
     Inventory                                                       59,248      28,048
     Other                                                           11,583      12,034
                                                                   --------    --------
               Total deferred tax liabilities                      $441,973    $367,237
                                                                   ========    ========

6.   EMPLOYEE BENEFIT PLANS

     Chevron has defined benefit pension plans covering substantially all employees of the Business. Benefits under these plans are based primarily upon years of service and final earnings. Chevron also provides for certain health care and life insurance plans for active and qualifying retired employees. For purposes of these financial statements, the Business is considered to be participating in the multi-employer benefit plans of Chevron. Charges from Chevron associated with these benefits were $20,403 in 1999, $19,488 in 1998 and $20,713 in 1997.

     Eligible employees of the Business also participate in various defined benefit plans of Chevron, including the Profit Sharing/Savings Plan, the Employee Stock Ownership Plan, Management Incentive Plans, Chevron Success Sharing and the Stock Option Program. Charges from Chevron associated with these plans were $20,905 in 1999, $30,446 in 1998 and $45,398 in 1997.

     Upon formation, the Venture will establish its own employee benefit plans.

7.   RELATED PARTY TRANSACTIONS

     A summary of transactions with Chevron and affiliated companies is shown below:

                                                           YEAR ENDED DECEMBER 31,
                                                       --------------------------------
                                                         1999        1998        1997
     Purchases from equity investee of Chevron         $507,902    $336,588    $377,798
     Purchases from affiliated companies                 82,984      42,380      86,989
     Sales to affiliated companies                      150,834     109,222      99,906
     Corporate, general and administrative charges       62,838      76,945      65,993
     Benefit plan costs                                  41,308      49,934      66,111
     Current income taxes                                30,858     (31,264)     51,467

CHEVRON CHEMICAL COMPANY-C CHEM BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

     Related party transactions are non-interest bearing. Purchases and sales from/to Chevron were recorded at prices that management believes approximate prices an unrelated third party would pay.

     Accounts payable include payables to an equity investee of Chevron of approximately $36,000 and $31,000 at December 31, 1999 and 1998, respectively.

8.   SEGMENT AND GEOGRAPHIC DATA AND OTHER DATA

     The Business' primary country of operation is the United States. The Business operates in one segment, the manufacture and marketing of commodity petrochemicals and plastics.

     Information about geographic areas is as follows:

                                                     FOR THE YEAR ENDED DECEMBER 31,
                                                  --------------------------------------
                                                     1999          1998          1997
     REVENUES
       United States                              $2,663,057    $2,275,819    $2,671,858
       International                                  32,535        12,755        23,490
                                                  ----------    ----------    ----------
                                                  $2,695,592    $2,288,574    $2,695,348
                                                  ==========    ==========    ==========
     LONG-LIVED ASSETS
       United States                              $2,032,908    $1,895,989    $1,692,396
       International*                                187,416       144,692       127,927
                                                  ----------    ----------    ----------
                                                  $2,220,324    $2,040,681    $1,820,323
                                                  ==========    ==========    ==========

     * Includes equity investment in a 50 percent owned joint venture in Saudi Arabia. The venture began operations in late 1999. Summarized financial information is as follows:

                                                         1999        1998        1997
     Current assets                                    $ 22,814    $  4,819    $ 37,918
     Non current assets                                 586,308     484,502     224,669
     Current liabilities                                 57,841      29,022      35,027
     Non current liabilities                            417,184     306,869      64,894
     Net loss for the year                              (19,332)     (9,238)         --

     Revenues were not material in any period. The Business' 50% share of the net loss is included in operating expenses in 1999 and 1998.

     Research and development costs expensed in 1999, 1998 and 1997 were $29,215, $30,971 and $26,549, respectively.

9.   EMPLOYEE TERMINATION BENEFITS

     The Business recorded before-tax charges to income of $7,923 in 1999 for employee termination benefits as part of a Chevron corporatewide staff reduction program. The charge includes severance and other termination benefits of $13,993 for 200 US-based employees, partially offset by $6,070 of restructuring-related net pension settlement/curtailment gains for payments made to terminated employees.

CHEVRON CHEMICAL COMPANY-C CHEM BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
(IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

     During 1999, cash payments of $10,647 were made to 160 employees who left the Business. It is anticipated that all identified employees will have left by June 30, 2000.

10. COMMITMENTS AND CONTINGENCIES

     In the ordinary course of business, the Business is subject to various laws and regulations. In the opinion of management, compliance with existing laws and regulations will not materially affect the financial position or results of operations of the Business. There are certain pending legal actions which have arisen in the ordinary course of business with respect to the assets and operations of the Business. Management believes that the ultimate disposition of these actions, either individually or in the aggregate, will not have a material, adverse effect on the financial position, cash flows or results of operations of the Business.

     The Business is also subject to various environmental laws and regulations and incurs costs for preventive and corrective actions at facilities and waste disposal sites, and those environmental costs of operations and remediation activities are accrued on a basis consistent with the accounting policy set forth in Note 2. The Business may be obligated to take remedial action as a result of the enactment of laws or the issuance of new regulations or to correct the effects on the environment of disposal practices or release of chemical substances. Expensed environmental costs and related accruals were not significant for the periods presented.

     At December 31, 1999, the Business had a contingent liability of approximately $137,000 relating to a guarantee of bank term loan facilities of an equity investee.

     Future minimum lease payments under noncancelable operating leases at December 31, 1999, relating mainly to railcars, are as follows:

YEAR ENDING DECEMBER 31,
     2000                                                       $10,180
     2001                                                         8,857
     2002                                                         7,703
     2003                                                         2,038
     2004                                                         1,602
     Thereafter                                                   7,644
                                                                -------
                                                                $38,024
                                                                =======

     Rental expense under operating leases was $17,675 in 1999, $17,835 in 1998 and $16,265 in 1997.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $500,000,000

                     CHEVRON PHILLIPS CHEMICAL COMPANY LLC
                      CHEVRON PHILLIPS CHEMICAL COMPANY LP

                       OFFER TO EXCHANGE ALL OUTSTANDING
                               7% NOTES DUE 2011
                                      FOR
                               7% NOTES DUE 2011
                        WHICH HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933


     UNTIL AUGUST 8, 2001 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENT OR SUBSCRIPTION.


                            ------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE NOTES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Chevron Phillips Chemical Company LLC (the "LLC") is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act states that, subject to any indemnification provisions in its limited liability company agreement, a limited liability company has the power to indemnify any manager or member in connection with any type of claim.

     Section 13.1 of the LLC's limited liability company agreement (the "LLC Agreement") provides that, in connection with claims brought by anyone other than the LLC, the LLC shall indemnify anyone against whom such claims are brought, by reason of the fact that he is or was a director, member or officer of the LLC (or is or was serving at the request of the LLC as a manager, member, director, officer, employee or agent of another entity) against all expenses reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the LLC, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     If proceedings are brought by or in the right of the LLC to procure a judgment in favor of the LLC, Section 13.2 of the LLC Agreement provides that the LLC must indemnify anyone against whom such proceedings are brought by reason of the fact that he is or was an officer or director of the LLC (or is or was serving at the request of the LLC as a manager, member, director, officer, employee or agent of another entity). The LLC must indemnify that person against expenses reasonably incurred by him in connection with the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the LLC. However, indemnification for suits brought by or in the right of the LLC may not be made if the indemnified person is found liable to the LLC. Any person seeking indemnification may have rights in addition to the rights provided for in the LLC Agreement; however, no indemnification may be made if such person is found to have engaged in intentional misconduct, fraud or a knowing violation of the law.

     Section 13.5 of the LLC Agreement provides that the LLC may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a member, director or officer of the LLC (or is or was serving at the request of the LLC as a manager, member, director, officer, employee or agent of another entity) whether or not the LLC has the authority to indemnify him. The LLC may enter into any financial arrangement, such as creating a trust fund, establishing a program of self-insurance or granting a security interest on any of its assets provided that none of these financial arrangements are used to protect someone who has been found to be liable for intentional misconduct, fraud or a knowing violation of the law.

     Chevron Phillips Chemical Company LP (the "LP") is a Delaware limited partnership. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act states that, subject to any standards and restrictions set forth in its limited partnership agreement, a limited partnership has the power to indemnify and hold harmless anyone from and against any and all claims.

     Section 17(b) of the Agreement of Limited Partnership of the LP (the "LP Agreement") provides that, except as may be limited by law, the LP must indemnify and hold harmless each general partner and the officers and directors of any non-individual partner against any and all liabilities that they may at any time become subject to by reason of the formation, operation or termination of the LP, by acting as a partner under the LP Agreement, or by acting with proper authorization in connection with the conduct of the affairs of the LP. However, no person is entitled to indemnification if his actions involved actual fraud or willful misconduct or if he derived improper personal benefit in connection with his actions. To the extent that any person is indemnified by the LP, he has a claim against the property and assets of the LP and may request that the LP advance his expenses if he provides the LP with a written undertaking to reimburse the LP for all advanced amounts if it is ultimately determined that he is not entitled to indemnification.

     Section 17(d) of the LP Agreement provides that the LP may maintain insurance, at its expense, to protect itself and any partner, employee or agent of the LP or another entity against any expense, liability or loss, whether or not the LP would have the power to indemnify that person under Delaware partnership law.

     The LLC maintains a liability insurance policy providing coverage for directors and officers of the LLC and all of its subsidiaries including the LP.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS


 *1.1  Purchase Agreement, dated March 14, 2001 among Chevron
       Phillips Chemical Company LLC and Chevron Phillips Chemical
       Company LP and Goldman, Sachs & Co., Morgan Stanley & Co.
       Incorporated, ABN AMRO Incorporated, Banc of America
       Securities LLC, Chase Securities Inc., Lehman Brothers Inc.,
       Merrill Lynch, Pierce, Fenner & Smith Incorporated and The
       Royal Bank of Scotland plc.
 *3.1  Certificate of Formation of Chevron Phillips Chemical
       Company LLC, dated May 23, 2000.
 *3.2  Certificate of Limited Partnership of Chevron Phillips
       Chemical Company LP, dated April 26, 2000.
 *3.3  Certificate of Amendment to Certificate of Limited
       Partnership of Chevron Phillips Chemical Company LP, dated
       May 23, 2000.
 *3.4  Amended and Restated Limited Liability Company Agreement of
       Chevron Phillips Chemical Company LLC, dated July 1, 2000, by and between Chevron Corporation, Phillips Petroleum
       Company, Chevron U.S.A. Inc., Chevron Pipe Line Company,
       Chevron Overseas Petroleum Inc., Drilling Specialties Co.,
       WesTTex 66 Pipeline Co. and Phillips Petroleum International
       Corporation.
 *3.5  Agreement of Limited Partnership of Chevron Phillips
       Chemical Company LP, dated April 26, 2000.
 *4.1  Indenture, dated as of March 19, 2001 between Chevron
       Phillips Chemical Company LLC and Chevron Phillips Chemical
       Company LP, as Issuers, and The Bank of New York as Trustee.
 *4.2 Registration Rights Agreement, dated as of March 14, 2001 among Chevron Phillips Chemical Company LLC and Chevron
       Phillips Chemical Company LP and Goldman, Sachs & Co.,
       Morgan Stanley & Co. Incorporated, ABN AMRO Incorporated,
       Banc of America Securities LLC, Chase Securities Inc.,
       Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith
       Incorporated and The Royal Bank of Scotland plc.
 *4.3  Amended and Restated Three-Year Credit Agreement among
       Chevron Phillips Chemical Company LLC and Chevron Phillips
       Chemical Company LP, as Borrowers, and Bank of America,
       N.A., The Chase Manhattan Bank, ABN AMRO Bank, N.V.,
       National Westminster Bank Plc., and certain financial institutions party thereto, dated as of July 3, 2000.

     *4.4 Amended and Restated 364-Day Credit Agreement among Chevron Phillips Chemical Company LLC and Chevron Phillips Chemical Company LP, as Borrowers, and Bank of America, N.A., The Chase Manhattan Bank, ABN AMRO Bank, N.V., and National Westminster Bank Plc, dated as of July 3, 2000.

     *5.1  Opinion of Simpson Thacher & Bartlett.

     10.1 Contribution Agreement by and among Phillips Petroleum Company, Chevron Corporation and Chevron Phillips Chemical Company LLC, dated May 23, 2000.

    *10.2 Chevron Phillips Chemical Company LP Executive Deferred Compensation Plan, effective January 1, 2001.

    *10.3 Chevron Phillips Chemical Company LP Supplemental Executive Retirement Plan.

    *12.1  Computation of Ratio of Earnings to Fixed Charges.

    *16.1 Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated April 16, 2001.

    *21.1  Subsidiaries of the Registrant.

    *23.1  Consent of Simpson Thacher & Bartlett.

     23.2  Consent of PricewaterhouseCoopers LLP and Ernst & Young LLP.

     23.3  Consent of Ernst & Young LLP.

     23.4  Consent of PricewaterhouseCoopers LLP.

    *24.1  Powers of Attorney.

    *25.1  Statement of Eligibility under the Trust Indenture Act of 1939.

    *99.1  Form of Letter of Transmittal.

    *99.2  Form of Notice of Guaranteed Delivery.

    *99.3  Form of Letter to Clients.

    *99.4 Form of Letter to Registered Holders and the Depository Trust Company Participants.

    *99.5 Form of Instruction to Registered Holder and/or DTC Participant from Owner.


---------------


*Previously filed.


     (b) SCHEDULES

     All schedules are omitted because they are not applicable or the required information is shown in the consolidated financial statements or in the notes thereto.

ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     1. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     2. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     3. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to

Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement at the time it was declared effective.

     4. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
        Section 305(b)(2) of the Act.

     6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Chevron Phillips Chemical Company LLC and Chevron Phillips Chemical Company LP certify that they have reasonable grounds to believe that they meet all the requirements for filing on Form S-4 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 10, 2001.


                                          CHEVRON PHILLIPS CHEMICAL COMPANY LLC
                                          By: /s/ C.K. POTTER
                                            ------------------------------------
                                              C.K. Potter
                                              Senior Vice President
                                              Chief Financial Officer

                                          CHEVRON PHILLIPS CHEMICAL COMPANY LP
                                          By: /s/ C.K. POTTER
                                            ------------------------------------
                                              C.K. Potter
                                              Senior Vice President
                                              Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                         *                             President and Chief Executive     May 10, 2001
---------------------------------------------------    Officer of Chevron Phillips
                   J.L. Gallogly                       Chemical Company LLC and
                                                       Chevron Phillips Chemical
                                                       Company LP

                         *                             Senior Vice President and         May 10, 2001
---------------------------------------------------    Chief Financial Officer of
                    C.K. Potter                        Chevron Phillips Chemical
                                                       Company LLC and Chevron
                                                       Phillips Chemical Company LP

                         *                             Vice President and Controller     May 10, 2001
---------------------------------------------------    of Chevron Phillips Chemical
                   G.G. Maxwell                        Company LLC and Chevron
                                                       Phillips Chemical Company LP

                         *                             Director of Chevron Phillips      May 10, 2001
---------------------------------------------------    Chemical Company LLC, sole
                   D.W. Callahan                       member of Chevron Phillips
                                                       Chemical Holding II LLC,
                                                       general partner of Chevron
                                                       Phillips Chemical Company LP

                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                         *                             Director of Chevron Phillips      May 10, 2001
---------------------------------------------------    Chemical Company LLC, sole
                   M.R. Klitten                        member of Chevron Phillips
                                                       Chemical Holding II LLC,
                                                       general partner of Chevron
                                                       Phillips Chemical Company LP

                         *                             Director of Chevron Phillips      May 10, 2001
---------------------------------------------------    Chemical Company LLC, sole
                   M.J. Panatier                       member of Chevron Phillips
                                                       Chemical Holding II LLC,
                                                       general partner of Chevron
                                                       Phillips Chemical Company LP

                         *                             Director of Chevron Phillips      May 10, 2001
---------------------------------------------------    Chemical Company LLC, sole
                     J.E. Lowe                         member of Chevron Phillips
                                                       Chemical Holding II LLC,
                                                       general partner of Chevron
                                                       Phillips Chemical Company LP


---------------


*The undersigned, signing his name hereto, does sign and execute this registration statement pursuant to the powers of attorney executed by the above-named persons.



                                          /s/ C.K. POTTER

                                          --------------------------------------

                                          C.K. Potter


                                          Attorney-in-fact